Exhibit 10.1

EXECUTION VERSION

U.S. $120,000,000

TERM LOAN CREDIT AGREEMENT

Dated as of May 18, 2015

Among

TAMAR ROYALTIES LLC

as Borrower

THE LENDERS PARTY HERETO

as Lenders

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Facility Agent

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Collateral Agent

DEUTSCHE BANK AG, LONDON BRANCH
as Sole Lead Arranger

Exhibits

Exhibit A	Form of Note
Exhibit B	Form of Notice of Borrowing
Exhibit C	Forms of Tax Certificates
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Assumption
Exhibit F	Form of Seller Solvency Certificate
Exhibit G-1	Form of Distribution Certificate
Exhibit G-2	Form of Supplemental Distribution Certificate
Exhibit H	Form of Intercompany Loan Agreement

TERM LOAN CREDIT AGREEMENT

THIS TERM LOAN CREDIT AGREEMENT (this “Agreement”) dated as of May 18, 2015 among TAMAR ROYALTIES LLC, a Delaware limited liability company (the “Borrower”), the banks, financial institutions and other institutional lenders (the “Initial Lenders”) listed on the signature pages hereof and the other Lenders (as hereinafter defined) party hereto from time to time, DEUTSCHE BANK TRUST COMPANY AMERICAS, as facility agent for the Lenders (in such capacity, the “Facility Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”) and DEUTSCHE BANK AG, LONDON BRANCH, as sole lead arranger (the “Arranger”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, subject to the terms of this Agreement, the Initial Lenders have agreed to extend term loans to the Borrower in an aggregate principal amount not to exceed $120,000,000, the proceeds of which will be used to (a) pay the Required Reserve Amount to the Reserve Account, (b) pay fees and costs relating to the transactions contemplated by this Agreement and the Intercompany Loan, and (c) make the Intercompany Loan to the Seller;

WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of Secured Parties, a perfected Lien on the Collateral that is prior and superior to the right of any other Person;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Accountants” has the meaning specified in Section 5.01(a)(i).

“Account Bank” means Deutsche Bank Trust Company Americas.

“Account Control Agreement” means the Securities Account Control Agreement, dated on or prior to the Notice Date for the Initial Series, among the Borrower, the Collateral Agent and the Account Bank.

“Additional Lender” means any party that becomes a Lender with respect to the Additional Series upon the effectiveness of an Additional Series Joinder Agreement in accordance with Section 2.03.

“Additional Series” shall have the meaning given to such term in Section 2.03(a) of this Agreement.

“Additional Series Availability Period” shall have the meaning given to such term in Section 2.03(a) of this Agreement.

“Additional Series Joinder Agreement” shall have the meaning given to it in Section 2.03(b)(xii) of this Agreement.

“Adjusted Libor Rate” means, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Libor Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Account” means the following account maintained by the Facility Agent at its office in New York City opened at the direction, and for the benefit, of the Lenders:

Bank Name:	Deutsche Bank Trust Company Americas
SWIFT:	BKTRUS33
ABA/Routing No.:	021001033
Account Name:	NYLTD Funds Control NY
Account No.:	01419647
Reference:	Tamar Royalties Facility
FFC. PORT	S92321.1

“Affected Interest Period” shall have the meaning given to it in Section 2.10(a) of this Agreement.

“Affected Party” means (a) any Lender, (b) Deutsche Bank Trust Company Americas, in its individual capacity or in its capacity as the Facility Agent, the Collateral Agent or the Account Bank, (c) with respect to each of the foregoing, the parent company or holding company that controls such Person and (d) any of the foregoing or any combination thereof (as the context requires).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Amortization Schedule” means (a) for the Initial Series, the amortization schedule attached hereto as Schedule 1 and (b) for the Additional Series, the amortization schedule attached to the Additional Series Joinder Agreement, in each case as amended from time to time to reflect any optional and/or mandatory prepayments (including as a result of an Early Amortization Event) made in respect of such Series in accordance with the terms of this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Affiliates concerning or relating to bribery or corruption.

“Applicable Law” means, as to any Person: (a) the certificate of incorporation, charter, by-laws, memorandum of association, articles of association or other organizational or governing documents of such Person and (b) any statute, law, executive order, decree, treaty, rule, regulation, decision, directive or determination of a Governmental Authority, including the laws of the United States of America and the Laws of the State of Israel, in each case applicable to and legally binding upon such Person and/or any of its property or to which such Person and/or any of its property is legally subject.

“Applicable Margin” means: (a) for the Initial Series 2.75% per annum and (b) for the Additional Series, the applicable margin set forth in the Additional Series Joinder Agreement.

“Application for Borrower Registration” means the application dated June 25, 2014, from the Seller, as transferor, and the Borrower, as transferee, to the Petroleum Commissioner, Ministry of National Infrastructures, Energy and Water Resources, for the approval of the transfer of the Royalties from the Seller to the Borrower and the registration of the Borrower’s rights to the Royalties in the Petroleum Register.

“Application for Collateral Agent Registration” means the application dated June 25, 2014, from the Borrower, as pledgor, and the Collateral Agent, as pledgee, to the Petroleum Commissioner, Ministry of National Infrastructures, Energy and Water Resources, for the approval of the grant of a first-priority Lien on the Royalties by the Borrower in favor of the Collateral Agent, for the benefit of the Secured Parties, and the registration of the Collateral Agent’s first-priority Lien on the Royalties in the Petroleum Register.

“Application for Seller Registration” means the application for transfer and request for registration dated October 20, 2013, from the Project Company, as transferor, and the Seller, as transferee, to the Petroleum Commissioner, Ministry of National Infrastructures, Energy and Water Resources, in the form attached hereto as Schedule 4.

“Arranger” has the meaning specified in the Preamble.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Facility Agent, in substantially the form of Exhibit E hereto.

"Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board, chief executive officer, president, chief financial officer, general counsel, treasurer or controller or other similar officer of such Person who is duly authorized to act for such Person; provided that, with respect to the Borrower “Authorized Officer” means any individual holding the position of chairman of the board, chief executive officer, president, chief financial officer, general counsel, treasurer or controller or other similar officer of the Manager who is duly authorized to act on behalf of the Borrower.

“Availability Period” means (a) with respect to the Initial Series, the period commencing on the Signing Date and ending on the twentieth (20th) Borrower Business Day thereafter and (b) with respect to the Additional Series, the Additional Series Availability Period.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.”

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning specified in the Preamble.

“Borrower Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York, Los Angeles, California or Tel Aviv, Israel are authorized or required by law to remain closed.

“Borrower Registration” means the registration of the Borrower’s rights to the Royalties in the Petroleum Register.

“Borrower’s Operating Agreement” means the Amended and Restated Limited Liability Company Agreement dated as of May 18, 2015, among the Independent Manager, the Manager, and the Seller.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or Los Angeles, California are authorized or required by law to remain closed, and, if the term “Business Day” is used in connection with the Libor Rate, any such day on which dealings are conducted between banks in the London interbank market.

“Calculation Date” means each Payment Date occurring on or after the date that is three (3) calendar months following the Initial Funding Date; provided that for purposes of the Historic DSCR to be calculated by reference to a twelve (12) month Calculation Period, the “Calculation Date” means each Payment Date occurring on or after the date that is twelve (12) calendar months following the Initial Funding Date.

“Calculation Period” means, with respect to each Calculation Date:

(a)           in the case of the Historic DSCR: (i) the twelve (12) month period preceding, and ending on (but excluding), such Calculation Date, (ii) the six (6) month period preceding and ending on (but excluding), such Calculation Date, and the three (3) month period preceding and ending on (but excluding), such Calculation Date;

(b)           in the case of the Forecast DSCR, each twelve (12) month period, from (and including) such Calculation Date to (but excluding) the Latest Maturity Date; provided that the last such period shall be shortened, if necessary, to end on (but exclude) the Latest Maturity Date; and

(c)           in the case of the Loan Life Coverage Ratio, the period from (and including) such Calculation Date to (but excluding) the Latest Maturity Date.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, interpretation, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means any of the following:

(a)           the Seller shall cease to have the sole right to elect or appoint the Manager or the Independent Manager of the Borrower;

(b)           any Person or Persons acting in concert (other than the Manager, as contemplated pursuant to the terms of the Borrower’s Operating Agreement in effect on the date hereof) shall acquire the right, by contract or otherwise, to direct the management and activities of the Borrower; or

(c)           the Seller shall cease to directly own 100% of the issued and outstanding membership interests of the Borrower.

“Collateral” has the meaning specified in the Security Agreement.

“Collateral Agent” has the meaning specified in the Preamble.

“Collateral Agent Registration” means the registration of the Collateral Agent’s Lien on the Royalties in the Petroleum Register.

“Commitment” means, as to any Lender: (a) with respect to the Initial Series, (i) if such Lender is an Initial Lender, the amount set forth opposite such Lender’s name on the signature pages of this Credit Agreement less, if applicable, all amounts assigned by it pursuant to an Assignment and Assumption, (ii) if such Lender is an assignee of an Initial Lender, the amount set forth with respect to such assignee in its Assignment and Assumption from such Initial Lender less, if applicable, all amounts assigned by it pursuant to another Assignment and Assumption, and (iii) otherwise, zero, and (b) with respect to the Additional Series, (i) if such Lender is an Additional Lender, the amount set forth opposite such Lender’s name on the signature pages of the Additional Series Joinder Agreement less, if applicable, all amounts assigned by it pursuant to an Assignment and Assumption, (ii) if such Lender is an assignee of an Additional Lender, the amount set forth with respect to such assignee in its Assignment and Assumption from such Additional Lender less, if applicable, all amounts assigned by it pursuant to another Assignment and Assumption, and (iii) otherwise, zero.

“Communications” has the meaning specified in Section 9.02(c).

“Compliance Certificate" means a Compliance Certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” shall have the meaning given to it in Section 4.01(c) of this Agreement.

“control”, “controlled” and “under common control” of, by or with a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Control Agreement” has the meaning specified in the Security Agreement.

“Controlled Deposit Account” has the meaning specified in the Security Agreement.

“Credit Documents” means this Agreement, the Security Agreement, the Israeli Security Agreement, the Account Control Agreement, the Control Agreement (if any), the UCC Financing Statements, the filing and registration in the Israeli Pledges Registry of the Collateral Agent’s Security Interest in the Collateral, the Seller Security Agreement, the Royalties Sale and Contribution Agreement, the Servicing Agreement, the Borrower’s Operating Agreement, the Subscription Agreement, the Independent Manager Agreement, the Hedge Agreements, the Royalties Transfer Agreements, the Royalties Payment Instruction, the Indemnity Agreement, the Notes and any other instruments, certificates or documents entered into in connection herewith or therewith or the transactions contemplated hereby or thereby.

“DBTCA Fee Letter” means that certain Fee Letter between Deutsche Bank Trust Company Americas and Isramco, Inc. dated February 26, 2014.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulting Lender” means any Lender that: (a) has failed, within two (2) Borrower Business Days of the date required to be funded or paid, to: (i) fund any portion of its Loan or (ii) pay over to the Facility Agent or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Facility Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Facility Agent or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Borrower Business Days after request by the Facility Agent or any Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Lender’s or the Facility Agent’s receipt of such certification in form and substance satisfactory to it or the Facility Agent, as the case may be, or (d) has become the subject of an Insolvency Event.

“Designated Person” means any Person listed on a Sanctions List.

“Discount Rate” means, for the relevant Calculation Period, the weighted average (by amount of principal outstanding) of the interest rates, calculated in accordance with clause (b) of the definition of Loan Service Amount, at which it is assumed that interest on all Loans will accrue until the Latest Maturity Date.

“Distribution Certificate” means a certificate, signed by an Authorized Officer of the Servicer, in the form attached as Exhibit G-1, specifying the following, in each case in compliance with the terms of Section 2.08:

(a) notice of any Defaults, Events of Default, Early Amortization Events and Retention Events, including the details thereof, or confirmation that no such events have occurred or are continuing;

(b) the amount of any transfer to be made from the Facility Account to the  Royalties Tax Account in respect of Royalties-related U.S. Tax, attaching the required certification thereof from an Authorized Officer of the Seller and from the Accountants;

(c) the amount of each payment to be made from the Facility Account and the detailed calculation thereof and supporting evidence therefor, including copies of any invoices or fee agreements on which such calculations were based;

(d) the interest rate used in calculating each such payment under the Loans or in respect of any overdue Obligations, if applicable;

(e) the Person and account to which each such payment is to be made, including the capacity in which such Person is receiving payment;

(f) the purpose for which such amount so paid is to be applied;

(g) the amount of any transfer to be made from the Reserve Account to the Facility Account and the detailed calculation thereof and supporting evidence therefor;

(h) the relevant Business Day on which each such transfer or payment is to be made (if other than the related Payment Date); and

(i) all other information or evidence reasonably requested from the Borrower by the Facility Agent, the Collateral Agent or the Account Bank as necessary in order for the Facility Agent or the Account Bank to make the transfers and payments required under Section 2.08.

"Dollars" and the sign "$" mean the lawful money of the United States.

“Early Amortization Event” has the meaning given to it in Section 6.02 of this Agreement.

“Effective Date” shall have the meaning given to it in Section 3.01 of this Agreement.

"Eligible Assignee" means any Person (other than a natural Person) that: (a) is a bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, (b) satisfies the Facility Agent's “know your customer" and Patriot Act requirements and (c) is incorporated or otherwise organized in a country with diplomatic relations with the State of Israel; provided, that none of the Borrower, the Seller and any Affiliate of either thereof shall, in any event, be an Eligible Assignee.

“Eligible Hedge Counterparty” means a Hedge Counterparty that (i)(a) has a long-term unsecured, non-credit enhanced debt rating of not less than “A-” by Fitch and “A3” by Moody’s (or has its obligations under the relevant Hedge Agreement guaranteed by another Person that has such ratings pursuant to a guaranty in form and substance satisfactory to the Facility Agent) and (b) is incorporated or otherwise organized in a country with diplomatic relations with the State of Israel or (ii) is Mizrahi Tefahot Bank Ltd.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Borrower’s controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

“ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f)  the conditions for the imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (g) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

“Event of Default” has the meaning specified in Section 7.01.

“Excluded Property” has the meaning specified in the Security Agreement.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Party or required to be withheld or deducted from a payment to an Affected Party: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such Affected Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Affected Party’s failure to comply with Section 2.16(f); and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Facility Account” has the meaning specified in Section 2.07(a) of this Agreement.

“Facility Agent” has the meaning specified in the Preamble.

“FATCA” means Section 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any intergovernmental agreement entered into or non-U.S. law enacted with respect to such Sections of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York at http://www.newyorkfed.org/markets/omo/dmm/fedfundsdata.cfm or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Facility Agent from three Federal funds brokers of recognized standing selected by it.

“Final Payout Date” means the date following the Latest Maturity Date on which the aggregate principal amount of all Loans, all interest thereon, and all other Obligations have been indefeasibly paid in full in cash and satisfied in full.

“Financial Model” means the financial model provided by the Borrower, based on the Project Company Forecast Model, and approved by the Arranger prior to the Signing Date, as the same may be amended from time to time by the Borrower with the approval of the Arranger.

“Fixed/Floating Rate Swap” means an interest rate hedge transaction pursuant to a Hedge Agreement under which, on each Payment Date, the Borrower agrees to make fixed payments to the Hedge Counterparty thereunder and receive therefrom floating rate payments based on the Adjusted Libor Rate.

“Forced Transfer” means a forced transfer of the interest of the Project Company in, under and pursuant to the Lease, and any rights granted thereunder, pursuant to the Joint Operating Agreement because of a waiver by the Project Company of the Petroleum Assets or its abandonment thereof or because of a forfeiture of the Petroleum Assets as a result of a delay in payment by the Project Company or a transfer to the partners who continue operations in accordance with the provisions of the Joint Operating Agreement.

“Forecast DSCR” means, for each Calculation Period, the ratio of:

(a) the Projected Royalty Flows for such period;

to

(b) the Loan Service Amount forecast for such period;

for the avoidance of doubt, to the extent there is more than one Calculation Period from the date on which the Forecast DSCR is calculated to (but excluding) the Latest Maturity Date, there will be multiple Forecast DSCRs - one for each such Calculation Period, and any reference to “the Forecast DSCR” is a reference to each and all such Forecast DSCRs.

“Foreign Lender” has the meaning specified in Section 2.16(f)(ii)(B).

“Funding Date” means, with respect to a Series, the date on which the Loans of such Series are funded to the Borrower in the manner specified in Section 2.01, which date shall be a Borrower Business Day during the Availability Period for such Series.

"GAAP" means, subject to the limitations on the application thereof set forth in Section 1.02, United States generally accepted accounting principles in effect from time to time.

“Governmental Approval” means each of the consents, registrations, approvals and rulings listed on Schedule 2.

“Governmental Authority” means the government of the United States of America, the State of Israel, any other nation or nations, or any political subdivision of any thereof, whether state, local or regional, and any agency, ministry, branch, department, subdivision, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank.

“Hedge Agreement” means an agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into pursuant to and in compliance with the terms of Section 2.12: (a) which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto and one or more “Confirmations” thereunder confirming the specific terms of each such Hedge Transaction, (b) the Hedge Counterparty to which agreement is, at the time such agreement is entered into, an Eligible Hedge Counterparty, (c) which shall require that all payments to be made by the Hedge Counterparty thereunder or in connection therewith are to be made to the Facility Account, and (d) the form and substance of which has been approved by the Facility Agent.

“Hedge Breakage Costs” means, for any Hedge Transaction, any amount payable by the Borrower upon the early termination (in whole or in part) of that Hedge Transaction.

“Hedge Counterparty” means a counterparty that enters into a Hedge Transaction with the Borrower.  Each Hedge Counterparty must be an Eligible Hedge Counterparty at the time the relevant Hedge Transaction is entered into.

“Hedge Transaction” means each interest rate hedge transaction, including any Fixed/Floating Rate Swap, Rate Cap or other hedge transaction acceptable to the Facility Agent, between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 2.12 and is governed by a Hedge Agreement: (a) the Hedge Counterparty to which, at the time such Hedge Agreement is entered into (i) is an Eligible Hedge Counterparty and (ii) if not already a party to this Agreement, has executed and delivered to the Facility Agent an agreement in form and substance reasonably acceptable to the Facility Agent pursuant to which such Hedge Counterparty agrees to be bound to the terms of this Agreement and the other applicable Credit Documents, (b) a copy of which Hedge Agreement has been delivered to each of the Lenders and (c) the form and substance of which Hedge Agreement has been approved by the Facility Agent.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such Applicable Laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than Applicable Laws now allow.

“Historic DSCR” means, for each Calculation Period, the ratio of:

(a) the actual amount paid into the Facility Account from Royalties during such period;

to

(b) the actual Loan Service Amount for such Calculation Period.

“I/C Loan Account” has the meaning specified in Section 2.07(a)(ii) of this Agreement.

“In Kind Royalties” means the right to receive in kind all or a part of the oil and/or gas and/or other valuable substances that will be produced and derived from the Lease.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all non-contingent obligations of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all Indebtedness of others referred to in clauses (a) through (f) above or clause (h) below (collectively, “Guaranteed Indebtedness”) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Guaranteed Indebtedness or to advance or supply funds for the payment or purchase of such Guaranteed Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Indebtedness or to assure the holder of such Guaranteed Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (h) all Indebtedness referred to in clauses (a) through (g) above (including Guaranteed Indebtedness) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable and documented fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Credit Document or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Loans or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any Taxes in respect of any sale of, collection from, or other realization upon any of the Collateral)).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any Obligation of, the Borrower under any Credit Document and (b) to the extent not otherwise described in subsection (a), Other Taxes.

“Indemnitee” shall have the meaning given to it in Section 8.09(b) of this Agreement.

“Indemnity Agreement” means the Indemnity Agreement, dated on or about the Signing Date, among the Indemnity Provider, the Collateral Agent and the Borrower.

“Indemnity Provider” means I.O.C-Israel Oil Company, Ltd., a private limited company formed under the laws of Israel.

“Independent Manager” means Donald J. Puglisi of Puglisi & Associates, 850 Library Avenue Suite 204, Newark, DE 19711.

“Independent Manager Agreement” means the letter agreement dated December 6, 2013, and made between the Seller and the Independent Manager.

“Independent Manager Fees” means the fees payable to the Independent Manager pursuant to the Independent Manager Agreement.

“Initial Funding Date” means the Funding Date of the Initial Series.

“Initial Lenders” has the meaning specified in the Preamble.

“Initial Series” means the Series of loans advanced by the Initial Lenders pursuant to Section 2.02 hereof during the Availability Period applicable thereto.

“Insolvency Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Facility Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or any instrumentality thereof, so long as that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Intercompany Loan” means a loan in the maximum principal amount of $108,000,000 from the Borrower to the Seller pursuant to the Intercompany Loan Agreement.

“Intercompany Loan Agreement” means, collectively, the loan agreement dated May 18, 2015, between the Borrower and the Seller and the confirmation related thereto, in each case in the form attached hereto as Exhibit H, pursuant to which the Borrower may elect, subject to the terms and conditions therein, to make the Intercompany Loan to the Seller, without giving effect to any amendments, waivers, assignments or other modifications made without the consent of the Facility Agent.

"Interest Period" means, with respect to each Loan, an interest period (a) initially, commencing on and including the Funding Date of such Loan and ending on but excluding the first Payment Date thereafter and (b) thereafter, commencing on and including each Payment Date and ending on and excluding the immediately succeeding Payment Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Investment Repayment Date” means the date after the signing of the Transfer of Rights Agreement on which the Net Receipts that the Project Company has received or is entitled to receive for oil and/or gas and/or other valuable substances that will be derived and extracted from the petroleum assets of the Negev 2 Venture, when they are calculated in Dollars (at the representative rate published by the Bank of Israel), will reach an amount equal to the full value of all of the Project Company’s Expenses in the Negev 2 Venture when they are calculated in Dollars (at the representative rate published by the Bank of Israel) plus US $750,000.

“Israeli Collateral” has the meaning specified in the Israeli Security Agreement.

“Israeli Tax Ruling” means the tax ruling issued by the Israeli Tax Authority on February 2, 2015 (Application No. 20149027), as supplemented by (i) the Clarification of Taxation Decision issued by the Israeli Tax Authority on March 20, 2015 (Reference: 20150357) and (ii) the e-mail dated April 14, 2014 from Zvika Barel, manager of the M&A department in the Israeli Tax Authority.

“Israeli Security Agreement” means the Israeli Pledge, Assignment and Security Agreement, dated on or prior to the Notice Date for the Initial Series, between the Borrower and the Collateral Agent.

“January 2001 Minutes” means the resolution of the general meeting of the holders of the Project Company’s participation units as of January 2, 2001 relating to the Project Company’s undertaking to grant royalties from the “Matan” and “Michal” licenses or any petroleum asset that will replace them to Isramco Oil and Gas Ltd.

“Joint Operating Agreement” means the Joint Operating Agreement dated 16 November 1999 among BG International Limited (“BG”), Mashav Initiating and Development Ltd. (“Mashav”), Dor Chemicals Ltd. (“Dor”), Israel Petrochemical Enterprises Ltd. (“IPE”) and Middle East Energy Limited Partnership (to which the Project Company became party by means of an Earn-In Agreement dated 14 December 2000), as amended by: (a) a Novation Agreement dated December 2000, between BG, the Project Company, I.N.O.C. Dead Sea Limited Partnership (“INOC”), Naptha Exploration Limited Partnership (“Naptha”), Mashav, Dor and IPE, (b) a letter agreement dated 1 April 2001 among Clal Industries and Energy Ltd., Mashav, Dor, IPE, STX (2000) – Limited Partnership (“STX”), INOV, the Project Company, Naptha, Granite Hacarmel (G.H.A.) Petroleum Ltd. And Granite-Sonol Oil and Gas Drilling L.P., (c) a Novation Agreement dated 6 April 2005 among BG, Dor, the Project Company, STX and DOR Gas Explorations Limited Partnership (“DorGas”), (d) a Novation Agreement dated 24 July 2006 among the Project Company, Delek Drilling Limited Partnership (“Delek”), Avner Oil Exploration Limited Partnership (“Avner”), STX, DorGas and Noble Energy Mediterranean Ltd. (“Noble”), and (e) an Amendment Agreement dated 14 April 2011 by and between Noble, the Project Company, Avner, Delek and DorGas.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Series hereunder at such time.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, judgment, authorization or approval of, or award by or settlement agreement with, any Official Body.

“Lease” means the lease for the exploration and production of petroleum and natural gas No. I/12 “Tamar” granted by the Petroleum Commissioner under Section 26 of the Petroleum Law and registered on the Petroleum Register on December 3, 2009.

“Lenders” means the Initial Lenders, the Additional Lenders, and each Person that shall become a party hereto in one of such capacities pursuant to an Assignment and Assumption in accordance with to Section 9.07(b).

“Letter of Assignment” means the irrevocable letter of assignment of December 31, 2007 pursuant to which Isramco Oil and Gas Ltd. assigned its rights to the Royalties B to the Seller.

“Libor Rate” means for any Loan (or portion thereof) for any Interest Period, the rate per annum determined by the Facility Agent by reference to the display page of Bloomberg designated as ICE LIBOR USD (or such other page as may replace that page) as of 11:00 a.m. (London time) for deposits in Dollars for a period comparable to such Interest Period, two (2) Business Days prior to the first day of such Interest Period; provided that: (a) if such rate is not available at such time for any reason, then the Facility Agent shall request quotes from each of the Reference Banks of the rate at which it offers deposits in Dollars at approximately 11:00 a.m., London time, on the second Business Day before the first day of the related Interest Period, in the interbank market for a term comparable to such Interest Period and in an amount comparable to the applicable principal amount of the Loan, and the “Libor Rate” shall be the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the rates of each of the Reference Banks that provided a quote thereof to the Facility Agent and (b) the Libor Rate shall be subject to linear interpolation for any Interest Period that is longer or shorter than three (3) months.

“Lien” means: (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, in addition to the foregoing, any purchase option, call or similar right of a third party with respect to such Securities.

“Limited Partnership Agreement” means an agreement that was signed on March 2 and 3, 1989, between Isramco Oil and Gas Ltd., as general partner, and Isramco (Management) 1988 Ltd., as limited partner, with regard to the founding of a limited partnership, Isramco – Negev 2, to engage in oil explorations within the framework of the Negev 2 Venture.

“Loan” means a loan by a Lender to the Borrower pursuant to this Agreement.

“Loan Life Coverage Ratio” means, for each Calculation Period, the ratio of:

(a) the sum of: (i) the net present value of the Projected Royalty Flows (calculated in accordance with the Financial Model) for such period, discounted using the Discount Rate and (ii) the amount on deposit in the Reserve Account, after deducting all amounts paid or due to be paid therefrom and without counting any amounts paid or due to be paid thereto, on the relevant Calculation Date, to

(b) the sum of: (i) the aggregate outstanding principal amount of all Loans and (ii) the aggregate outstanding, undrawn amount of all Commitments, on the relevant Calculation Date.

“Loan Service Amount” means, as of the applicable Payment Date and for the applicable Calculation Period, an amount equal to the sum of:

(a)           the aggregate amount of principal paid or due to be paid by the Borrower in respect of all Loans during such period (assuming for each Loan that has not been accelerated on or prior to such period, principal payments of each Loan to be paid in accordance with the applicable Amortization Schedule in effect on such Payment Date); and

(b)           the aggregate amount of interest paid or due to be paid by the Borrower on all Loans during the such period, calculated for each Loan at (i) with respect to the portion of such Loan that is not hedged pursuant to either a Rate Cap or Fixed/Floating Rate Swap under Section 2.12, the rate that appears on Bloomberg Screen FWCV (or any successor screen on the Bloomberg service or any successor service) on the respective date of determination under the caption “Spot” under the "Horizon Curve" tab for a tenor equal to (or, if the precise term is not available on such screen, the term most closely equal to) the length of the period from and including such Payment Date to but excluding the applicable Maturity Date (specifying a currency of Dollars and such Payment Date as the relevant spot and settlement dates and using a coupon and mid-point pricing and taking into account the applicable Amortization Schedule), subject to linear interpolation where the term available on such screen is not precisely equal to such period; (ii) with respect to the portion of such Loan that is hedged in accordance with Section 2.12 pursuant to a Rate Cap, the lesser of (A) the interest rate at which such interest is hedged in accordance with Section 2.12 under such Rate Cap and (B) the rate that appears on Bloomberg Screen FWCV (or any successor screen on the Bloomberg service or any successor service) on the respective date of determination under the caption “Spot” under the "Horizon Curve" tab for a tenor equal to (or, if the precise term is not available on such screen, the term most closely equal to) the length of the period from and including such Payment Date to but excluding the applicable Maturity Date (specifying a currency of Dollars and such Payment Date as the relevant spot and settlement dates and using a coupon and mid-point pricing and taking into account the applicable Amortization Schedule), subject to linear interpolation where the term available on such screen is not precisely equal to such period; and (iii) with respect to the portion of such Loan that is hedged in accordance with Section 2.12 pursuant to a Fixed/Floating Rate Swap, the fixed rate payable by the Borrower under such Fixed/Floating Rate Swap;

(c)           the aggregate amount of all fees, expenses, Hedge Breakage Costs and all other amounts paid or due to be paid by the Borrower to a Hedge Counterparty under the Credit Documents during such period;

(d)           the aggregate amount of all Royalties-related Taxes paid or due to be paid under this Credit Agreement during such period; and

(e)           the aggregate amount of all Servicing Fees, Independent Manager Fees, Manager Fees and all other fees, costs, expenses, indemnities, Taxes paid or due to be paid by the Borrower under the Credit Documents and, without duplication of any of the foregoing, all other Obligations and other amounts paid or due to be paid by the Borrower under the Credit Documents during such period (assuming, for each such amount due to be paid that is subject to a cap, payment in the amount of the cap).

“LTV Ratio” means, on each date of determination, the percentage derived from dividing:

(a)           the sum of: (i) the aggregate outstanding principal amount of all Loans and (ii) the aggregate outstanding, undrawn amount of all Commitments, on such date;

by

(b)           an amount equal to the net present value of the monies projected under the Financial Model to be received by the Borrower in respect of Royalties (after deducting all Taxes and similar amounts that are required to be netted from such Royalties) applying a discount rate equal to the sum of: (i) the rate of Israel Government 10 year Bonds in New Israeli Shekels that appears on Bloomberg Screen “[BMem 15]” (or any successor screen on the Bloomberg service or any successor service) on the date of determination, converted into a Dollar rate (such Dollar rate to be obtained by the Arranger at the Borrower’s request and notified to the Borrower and the Facility Agent by requesting quotes thereof from each of the Reference Banks on such date of determination, and such Dollar rate shall be the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the rates of each of the Reference Banks that provided a quote thereof to the Arranger) and (ii) [5.25].

“Manager” means N.M.A. Energy Resources Ltd., an Israeli company, in its capacity as “Manager” pursuant to the terms of the Borrower’s Operating Agreement.

“Manager Fees” means the fees payable to the Manager pursuant to the terms of the Borrower’s Operating Agreement.

“Market Value Royalties” means the right to receive the market value, in Dollars or (if pursuant to law it is only possible to pay in Israeli currency), in Israeli currency which is calculated in Dollars according to the representative rate of the Dollar at the time of actual payment, at the wellhead, of the royalties due in respect of the Lease.

“Material Adverse Effect” means a material adverse effect on: (a) the business, operations, properties, assets, actual or contingent liabilities, financial condition or prospects of the Borrower, (b) the Royalties Receivables, the Seller Collateral or any other Collateral, including, the validity, enforceability, priority, identifiability or collectability thereof (in each case, including in favor of the Collateral Agent, for the benefit of the Secured Parties), (c) the rights, remedies or benefits of the Secured Parties under any Credit Document or in the Collateral or the Seller Collateral, (d) the ability of the Borrower to pay any of its Obligations, (e) the ability of any party thereto to fully and timely perform its material obligations under or otherwise comply in all material respects with any Credit Document to which it is a party or (f) the legality, validity, binding effect, or enforceability against the Borrower, the Seller, the Servicer, the Manager or the Project Company of any Credit Document to which it is a party; provided that, following the Project Company’s sale, assignment or transfer of all or any part of the Lease, its property that is the subject of the Lease or its rights under the Lease: (i) the failure of the Royalties Payment Instruction to be legal, valid, binding, or enforceable against the Project Company shall not be a “Material Adverse Effect” if the purchaser, assignee or transferee thereof, the Seller, the Borrower and the Collateral Agent have entered into a new legal, valid, binding, and enforceable agreement substantially similar to the Royalties Payment Instruction obligating such purchaser to pay the Royalties directly to the Facility Account and (ii) a material adverse effect on the legality, validity, binding effect, or enforceability against such purchaser, assignee or transferee of such new agreement shall be a “Material Adverse Effect”.

“Maturity Date” means the earlier of: (a)(i) with respect to the Loans of the Initial Series, the seventh (7th) anniversary of the Initial Funding Date and (ii) with respect to the Loans of the Additional Series, the maturity date specified therefor in the Additional Series Joinder Agreement and (b) any other date on which the Loans are declared immediately due and payable or automatically become due and payable pursuant to Section 7.01; provided, that if any such day is not a Business Day, the “Maturity Date” shall be the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case, the “Maturity Date” shall be the next preceding Business Day.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Negev 2 Venture” means a venture between the participants whose names are set out in Annex A of the Limited Partnership Agreement with regard to oil and gas exploration operations in the area of license 224 (Negev-Ashkelon) and in the areas of the preliminary permits with a priority right to receive license 102 (Negev-Yam), 103 (Negev-North) and 104 (Negev South) and other agreed areas.

“Net Receipts” means the value of all the receipts for oil and/or gas and/or other valuable substances that will be derived and extracted from the petroleum assets of the Negev 2 Venture after deduction of all the expenses of producing them and royalties that were paid in respect of them.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Note” means, for a Series, each promissory note of the Borrower payable to the order of a Lender, delivered pursuant to a request made under Section 2.04(d) in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Loans of such Series made by such Lender.

“Notice Date” has the meaning specified in Section 2.02(a).

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notional Hedge Amount Requirement” means the requirement that: (a) in the case of the Initial Series, for any date on or after the Initial Funding Date, there are Hedge Transactions in effect (with respect to the Loans of such Series) that have an aggregate scheduled amortizing notional amount for such date, each Payment Date thereafter and the applicable Maturity Date that reflects at least 75.00%, and no more than 100.00%, of the estimated aggregate outstanding principal balance of the Loans of such Series as of such date, each such subsequent Payment Date and the applicable Maturity Date, as determined by the Borrower and approved by the Facility Agent; provided that the aggregate scheduled amortizing notional amount of all such Hedge Transactions that are Rate Caps in effect with respect to the Loans of such Series may not, as of such date, any subsequent Payment Date or the applicable Maturity Date, exceed 50.00% of the aggregate scheduled amortizing notional amount of all Hedge Transactions in effect with respect to the Loans of such Series as of such dates, in each case as determined by the Borrower and approved by the Facility Agent, and (b) in the case of the Additional Series, for any date on or after the initial Funding Date therefor, the Hedge Transactions in effect with respect to the Loans of such Series have an aggregate amortizing notional amount for such date, each Payment Date thereafter and the applicable Maturity Date, that reflects the percentages, including any applicable percentages with respect to Fixed/Floating Rate Swaps and Rate Caps with respect to the Loans of such Series, to be agreed upon by the Borrower and the Facility Agent and specified in the Additional Series Joinder Agreement (which percentage in respect of all such Hedge Transactions shall in no event be more than 100.00%) of the estimated aggregate outstanding principal balance of the Loans of such Series as of such date, each such subsequent Payment Date and the applicable Maturity Date, as determined by the Borrower and approved by the Facility Agent.

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Facility Agent, the Collateral Agent, the Lenders, any Hedge Counterparty, the Servicer, the Account Bank, any Indemnitee and/or any other Secured Party, arising under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby or thereby and shall include all liability for principal of the Loans, interest on the Loans, fees, costs, expenses, reimbursements, Taxes paid or due to be paid by the Borrower under the Credit Documents, indemnifications, and other amounts due or to become due under the Credit Documents, including any such obligations that accrue after the commencement of a bankruptcy, insolvency or similar proceeding (in each case whether or not allowed as a claim in such proceeding).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Official Body” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Organizational Documents" means (a) with respect to any corporation, its memorandum of association and its articles of association, certificate or its articles of incorporation or organization and its bylaws, as applicable, (b) with respect to any limited partnership, its certificate of limited partnership and its limited partnership agreement, (c) with respect to any general partnership, its partnership agreement, and (d) with respect to any limited liability company, its certificate of formation and its operating agreement.  In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Affected Party, Taxes imposed as a result of a present or former connection between such Affected Party and the jurisdiction imposing such Taxes (other than a connection arising from such Affected Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Credit Document, or sold or assigned an interest in any Loan or any Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment by a Lender of any of its rights and obligations hereunder (other than an assignment made pursuant to Section 2.17).

“Participant Register” has the meaning specified in Section 9.07(h).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“Payment Date” means the first (1st) day of each January, April, July and October, and the applicable Maturity Date or, if any such day is not a Business Day, the next succeeding Business Day.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

"Permitted Investments" means the following, in each case solely to the extent denominated in Dollars, subject to qualifications hereinafter set forth: (a) obligations of, or obligations fully guaranteed as to all principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America; (b) federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 365 days of any bank, the short-term debt obligations of which are rated A-1 (or the equivalent) or higher by each of the rating agencies and, if it has a term in excess of three (3) months, the long-term debt obligations of which are rated A- (or the equivalent) or higher by each of Moody’s and S&P; (c) deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC); (d) bonds or commercial paper maturing not more than 180 days from the date of acquisition thereof, issued by a corporation and rated, on the date of acquisition thereof, at least P-1 or higher by Moody’s or A-1 or higher by S&P; (e) money market funds or mutual funds that are registered under the Investment Company Act of 1940 and administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P and which invest substantially all their assets in securities of the types described in clauses (a) through (d) above; and (f) such other investments as to which the Facility Agent consents.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Petroleum Assets” means, collectively, the Lease, the I/13 Dalit leases and the 332 Shimshon license.

“Petroleum Commissioner” means the Petroleum Commissioner of the Ministry of National Infrastructures, Energy and Water Resources of Israel.

“Petroleum Law” means the Petroleum Law 5712-1952 of the State of Israel.

“Petroleum Register” means the register handled in accordance with Section 62 of the Petroleum Law.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Platform” has the meaning specified in Section 9.02(b).

“Project” means the development, financing, installation and operation by the Persons party from time to time to the Joint Operating Agreement of the Tamar natural gas field offshore Israel.  For the avoidance of doubt, no floating liquefied natural gas installations are included in the definition of “Project”.

“Project Account Bank” means Mizrahi Tefahot Bank Ltd.

“Project Company” means Isramco Negev 2 Limited Partnership, and any permitted successor or assign.

“Project Company Forecast Model” means the financial model publicly reported by the Project Company from time to time using the base case assumptions set forth therein.

 “Project Company’s Expenses in the Negev 2 Venture” means all of the expenses that the Project Company paid and/or is liable to pay within the framework of the Negev 2 Venture pursuant to the Negev 2 venture agreements and as payments to the Seller for a share of the seismic information in accordance with the Transfer of Rights  Agreement, pursuant to clause 4.1 thereof, but excluding expenses (up to Net Receipts) that were deducted from the (gross) value of the receipts for the purpose of determining the Net Receipts.

 “Projected Royalty Flows” means, as of the applicable Payment Date and for the applicable Calculation Period, that portion of the monies projected under the Financial Model to be received by the Borrower in respect of Royalties Receivables (after deducting all expenses, payments, Statutory Royalties, Taxes and any other amounts that are required or permitted to be netted from or paid senior to the Royalties Receivables) during such period.

“Ratable Share” means, at any time, for any Series with respect to any Lender of such Series, the proportion that such Lender’s Commitment for such Series bears to the Commitments of all of the Lenders for such Series.  If the Commitments for such Series have terminated or expired, the “Ratable Share” of each Lender for such Series shall be determined based upon the proportion of any unpaid principal amount of the outstanding Loan of such Series owing to such Lender as of such date to the unpaid principal amount of all outstanding Loans of such Series of all of the Lenders of such Series as of such date.

“Rate Cap” means an interest rate hedge transaction pursuant to a Hedge Agreement under which the Borrower agrees to make an upfront payment to the Hedge Counterparty thereunder and to receive from such Hedge Counterparty, by direct payment to the Facility Account, a payment on each Payment Date to the extent, and in the amount by which, the Adjusted Libor Rate exceeds 2.50%.

“Reference Banks” means the principal London offices of Deutsche Bank AG and Citibank, N.A. or such other bank(s) as may be appointed by the Facility Agent in consultation with the Borrower.

“Register” has the meaning specified in Section 2.04(b).

“Related Assets” has the meaning specified in the Royalties Sale and Contribution Agreement.

“Required Lenders” means, on any date of determination:

(a)           with respect to a particular Series of Loans, a Lender or Lenders of such Series, excluding any Defaulting Lenders of such Series, having or holding more than 66 and 2/3% of the sum of: (i) the aggregate amount of all outstanding and undrawn Commitments of all Lenders of such Series (excluding Commitments of any Defaulting Lender of such Series) and (ii) the aggregate outstanding principal amount of all Loans of such Series (excluding the Loans of such Series of any Defaulting Lender); and

(b)           with respect to all Loans, a Lender or Lenders, excluding any Defaulting Lenders, having or holding more than 66 and 2/3% of the sum of: (i) the aggregate amount of all outstanding and undrawn Commitments of all Lenders (excluding Commitments of any Defaulting Lender) and (ii) the aggregate outstanding principal amount of all Loans (excluding the Loans of any Defaulting Lender);

provided, that, if in relation to any request from the Facility Agent or the Collateral Agent:

(v)           for consent in relation to any of the terms of this Agreement or any other Credit Document;

(w)           to confirm whether any agreement, evidence, certificate, document or term of any thereof is satisfactory;

(x)           to participate in any other vote of the Lenders for any purpose under the terms of this Agreement or any other Credit Document;

(y)           to direct, authorize or approve any other action under this Agreement or any other Credit Documents; or

(z)           to provide any confirmation or notification under this Agreement or any other Credit Document,

in each case other than as described in Section 9.01(a), any Lender fails to respond within ten (10) Borrower Business Days (or such longer period as may be specified in such request) of its receipt of such request, then such Lender’s outstanding and undrawn Commitments and the outstanding principal amount of its Loans shall be deemed to be zero for purposes of calculating the percentages in clauses (a) and (b) of this definition.

“Required Reserve Amount” means, on each Funding Date and on each Payment Date, the sum of: (a) the aggregate of the Loan Service Amounts payable on the next two succeeding Payment Dates and (b) if the Forecast DSCR for one or more Calculation Periods from a Payment Date to the Latest Maturity Date is less than 1.3 to 1.0, the aggregate of the amounts which, if added to the Loan Service Amount for each such Calculation Period, would result in the Forecast DSCR being 1.3 to 1.0 for each such Calculation Period.

“Reserve Account” means the account described in Section 2.07.

“Retention Event” has the meaning given to it in Section 6.01 of this Agreement.

“Royalties” means, collectively, Royalties A and Royalties B.

“Royalties A” means royalties, whether In Kind Royalties or Market Value Royalties, in the amounts stated below, which will derive from the first 10% of the Project Company’s share in the oil and/or gas and/or other valuable substances that will be derived and extracted under the Lease (before deducting royalties of any kind, but after deducting the oil that will be used for the purposes of the actual production):

(a)           1% until the Investment Repayment Date; and

(b)           13% after the Investment Repayment Date.

“Royalties B” means royalties in an amount of 5% of the Project Company’s share of the proceeds of the oil and/or gas (gross, before expenses and other payments, including Statutory Royalties) that will be produced from the Lease, including any lease or license that will replace it and/or its area in whole or in part.

“Royalties Deed A” means the Royalties Deed of October 20, 2013 between the Project Company and the Seller with respect to the rights to Royalties A granted to the Seller under the Transfer of Rights Agreement.

“Royalties Deed B” means the Royalties Deed of October 20, 2013 between the Project Company and the Seller with respect to rights to Royalties B granted to the Seller pursuant to the January 2001 Minutes and the Letter of Assignment.

“Royalties Deed C” means the Royalties Deed dated on or prior to the Notice Date for the Initial Series between the Seller and the Borrower with respect to the rights to Royalties A Sold and Contributed to the Borrower under the Royalties Sale and Contribution Agreement.

“Royalties Deed D” means the Royalties Deed dated on or prior to the Notice Date for the Initial Series between the Seller and the Borrower with respect to the rights to Royalties B Sold and Contributed to the Borrower under the Royalties Sale and Contribution Agreement.

“Royalties Payment Instruction” means that certain Royalties Payment Instruction Letter Agreement dated on or prior to the Notice Date for the Initial Series, among the Collateral Agent, the Borrower, the Seller, the Project Company, the Project Account Bank and Deutsche Bank Luxembourg S.A., in its capacity as “Intercreditor Agent”.

“Royalties Receivables” means the Royalties and the Related Assets.

“Royalties-related Taxes” means:

(a)           the amount of Israeli income tax applicable to the Borrower in respect of the Royalties, if any;

(b)           the amount of U.S. Federal income tax applicable to the Borrower in respect of the Royalties, if any; and

(c)           the amount of the Israeli Petroleum profits tax levy (Sheshinski Tax) applicable to the Borrower in respect of the Royalties, if any,

in each case, that is due to the applicable Israeli or U.S. Federal tax authority prior to the next Payment Date (each, a “Royalties-related Tax”).

“Royalties-related Tax Amount” means, on any date of determination, the sum of each of the Royalties-related Taxes which:

(a)           in the case of such Royalties-related Taxes withheld from the Royalties or otherwise deducted from any payments to the Facility Account (including by or on behalf of the Project Company), shall be notified to the Borrower and the Facility Agent by the Seller and evidenced by: (i) a certificate of an Authorized Officer of the Seller, accompanied by evidence to the Facility Agent of such withholding by the relevant Person, (A) certifying the amount withheld, the detailed calculation thereof (including each of the then-current effective applicable tax rates and the net income or assumed net income of the Borrower subject to such tax rate), the applicable tax authority for whom such amount was withheld and to whom such amount is due, the date such amount is due to be paid to the applicable tax authority and that such amount was withheld from the Royalties or otherwise deducted from any payments to the Facility Account solely in respect of Royalties-related Taxes and (B) covenanting and agreeing to pay or cause to be paid all such withheld amounts to the applicable tax authority on or prior to the date when due and (ii) only with respect to Royalties-related U.S. Taxes, a certificate of the Accountants making the same certifications contained in subclause (a)(i)(A) immediately above, each certificate in subclause (i) and (ii) to be in form and substance satisfactory to the Facility Agent; and

(b)           in the case of Royalties-related U.S. Taxes not withheld from the Royalties or otherwise deducted from any payments to the Facility Account, which shall be notified to the Borrower and the Facility Agent by the Seller and evidenced by: (i) a certificate of an Authorized Officer of the Seller (A) certifying the amount required to be deposited in the Royalties Tax Account to pay Royalties-related U.S. Taxes to the applicable tax authority, the detailed calculation thereof (including each of the then-current effective applicable tax rates and the net income or assumed net income of the Borrower subject to such tax rate), the applicable tax authority to whom such amount is due to be paid, the Royalties-related U.S. Tax in respect of which such amount must be paid, the date such amount is due to be paid to the applicable tax authority and (B) representing and warranting that such amount was not (nor was any portion thereof) withheld from the Royalties or otherwise deducted from any payments to the Facility Account and (ii) a certificate of the Accountants making the same certifications contained in subclause (b)(i)(A) immediately above, each certificate in subclause (i) and (ii) to be in form and substance satisfactory to the Facility Agent.

“Royalties-related U.S. Taxes” means any Royalties-related Taxes described in clause (b) of the definition thereof.

“Royalties Sale and Contribution Agreement” means the Royalties Sale and Contribution Agreement between the Seller, the Borrower, the Collateral Agent and the Facility Agent, dated as of the Signing Date.

“Royalties Tax Account” means the account so described in Section 2.07.

“Royalties Transfer Agreements” means, collectively, Royalties Deed A, the Transfer of Rights Agreement, Royalties Deed B, the January 2001 Minutes, the Letter of Assignment, the Application for Seller Registration, the Seller Registration, Royalties Deed C, Royalties Deed D, the Royalties Sale and Contribution Agreement, the Application for Borrower Registration, the Borrower Registration, the Application for Collateral Agent Registration, the Collateral Agent Registration, the Royalties Payment Instruction, and any other instruments, certificates or documents heretofore, now or hereafter entered into in connection therewith or the transactions contemplated thereby.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means a country or territory which is at any time subject to  a general export, import, financial or investment embargo under any Sanctions.

“Sanctions” means:

(a)           economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by: (i) the U.S. government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty's Treasury of the United Kingdom; and

(b)           economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury.

“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State or any other U.S. government entity, in each case as the same may be amended, supplemented or substituted from time to time.

“Secured Parties” means the Facility Agent, the Collateral Agent, each Lender, the Account Bank, the Servicer, each Hedge Counterparty, the Independent Manager and each Indemnitee.

“Securities” means any stock, shares, partnership interests, membership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Security Agreement” means the Pledge, Assignment and Security Agreement, dated on or prior to the Notice Date for the Initial Series, between the Borrower and the Collateral Agent.

“Security Documents” means the Security Agreement, the Israeli Security Agreement, the Account Control Agreement, the Control Agreement (if any), the UCC Financing Statements, the filing and registration in the Israeli Pledges Registry of the Collateral Agent’s Security Interest in the Collateral, the Seller Security Agreement, the Application for Collateral Agent Registration, the Collateral Agent Registration, and any other instruments, certificates or documents entered into in connection therewith or the transactions contemplated thereby.

“Security Interest” means: (a) with respect to the Collateral, the “Security Interest” of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral, as defined in Section 2.01 of the Security Agreement, (b) with respect to the Seller Collateral, the “Security Interest” of the Collateral, for the benefit of the Secured Parties, in the Seller Collateral, as defined in Section 2.01 of the Seller Security Agreement, (c) with respect to the Royalties Receivables, the “Security Interest” of the Borrower in the Royalties Receivables, as defined in Section 3.01 of the Royalties Sale and Contribution Agreement and (d) with respect to the Israeli Collateral, the “Security Interest” of the Collateral Agent, for the benefit of the Secured Parties, in the Israeli Collateral, as defined in Section 2.01 of the Israeli Security Agreement.

“Seller” means Isramco, Inc.

“Seller Collateral” has the meaning specified in the Seller Security Agreement.

“Seller Registration” means the registration of the Seller’s rights to the Royalties in the Petroleum Register.

“Seller Security Agreement” means the Pledge and Security Agreement, dated on or prior to the Notice Date for the Initial Series, between the Seller and the Collateral Agent.

“Series” means Loans made on the same Funding Date with the same interest rate and Maturity Date.  For the avoidance of doubt, the Initial Series and the Additional Series shall each constitute a “Series” for purposes of this definition.

“Servicer” means N.M.A. Energy Resources Ltd., an Israeli company, in its capacity as the servicer, pursuant to the terms of the Servicing Agreement and this Agreement.

“Servicing Agreement” means the Servicing Agreement, dated the Signing Date, among the Borrower, the Servicer, the Manager, the Facility Agent and the Collateral Agent.

“Servicing Fees” means the fees payable to the Servicer pursuant to the terms of the Servicing Agreement.

“Signing Date” means the date of this Agreement.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

"Solvency Certificate" means a Solvency Certificate of the Seller substantially in the form attached to hereto as Exhibit F.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Indebtedness as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur Indebtedness or liabilities beyond such Person’s ability to pay such Indebtedness and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, (e) such Person is able to pay its Indebtedness and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business and (f) such Person is "solvent" within the meaning given that term and similar terms under laws applicable to it relating to fraudulent transfers and conveyances.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal under regulations issued from time to time by the Board (or any successor) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as such term is used in Regulation D of the Board), or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined.  Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board.  The Loans of the Initial Series shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Statutory Royalties” means all royalties required to be paid by the Project Company to the State of Israel in connection with the Project under the Petroleum Law and in accordance with the Lease.

“Subscription Agreement” means the Subscription Agreement, dated on or prior to the Notice Date for the Initial Series, and made by and between the Borrower and the Seller.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Substitute Basis” has the meaning given to it in Section 2.10(a) of this Agreement.

“Supplemental Distribution Certificate” means a certificate, signed by an Authorized Officer of the Servicer, in the form attached as Exhibit G-2, specifying the following, in each case in compliance with the terms of Section 2.08:

(a) notice of any Defaults, Events of Default, Early Amortization Events and Retention Events, including the details thereof, or confirmation that no such events have occurred or are continuing;

(b) the Required Reserve Amount and the Historic DSCR, Forecast DSCR and Loan Life Coverage Ratio as required pursuant to Section 5.01(a)(vii)(D), including the calculation thereof and supporting evidence therefor;

(c) the amount of each payment to be made from the Facility Account pursuant to Section 2.08(b)(ii)(A);

(d) the amount of any transfer to be made from the Facility Account to (i) the Reserve Account and/or (ii) as otherwise directed by the Borrower, in each case pursuant to Section 2.08(b)(ii)(B) and including the detailed calculation of the Required Reserve Amount and supporting evidence therefor;

(e) the amount of any transfer to be made from the Reserve Account to the Facility Account pursuant to Section 2.08(d)(ii);

(f) the amount of any transfer to be made from the Royalties Tax Account to the Facility Account pursuant to Section 2.08(e)(ii);

(g) the Person and account to which each such payment is to be made;

(h) the relevant Business Day on which each such transfer or payment is to be made; and

(i) all other information or evidence reasonably requested from the Borrower by the Facility Agent as necessary in order for the Facility Agent to verify the information provided with respect to items (b), (c), (d)(i), (e), (f), (g) and/or (h) above.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transfer of Rights Agreement” means the Rights Transfer Agreement of March 5, 1989, between the Project Company and the Seller, including the Addendum to the Agreement of July 28, 1991, regarding Royalties A.

“Trust Indenture Act” has the meaning specified in Section 8.02.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of New York or the State of Delaware, as the context may require.

“UCC Financing Statements” has the meaning given to it in Section 3.02(d)(ii).

“U.S.” or “United States” means the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

Section 1.02 Terms Generally.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from”  means “from and including” and the words “to” and “until” each mean “to but excluding”.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.

(a) Unless the context requires otherwise:

(i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or therein),

(ii) any definition of or reference to any law, statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws),

(iii) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns (subject to any restrictions on assignment set forth herein or in any other applicable Credit Document) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof,

(iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof,

(v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated,

(vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and

(vii) a Default is “continuing” if it has not been waived or, if capable of being remedied, has not been remedied, and an Event of Default, a Retention Event and an Early Amortization Event  is “continuing” if it has not been waived.

Section 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided that if the Borrower, by notice to the Facility Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Facility Agent or the Required Lenders, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then: (a) the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Borrower and the Required Lenders) and (b) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, and the Borrower shall provide to the Facility Agent and the Lenders, when it delivers its financial statements pursuant to any provision hereof, such reconciliation statements as shall be reasonably requested by the Facility Agent.

ARTICLE 2
AMOUNTS AND TERMS OF THE LOANS

Section 2.01 The Loans; Termination of Commitments.

(a) Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Loans of a Series to the Borrower in a single draw on the applicable Funding Date for such Series in an amount not to exceed such Lender’s Commitment for such Series.  Amounts repaid or prepaid in respect of Loans may not be reborrowed.

(b) Unless previously terminated, the Commitment of each Lender for a Series shall automatically be reduced to zero and terminate immediately following the making of the Loans for such Series hereunder on the Funding Date for such Series or, if the Loans of such Series shall not have been made by 4:00 p.m. (New York City time) on the last Borrower Business Day of the Availability Period for such Series, at such time.

(c) Each Loan hereunder shall be made as part of a Series consisting of Loans with the same interest rate and Maturity Date, and shall be made by the Lenders with Commitments in respect of such Series ratably in accordance with their respective Commitments for such Series.

Section 2.02 Making the Loans.

(a) The Borrower shall request Loans of a Series by delivering, by hand or facsimile, a written request containing the information required in this clause (a) and substantially in the form attached hereto as Exhibit B (a “Notice of Borrowing”), duly executed by an Authorized Officer of the Borrower to the Facility Agent by no later than 1:00 p.m. (New York City time) on the third (3rd) Borrower Business Day prior to the requested date of such Loans (the date of delivery of such Notice of Borrowing, the “Notice Date”), and the Facility Agent shall give each applicable Lender prompt notice thereof by facsimile or other electronic means.  A Notice of Borrowing shall be irrevocable and shall specify: (i) the Series of the Loans, (ii) the requested date of the Loans, which date shall be a Borrower Business Day occurring during the Availability Period for such Series (the "Funding Date"), (iii) the aggregate principal amount of the Loans, which amount shall be in a minimum amount of $75,000,000, (iv) the amount of the Required Reserve Amount, (v) the details of the Borrower’s account to which the proceeds of such Loans less (A) the amount, if any, necessary to ensure that the balance on deposit in the Required Reserve Account equals the Required Reserve Amount and (B) the amount of any fees and expenses due on such Funding Date, are to be credited and (vi) the direction of the Borrower to the Facility Agent to pay the amounts set forth in clause (v)(A) and (B) from the proceeds of such Loans directly to the Reserve Account or the party to whom such fees and expenses are due, as applicable.

(b) Provided that the conditions set forth in Article 3 have been satisfied, no later than 1:00 p.m. (New York City time) on the Funding Date for a Series, each Lender shall make available to the Facility Agent at the Administrative Account, by wire transfer in immediately available funds, such Lender’s Loan in an amount equal to its Ratable Share of the total Loan amount requested by the Borrower in respect of such Series.  The Facility Agent shall, by no later than 4:00 p.m. (New York City time) on such Funding Date (i) credit to the Borrower’s account designated in the Notice of Borrowing, by wire transfer in immediately available funds, the aggregate of the amounts made available to the Facility Agent by the Lenders for such Series less the amounts set forth in Sections 2.02(a)(v)(A) and (B), (ii) credit the amount set forth in Section 2.02(a)(v)(A) to the Reserve Account, in immediately available funds, from the aggregate of the amounts made available to the Facility Agent by the Lenders for such Series and (iii) pay to the parties to who such amounts are due, the amounts set forth in Section 2.02(a)(v)(B), in immediately available funds, from the aggregate of the amounts made available to the Facility Agent by the Lenders for such Series.

(c) Unless the Facility Agent shall have received notice from a Lender prior to the Funding Date for a Series that such Lender will not make available to the Facility Agent such Lender’s Loan in an amount equal to its Ratable Share of the total Loan amount requested by the Borrower in respect of such Series, the Facility Agent may (but shall have no obligation to) assume that such Lender has made its Ratable Share of such Series available to the Facility Agent on such Funding Date in accordance with subsection (a) of this Section 2.02 and the Facility Agent may (but shall have no obligation to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made its Ratable Share of such Series available to the Facility Agent, such Lender and the Borrower severally agree to repay to the Facility Agent forthwith such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Facility Agent, at: (i) in the case of the Borrower, the interest rate applicable at the time to Loans of such Series and (ii) in the case of such Lender, the Federal Funds Rate.  If the Borrower and such Lender shall pay such interest to the Facility Agent for the same or an overlapping period, the Facility Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower to the Facility Agent for such period.  If such Lender shall repay to the Facility Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan as part of such Series for purposes of this Agreement.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Facility Agent.

(d) The failure of any Lender to make a Loan to be made by it as part of any Series shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan of such Series on the Funding Date for such Series, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

Section 2.03 Additional Series.

(a) During the period from the thirty-sixth (36th) calendar month after the Initial Funding Date to the Maturity Date of the Initial Series (such period, the “Additional Series Availability Period”), the Borrower, by written notice to the Facility Agent, may request the establishment of one additional Series of Loans (the “Additional Series”).  Such notice shall specify the proposed Funding Date for the Additional Series, which shall be a date not less than fifteen (15) Business Days after the date on which such notice is delivered to the Facility Agent, and the amount of such Additional Series. The Borrower may approach any Initial Lender or any other third party bank or financial institution to participate in the Additional Series; provided that: (i) no Lender will be required to participate in such Additional Series and (ii) any entity providing a Loan of such Additional Series shall satisfy all of the requirements of an Eligible Assignee.

(b) The funding of the Additional Series shall be subject to the following conditions:

(i) no Default or Event of Default shall have occurred and be continuing or would result from the funding of the Additional Series;

(ii) no Retention Event or Early Amortization Event shall have occurred and be continuing or would result from the funding of the Additional Series;

(iii) the Forecast DSCR for each Calculation Period occurring during the period after the most recent Payment Date to the Maturity Date of the Initial Series shall be at least 1.45 to 1.0, calculated based on the Financial Model delivered as part of the most recent Quarterly Report (which Financial Model shall have been delivered no more than six (6) months prior to the Funding Date for the Additional Series) and assuming for purposes of calculating the Loan Service Amount, that the Additional Series was funded and outstanding on such Payment Date in the amount requested by the Borrower in the notice provided pursuant to Section 2.03(a);

(iv) the LTV Ratio shall be less than 50.00%, calculated based on the Financial Model delivered as part of the most recent Quarterly Report (which Financial Model shall have been delivered no more than six (6) months prior to the Funding Date for the Additional Series) and assuming for purposes of calculating the LTV Ratio that the Additional Series was funded and outstanding on such date in the amount requested by the Borrower in the notice provided pursuant to Section 2.03(a);

(v) such Additional Series shall rank pari passu or junior in right of payment and security with the Initial Series, and shall only be secured by the Collateral;

(vi) such Additional Series shall not be guaranteed;

(vii) such Additional Series shall have a Maturity Date no earlier than the first anniversary of the Maturity Date for the Initial Series;

(viii) the weighted average life to maturity of such Additional Series shall be no shorter than the remaining average life to maturity of the Initial Series;

(ix) the principal amortization schedule for the Loans of such Additional Series shall be attached to the Additional Series Joinder Agreement (which schedule shall constitute the “Amortization Schedule” for the Additional Series);

(x) except for the interest rate, Applicable Margin, Additional Series Availability Period, Maturity Date, Amortization Schedule and required percentages applicable to the Notional Hedge Amount Requirement for Hedge Transactions for the Additional Series, all other terms of the Additional Series shall be (A) consistent with the terms of the Initial Series that are in effect on such date or as reflected in the necessary amendments to this Agreement and any other applicable Credit Documents so that such terms are consistent for Loans of both Series, or (B) if inconsistent, as agreed among the Borrower, the Facility Agent (at the written direction of the Required Lenders of the Initial Series) and each of the Lenders providing the Additional Series;

(xi) the Facility Agent shall have received any documents and other information in connection with such Additional Series as reasonably requested by the Facility Agent;

(xii) at least fifteen (15) Business Days prior to the initial Funding Date for the Additional Series, a joinder agreement in form and substance reasonably acceptable to the Facility Agent, for its own account and on behalf of the Required Lenders (the “Additional Series Joinder Agreement”) containing the interest rate, Applicable Margin, Amortization Schedule, Maturity Date, Availability Period, required percentages applicable to the Notional Hedge Amount Requirement for Hedge Transactions and the Commitments of each of the Lenders, in each case, for such Additional Series shall have been executed and delivered by the Borrower, the Lenders for the Additional Series and the Facility Agent, pursuant to which such Lenders agree to be bound to the terms of this Agreement, as amended or supplemented by the terms of such Additional Series Joinder Agreement, and the other applicable Credit Documents; and

(xiii) the issuance of such Additional Series and the aggregate principal amount of the Loans, calculated assuming that the Additional Series has been funded and is outstanding in the amount requested by the Borrower in the notice provided pursuant to Section 2.03(a) with the terms set forth in the Additional Series Joinder Agreement, shall comply with the terms of the Israeli Tax Ruling, and the Facility Agent shall have received a certificate of an Authorized Officer of the Borrower so certifying.

(c) On the date on which the Additional Series Joinder Agreement is effective, subject to the satisfaction of the terms and conditions of this Section 2.03, each Additional Lender party thereto shall become a Lender hereunder with respect to the Additional Series, which the Facility Agent shall reflect in the Register.  Other than as permitted pursuant to this Section 2.03, the terms and conditions of such Additional Series shall be identical to the Initial Series and the Lenders for the Additional Series shall be afforded the same rights and privileges as the Initial Lenders under this Agreement and each other Credit Document.

Section 2.04 Repayment of Loans; Evidence of Loans.

(a) The Borrower shall pay to the Facility Agent: (i) on each Payment Date, for the ratable account of the Lenders of each Series, the aggregate principal amount of the Loans for such Series set forth in the Amortization Schedule for such Series opposite such Payment Date, and (ii) on the Maturity Date for each Series, for the ratable account of the Lenders of such Series, the outstanding principal amount of the Loans of such Series in full.

(b) The Facility Agent, acting solely for this purpose is an agent of the Borrower, shall maintain at its address set forth in Section 9.02, which shall be an address in New York, New York, a register (the “Register”) for the recordation of accounts for each Lender, in which accounts it shall record: (i) the date, amount and Series of each Loan made by each Lender hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender on each of its Loans hereunder, (iii) the amount of any sum received by the Facility Agent from the Borrower hereunder and each Lender’s share thereof and (iv) the terms of each Assignment and Assumption delivered to and accepted by the Facility Agent in accordance with Section 9.07(b).  The Register shall be available for inspection by any Authorized Officer of the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c) Entries made by the Facility Agent in the Register pursuant to clause (b) above shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to each Lender under this Agreement, and shall be binding on the Borrower absent manifest error; provided, however, that the failure of the Facility Agent to make an entry, or any finding that an entry is incorrect, in the Register shall not limit or otherwise affect the obligations of the Borrower or the Commitments of the Lenders under this Agreement.

(d) Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by such Lender.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.05 Optional Prepayments of Loans.

(a) The Borrower shall have the right, from time to time on or after the first Payment Date occurring at least five (5) calendar years after the Funding Date of a Series, to prepay the Loans of a Series in whole or in part without fee or penalty, subject to the requirements of this Section 2.05, Sections 2.09, 2.11 and 2.14 and otherwise in accordance with the terms of this Agreement.

(b) Each prepayment of the Loans of a Series must be accompanied by a payment of all accrued and unpaid interest (to the date of repayment) on the principal amount of such Loans being prepaid and all other amounts due under this Agreement and/or any of the other Credit Documents in connection with such prepayment, including amounts payable under Section 2.14.  Each partial prepayment shall be applied to prepay the outstanding principal of the Loans of the applicable Series in accordance with clause (d) of this Section 2.05.

(c) The Borrower shall deliver written notice of each optional prepayment of the Loans of a Series to the Facility Agent and the Lenders of such Series not later than 1:00 p.m. (New York City time) at least three (3) Borrower Business Days and no more than ten (10) Borrower Business Days prior to the date of such prepayment (which date must be a Business Day).  Each such written notice (a “Notice of Prepayment”) shall be irrevocable and shall specify: (i) the Series and the aggregate principal amount of the Loans thereof to be prepaid, (ii) the aggregate amount of all accrued and unpaid interest due on the principal amount of the Loans to be prepaid, (iii) all other amounts (including amounts payable under Section 2.14) due under this Agreement and/or any other Credit Documents in connection with such prepayment, and (iv) the Business Day on which the Borrower will make such payments.

(d) The Borrower shall make each prepayment of the Loans of a Series, together with payment of all other amounts required in connection therewith, to the Facility Agent (on behalf and solely for the benefit of the Lenders of such Series) on the date specified in the applicable Notice of Prepayment.  Each such prepayment shall be applied by the Facility Agent ratably among the Loans of such Series and shall reduce the outstanding principal amount of such Loans due on each subsequent Payment Date in inverse order of maturity.

Section 2.06 Fees.

(a) Arranger; Facility Agent Fees.  The Borrower agrees to pay to the Arranger and the Facility Agent, each for its own account, such fees, payable in the amounts and at the time separately agreed in writing between the Borrower and the Arranger or the Facility Agent, as applicable.

(b) General. All fees payable under this Agreement shall be paid on the dates due, in immediately available funds.  Fees paid shall not be refundable under any circumstances.

Section 2.07 Creation and Administration of Accounts.

(a) (i)  Pursuant to the Account Control Agreement, the Borrower shall establish and maintain with the Account Bank, as “securities intermediary” (as defined in Section 8-102 of the UCC):  (i) a “securities account” (as defined in Section 8-501 of the UCC) in the name of the Borrower, designated as the "Facility Account", into which the payments and proceeds of all Royalties Receivables and all other Collateral shall be directed to be paid, including pursuant to the Royalties Payment Instruction, without deduction or withholding except for the Royalties-related Tax Amounts required to be withheld by it under Applicable Law; provided that the Borrower shall cause the full amount of all Royalties-related Tax Amounts so deducted or withheld to be paid on or prior to the date when due to the relevant Governmental Authority in accordance with Applicable Law and provide prompt evidence thereof to the Facility Agent, (ii) a “securities account” (as defined in Section 8-501 of the UCC) in the name of the Borrower, designated as the “Reserve Account”, in which the Required Reserve Amount will be held and (iii) a “securities account” (as defined in Section 8-501 of the UCC) in the name of the Borrower, designated as the “Royalties Tax Account”, in which the Royalties-related Tax Amount described in clause (b) of the definition thereof will be held; provided, however, that any funds in the Reserve Account or the Royalties Tax Account in excess of the Required Reserve Amount or the Royalties-related Tax Amount described in clause (b) of the definition thereof, respectively, shall be transferred to the Facility Account in accordance with Section 2.08.  The Facility Account, the Reserve Account and the Royalties Tax Account shall at all times be subject to the Account Control Agreement.

(ii) To the extent that the Borrower receives notice of a forthcoming payment by the Seller of any interest, principal or other amounts under or in respect of the Intercompany Loan and Intercompany Loan Agreement, the Borrower shall establish and maintain in the name of the Borrower a deposit account with a depositary bank (the “I/C Loan Account”) and shall deposit any such amounts into the I/C Loan Account.  No amounts other than those under or in respect of the Intercompany Loan and the Intercompany Loan Agreement shall be paid, deposited or credited to or otherwise held in the I/C Loan Account, and the Borrower shall, and shall cause any other applicable Person to, transfer any such amounts from the I/C Loan Account to the Facility Account promptly upon receipt thereof in the I/C Loan Account.  The I/C Loan Account shall not at any time be subject to (A) a control agreement among, inter alia, the Borrower and the Collateral Agent or any other Person or (B) the Collateral Agent’s Security Interest or any other security interest or Lien of the Collateral Agent or any other Person.

(b) Other than the Facility Account, the Reserve Account, the Royalties Tax Account, the Controlled Deposit Account and the I/C Loan Account, the Borrower shall not establish or maintain any accounts.

(c) So long as no Event of Default has occurred and shall be continuing, the Borrower shall be permitted to give orders, directions and instructions concerning or directing the investment (subject to clause (d) below), disposition, transfer, withdrawal or disbursement of funds from time to time on deposit in such Controlled Deposit Account in accordance with the Control Agreement.

(d) So long as no Event of Default has occurred and shall be continuing, the Borrower shall be permitted to direct the investment of the funds from time to time held in the Facility Account, the Reserve Account, the Controlled Deposit Account and the Royalties Tax Account in Permitted Investments (but none of the Facility Agent, Collateral Agent, Account Bank or the Secured Parties shall have liability whatsoever in respect of any failure by the Account Bank to do so), with all proceeds in the Facility Account, the Reserve Account and the Royalties Tax Account to be held in such account and distributed therefrom in accordance with Section 2.08; provided, however, that the maturity of the Permitted Investments on deposit in the Facility Account, the Reserve Account and the Royalties Tax Account shall be no later than the Business Day immediately preceding the date on which funds are required to be withdrawn or paid therefrom pursuant to this Agreement.  The Borrower shall treat all income, gains and losses from the investment of amounts in the Facility Account, the Reserve Account, the Controlled Deposit Account and the Royalties Tax Account as its income or loss for federal, state and local income tax purposes.

Section 2.08 Application of Amounts in the Accounts.

(a) Distribution Certificates.  Upon receipt of a Distribution Certificate or a Supplemental Distribution Certificate, the Facility Agent shall, to the extent it has access to the information necessary to do so:

(i) verify that such certificate contains all of the information and supporting evidence required to be included therein or attached thereto, and identify any discrepancies;

(ii) verify the interest rates used in any calculations set forth therein of payments under the Loans and any overdue Loan Obligations and, based solely on the information provided in a Distribution Certificate, any other Overdue Obligations, and identify any discrepancies; and

(iii) compare the amount of any fees, expenses or other Obligations set forth therein for payment to the related invoices for such amounts, and identify any discrepancies.

In the event the Facility Agent determines or is notified by a Lender that any amounts specified in a Distribution Certificate or Supplemental Distribution Certificate have been incorrectly calculated, any information or supporting evidence included therein is incorrect or insufficient, any interest rate used in any calculations therein is incorrect, any information required to be included therein is missing or fails to comply with or conflicts with the terms of this Section 2.08, Article 6 or otherwise with this Agreement, the Facility Agent will promptly (and in any event within two (2) Business Days) notify the Borrower thereof, and the Borrower will deliver a revised and corrected Distribution Certificate or Supplemental Distribution Certificate, as the case may be, to the Facility Agent no later than two (2) Business Days prior to the Payment Date, the Maturity Date or other date of payment to which such Distribution Certificate or Supplemental Distribution Certificate applies.

(b) Prior to an Event of Default; Maturity Date.  (i)  So long as clause (c) of this Section 2.08 does not apply, on each Payment Date, each Maturity Date described in clause (a) of the definition thereto, and each other date on which the following payments (other than those set forth in clause (ii) below) are to be made as expressly set forth in this Agreement, the Facility Agent shall, on behalf of the Collateral Agent, direct the Account Bank to apply or maintain all funds in the Facility Account based on the amounts set forth in the Distribution Certificate applicable to such date but subject to the terms of Article 6, as follows:

(A) first, to transfer to the Royalties Tax Account for the payment of Royalties-related U.S. Taxes, when due, to the applicable tax authority pursuant to the terms of Section 2.08(e), the amount necessary (if any) so that the balance on deposit therein equals the Royalties-related Tax Amount described in clause (b) of the definition thereof;

(B) second, to pay, on a pro rata basis: (1) the Independent Manager, any accrued and unpaid Independent Manager Fees then due and owing to the Independent Manager under the Independent Manager Agreement, (2) the Facility Agent, any fees then due and owing to it (in such capacity) under the Credit Documents in accordance with the terms of the DBTCA Fee Letter, (3) the Collateral Agent any fees then due and owing to it (in such capacity) under the Credit Documents in accordance with the terms of the DBTCA Fee Letter, and (4) the Account Bank, any accrued and unpaid fees then due and owing to it in accordance with the terms of the DBTCA Fee Letter;

(C) third, to pay the Facility Agent on a pari passu basis: (1) for the ratable benefit of the Initial Lenders, accrued and unpaid interest on the Loans of the Initial Series and all other Obligations due and owing to the Initial Lenders (other than the principal of the Loans of such Series) under the Credit Documents and (2) for the ratable benefit of the Lenders of the Additional Series, accrued and unpaid interest on the Loans of the Additional Series and all other Obligations due and owing to the such Lenders (other than the principal of the Loans of such Series) under the Credit Documents;

(D) fourth, to pay, on a pari passu basis:

(1) the Facility Agent on a pari passu basis: a) for the ratable benefit of the Lenders of the Initial Series, the aggregate principal amount of the Loans of such Series then due and payable, and b) for the ratable benefit of the Lenders of the Additional Series, the aggregate principal amount of the Loans of such Series then due and payable; and

(2) each Hedge Counterparty, on a pro rata basis, an amount equal to any net payments, fees, expenses and any Hedge Breakage Costs which are then due and owing to it under the applicable Hedge Agreements (if any);

(E) fifth, to pay, on a pro rata basis, the Independent Manager, the Facility Agent, the Collateral Agent and the Account Bank any fees (not paid in accordance with clause (B) above), expenses, indemnities or any other Obligations due and owing to such party under the applicable Credit Documents;

(F) sixth, to pay, on a pro rata basis, to parties entitled thereto (other than the Servicer), all other Obligations or any other amount then due and owing from the Borrower under the Credit Documents;

(G) seventh, to pay the Servicer and the Manager any accrued and unpaid Servicing Fees and Manager Fees, respectively, and any and all other expenses and indemnities due and owing to the Servicer under the Servicing Agreement and the Manager under the Borrower’s Operating Agreement; and

(H) eighth, to retain in the Facility Account, any remaining funds for future distribution or disbursement in accordance with Section 2.08(b)(i), (b)(ii) and (c), as applicable.

(ii) So long as clause (c) of this Section 2.08 does not apply, on the fifth (5th) Business Day after each Payment Date and each Maturity Date described in clause (a) of the definition thereof, the Facility Agent shall, on behalf of the Collateral Agent, direct the Account Bank to apply or maintain, as the case may be, all funds retained on deposit in the Facility Account on such Payment Date or Maturity Date (pursuant to clause (b)(i)(D)(6) of this Section 2.08) and all funds transferred to the Facility Account from the Reserve Account pursuant to Section 2.08(d)(ii), based on the amounts set forth in the applicable Supplemental Distribution Certificate but subject to the terms of Article 6, as follows (and, for the avoidance of doubt, all funds received in the Facility Account after such Payment Date or Maturity Date, other than from the Reserve Account pursuant to Section 2.08(d)(ii), shall be retained in the Facility Account for future distribution or disbursement in accordance with this Section 2.08):

(A) if an Early Amortization Event shall have occurred and be continuing:

(1) first, to pay the Facility Agent, on a pari passu basis: a) for the ratable benefit of the Lenders of the Initial Series, the outstanding principal of the Loans of such Series in inverse order of maturity until paid in full, and b) for the ratable benefit of the Lenders of the Additional Series, the outstanding principal of the Loans of such Series in inverse order of maturity until paid in full; and

(2) second, to be retained in the Facility Account, all of the remaining funds for distribution in accordance with Section 2.08(b) or (c), as applicable; and

(B) if no Early Amortization Event shall have occurred and be continuing:

(1)           first, to transfer to the Reserve Account: a) if a Retention Event has occurred and is continuing, all of the remaining funds that were retained in the Facility Account on such Payment Date or Maturity Date, and b) otherwise, the amount necessary (if any) so that the balance on deposit therein equals the Required Reserve Amount; and

(2)           second, a) if no Event of Default or Default is continuing and there are no amounts then due and payable in respect of the Loans or any other Obligations, to pay the Borrower, or as the Borrower shall direct, all of the remaining funds that were retained in the Facility Account on such Payment Date or Maturity Date, and b) otherwise, to be retained in the Facility Account for future distribution or disbursement in accordance with this Section 2.08), all of the remaining funds that were retained in the Facility Account on such Payment Date or Maturity Date.

(c) Acceleration after an Event of Default; Latest Maturity Date.  Upon the acceleration of the Loans pursuant to Section 7.01 following the occurrence of an Event of Default, upon the payment in full of all principal and interest in respect of the Loans of all Series following an Early Amortization Event (so long as any other Obligations remain outstanding), and upon the occurrence of the Latest Maturity Date, the Facility Agent shall, on behalf of the Collateral Agent, direct the Account Bank to apply all funds in the Facility Account, the Reserve Account, the Controlled Deposit Account and the Royalties Tax Account on the first (1st) and the fifteenth (15th) Business Day of each calendar month through the Final Payout Date, as follows (and, for the avoidance of doubt, upon the payment in full of all principal and interest in respect of all Loans, all such funds will be applied without regard to clauses (iii) and (iv)(A) below):

(i) first, to pay the Collateral Agent and the Facility Agent all reasonable out-of-pocket costs and expenses incurred in connection with the exercise of rights or remedies upon an Event of Default as contemplated hereunder, under the Security Agreement or under any of the other Credit Documents, including all reasonable out-of-pocket court costs, the reasonable fees and expenses of its agents and outside legal counsel;

(ii) second, to pay, on a pro rata basis: (A) the Independent Manager, any accrued and unpaid Independent Manager Fees and any expenses or indemnities then due and owing to the Independent Manager under the Independent Manager Agreement, solely to the extent that the Facility Agent has been advised in writing of such amounts by the Independent Manager at least three (3) Business Days in advance of such date of payment, (B) the Facility Agent any fees, expenses and indemnities then due and owing to it (in such capacity) under the Credit Documents, (C) the Collateral Agent any fees, expenses and indemnities then due and owing to it (other than as contemplated under clause (i) above) under the Credit Documents, and (D) the Account Bank any fees, expenses and indemnities then due and owing to it under the Account Control Agreement;

(iii) third, to pay the Facility Agent on a pari passu basis: (A) for the ratable benefit of the Initial Lenders, accrued and unpaid interest on the Loans of the Initial Series and all other Obligations due and owing to the such Initial Lenders (other than the principal of the Loans of such Series) under the Credit Documents and (B) for the ratable benefit of the Lenders of the Additional Series, accrued and unpaid interest on the Loans of the Additional Series and all other Obligations due and owing to the such Lenders (other than the principal of the Loans of such Series) under the Credit Documents;

(iv) fourth, to pay, on a pari passu basis:

(A) the Facility Agent on a pari passu basis: (1) for the ratable benefit of the Lenders of the Initial Series, in inverse order of maturity, the outstanding principal of the Loans of such Series until paid in full, and (2) for the ratable benefit of the Lenders of the Additional Series, in inverse order of maturity, the outstanding principal of the Loans of such Series until paid in full; and

(B) each Hedge Counterparty, on a pro rata basis, an amount equal to any net payments, fees, expenses and any Hedge Breakage Costs which are then due and owing to it under the applicable Hedge Agreements (if any), solely to the extent that the Facility Agent has been advised in writing of such amounts by such Hedge Counterparty at least three (3) Business Days in advance of such date of payment;

(v) fifth, to pay the Servicer and the Manager any accrued and unpaid Servicing Fees and Manager Fees, respectively, and all other expenses and indemnities due and owing to the Servicer under the Servicing Agreement and the Manager under the Borrower’s Operating Agreement, solely to the extent that the Facility Agent has been advised in writing of such amounts by the Servicer and the Manager at least three (3) Business Days in advance of such date of payment; and

(vi) sixth, to pay to the Borrower or as the Borrower shall direct, any remainder.

(d) Reserve Account.  (i)  On each Payment Date and each Maturity Date described in clause (a) of the definition thereto, the Facility Agent, on behalf of the Collateral Agent, shall direct the Account Bank to apply or maintain in the Reserve Account, as the case may be, all funds in the Reserve Account, based on the amounts set forth in the Distribution Certificate but subject to the terms of Article 6, as follows:

(A) first,           if the funds on deposit in the Facility Account are insufficient to pay the amounts set forth in clauses (b)(i)(A) through (D) of this Section 2.08, then the Facility Agent shall transfer funds in the amount of such shortfall (to the extent available) from the Reserve Account to the Facility Account and shall apply such funds in accordance with clauses (b)(i)(A) through (D) of this Section 2.08, and

(B) second, the Facility Agent shall retain any remaining funds in the Reserve Account.

(ii) On the fifth (5th) Business Day after each Payment Date and each Maturity Date described in clause (a) of the definition thereto, the Facility Agent, on behalf of the Collateral Agent, shall direct the Account Bank to apply or maintain, as the case may be, in the Reserve Account all funds in the Reserve Account, based on the amounts set forth in the Supplemental Distribution Certificate but subject to the terms of Article 6, as follows:

(A) if an Early Amortization Event shall have occurred and be continuing, then the Facility Agent shall transfer all funds on deposit in the Reserve Account to the Facility Account and shall apply such funds in accordance with Section 2.08(b)(ii)(A); and

(B) if no Early Amortization Event shall have occurred and be continuing:

(1) first, if, on such Payment Date and each of the two immediately preceding Payment Dates, a Retention Event existed (the period ending on such Payment Date and including the two immediately preceding Payment Dates, a “Rolling Retention Period”), then the Facility Agent shall transfer funds, in the amount that was previously transferred from the Facility Account to the Reserve Account pursuant to Section 2.08(b)(ii)(B)(1)a) on the fifth (5th) Business Day after the first Payment Date of such Rolling Retention Period, from the Reserve Account to the Facility Account and shall apply such funds in accordance with Section 2.08(b)(ii)(A),

(2) second, after the transfer of funds pursuant to clause (1) above, if applicable, if the funds remaining on deposit in the Reserve Account exceed the Required Reserve Amount, then a) if no Retention Event has occurred and is continuing, the Facility Agent shall transfer all funds in excess of the Required Reserve Amount from the Reserve Account to the Facility Account and shall apply such funds in accordance with Section 2.08(b)(ii)(B)(2) or b) if a Retention Event has occurred and is continuing, the Facility Agent shall retain all such funds in the Reserve Account, and

(3) third, after the transfer of funds pursuant to clauses (1) and (2) above, if applicable, if the funds remaining on deposit in the Reserve Account do not exceed the Required Reserve Amount, then the Facility Agent shall retain all such funds in the Reserve Account.

(e) Royalties Tax Account.  (i)  Within two (2) Business Days after the Facility Agent’s receipt of written notice from an Authorized Officer of the Borrower that any Royalties-related U.S. Tax is due, attaching:

(A) a certificate from the Accountants, certifying: (1) the amount of each Royalties-related U.S. Tax that is due to be paid, (2) the applicable U.S. Federal tax authority to whom each such Royalties-related U.S. Tax is due and the payment details therefor, and (3) the Business Day on which each such payment is due (which date shall be at least three (3) Business Days after the date such notice is received by the Facility Agent but prior to the next Payment Date), and

(B) a certificate from an Authorized Officer of the Seller, certifying that no amount in respect of such Royalties-related U.S. Tax has been, or will be, withheld from the Royalties or otherwise deducted from any payments to the Facility Account and that all required tax returns with respect to such payment have been duly filed, the Facility Agent, on behalf of the Collateral Agent, shall direct the Account Bank to pay, from and to the extent of funds available in the Royalties Tax Account, the Royalties-related U.S. Tax in the amounts, to the tax authorities and on the Business Day set forth in such certificates.

(ii) On the fifth (5th) Business Day after each Payment Date and each Maturity Date described in clause (a) of the definition thereto, the Facility Agent, on behalf of the Collateral Agent and with reference to the Supplemental Distribution Certificate, shall direct the Account Bank to transfer all funds available in the Royalties Tax Account in excess of the Royalties-related Tax Amount described in clause (b) of the definition thereof to the Facility Account for future distribution or disbursement in accordance with this Section 2.08.

(iii) In no event shall the Account Bank, the Facility Agent or the Collateral Agent have any obligation to make a filing with any tax authority or have any responsibility for verifying the amount of taxes due or other obligation related thereto other than as expressly set forth in this Section 2.08(e).

Section 2.09 Interest on Loans and Other Obligations.

(a) Except as otherwise provided herein: (i) the Loans of the Initial Series shall bear interest at the Adjusted Libor Rate plus the Applicable Margin and (ii) the Loans of the Additional Series shall bear interest at the rate set forth in the Additional Series Joinder Agreement.

(b) Notwithstanding the foregoing, if any principal of or interest on any Loan, fee or other Obligation payable by the Borrower hereunder is not paid when due, whether on a Payment Date, on an optional prepayment date set forth in a Notice of Prepayment, on a date required in respect of a mandatory prepayment pursuant to Section 5.06), at stated maturity, upon acceleration or otherwise, and after giving effect to any applicable grace period, such overdue amount shall bear interest, for each day from the date such amount was due until the date such amount is paid in full (but not including the date such amount is paid in full), after as well as before judgment, at a rate per annum equal to the Adjusted Libor Rate in effect at the time of such payment default plus 6.00%.

(c) Interest on each Loan shall be due and payable by the Borrower in arrears: (i) on each Payment Date, (ii) on each other date on which principal of such Loan is required to be paid hereunder, which shall include each optional prepayment date set forth in a Notice of Prepayment and each date required in respect of a mandatory prepayment pursuant to Section 5.06, and (iii) on the Maturity Date for such Loan; provided that interest accrued pursuant to clause (b) of this Section 2.09 shall be due and payable on demand.

(d) All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day of the relevant Interest Period); provided, that all computations of interest calculated at the rate set forth in clause (b) above shall be made on the basis of a year of 365 days for the actual number of days (including the first but excluding the last day) elapsed.

(e) Each determination by the Facility Agent of an interest rate or component thereof under this Agreement shall be conclusive and binding for all purposes, absent manifest error.

(f) The Facility Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rates determined by the Facility Agent for purposes of this Agreement.

Section 2.10 Substitute Interest Rate Determination.

(a) If prior to the commencement of any Interest Period (an “Affected Interest Period”):

(i) the Facility Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Libor Rate, as applicable, for such Affected Interest Period; or

(ii) the Facility Agent is advised by the Required Lenders of a Series that the Adjusted Libor Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans of such Series for such Affected Interest Period;

then the Facility Agent shall give notice thereof to the Borrower as soon as practicable thereafter.  During the thirty-day period following the delivery of such notice, the Lenders of such Series and the Borrower shall negotiate in good faith to agree upon a substitute interest rate basis for such Series which shall reflect the cost to the Lenders of such Series of funding and maintaining the Loans of such Series from alternative sources (a "Substitute Basis").

(b) If a Substitute Basis is agreed upon by the Borrower and the Required Lenders of such Series during such period, such Substitute Basis shall apply in lieu of the Libor Rate to all Interest Periods for all Loans of such Series commencing on or after the first day of the Affected Interest Period, until the circumstances giving rise to such notice have ceased to apply.  If a Substitute Basis is not agreed upon during such period, the Facility Agent shall (based upon the information provided to it by the Required Lenders of such Series), acting in a commercially reasonable manner, determine the interest rate basis reflecting the cost to the Lenders of funding the Loans of such Series and promptly deliver a certificate to the Borrower setting forth in reasonable detail the basis of the computation of such interest rate, which certification shall be presumptively correct and binding on the Borrower in the absence of demonstrable error, and such interest rate shall apply in lieu of the Libor Rate to all Interest Periods for the Loans of such Series commencing on or after the first day of the Affected Interest Period, until the circumstances giving rise to such notice have ceased to apply.  If the Borrower at any time reasonably determines in good faith that the circumstances giving rise to the notice delivered by the Facility Agent under clause (a) of this Section 2.10 no longer exist, at the Borrower’s request, the Facility Agent shall request written confirmation from the Lenders of such Series as to whether the circumstances giving rise to such notice have ceased to exist.  If such written confirmation is delivered by the Required Lenders of such Series, then the Substitute Basis shall cease to apply in lieu of the Libor Rate for all Loans of such Series commencing on the first Business Day of the next succeeding Interest Period.

Section 2.11 Payments and Computations.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees or otherwise) not later than 1:00 p.m. (New York City time), on the date when due, in immediately available funds, without set off or counterclaim, free of any restriction or condition.  Except as otherwise provided herein, all such payments shall be made to the Administrative Account.  Any amounts received by the Facility Agent after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.

(b) The Facility Agent shall promptly pay when due hereunder to each Lender of a Series to such account as such Lender shall indicate in writing, such Lender’s Ratable Share of all payments of principal and interest in respect of Loans of such Series, together with all other amounts due to such Lender with respect thereto or otherwise due from the Borrower to such Lender hereunder or under any other Credit Document, in each case in accordance with the applicable Distribution Certificate, Supplemental Distribution Certificate or Notice of Prepayment and solely to the extent such amounts have been received by the Facility Agent or (except in respect of any prepayment) are available to it for such payment in accordance with the terms hereof in the Facility Account or the Reserve Account or, in accordance with Section 2.08(c), in the Facility Account, the Reserve Account, the Royalties Tax Account or the Controlled Deposit Account.

(c) Except as otherwise provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension; provided that, in the case of any payment accruing interest, if such next succeeding Business Day would fall in the next calendar month, the date for payment shall be the next preceding Business Day.

(d) All payments hereunder shall be made in Dollars.

(e) All payments in respect of the principal amount of any Loan shall be accompanied by payment of all accrued interest on the principal amount being repaid or prepaid, including pursuant to Sections 2.05, 5.06 and 6.02.

(f) The Borrower hereby irrevocably authorizes the Facility Agent and each Lender to charge any deposit account (other than the I/C Loan Account) of the Borrower maintained with the Facility Agent or such Lender for each payment of principal, interest and fees as it becomes due hereunder or any other amount due to such Lender under the Credit Documents.

(g) If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to an Eligible Assignee.  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(h) Unless the Facility Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Facility Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Facility Agent may (but shall have no obligation to) assume that the Borrower has made such payment on such date in accordance herewith and may (but shall have no obligation to), in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Facility Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Facility Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Facility Agent in accordance with banking industry rules on interbank compensation.

(i) If any Lender shall fail to make any payment required to be made by it hereunder, then the Facility Agent may (but shall have no obligation to), in its discretion, notwithstanding any contrary provision hereof: (i) apply any amounts thereafter received by the Facility Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder; application of amounts pursuant to clauses (i) and (ii) above shall be made in any order determined by the Facility Agent in its discretion.

(j) If the Facility Agent or any Lender for any reason obtain funds intended for the I/C Loan Account, then the Facility Agent or such Lender receiving such funds shall promptly, upon its knowledge of its receipt of such funds, transfer such funds to the I/C Loan Account.

Section 2.12 Hedge Requirements.

(a) The Borrower will, at its expense, arrange to enter into one or more Hedge Transactions for each Series satisfying the requirements of this Section 2.12 by no later than the initial Funding Date for such Series.  With respect to each Series, the Borrower’s Hedge Transactions with respect to the Loans of such Series shall: (i) satisfy the Notional Hedge Amount Requirements for such Series and (ii) incorporate such other terms as the Arranger or the Facility Agent may reasonably direct in consultation with the Borrower.

(b) If on any Payment Date, the actual aggregate notional amount of any of the Hedge Transactions, in each case in effect with respect to the Loans of a Series, does not satisfy the applicable Notional Hedge Amount Requirements for such Series, the Borrower shall so notify the Facility Agent and the Lenders and promptly enter into additional, or terminate existing, Hedge Transactions in effect with respect to the Loans of such Series, in whole or in part, as necessary in order to ensure that the actual aggregate notional amount of the Hedge Transactions, in each case in effect with respect to the Loans of such Series, after giving effect to such addition or termination, satisfies the applicable Notional Hedge Amount Requirements for such Series, as re-calculated by the Borrower on such date and promptly notified to the Facility Agent.  Each additional Hedge Transaction entered into by the Borrower pursuant to this Section 2.12(b) must satisfy the conditions set forth in Section 2.12(a) above.

(c) On each date that a repayment of the principal amount of the Loans of a Series is made hereunder (other than with regularly scheduled payments of principal on the Loans of such Series), the aggregate notional amounts of the Hedge Transactions applicable to such Series shall be reduced such that, after giving effect to such reduction, the aggregate notional amount of all Hedge Transactions, in each case applicable to such Series, after giving effect to such addition or termination, satisfied the applicable Notional Hedge Amount Requirements for such Series, in each case as re-calculated by the Borrower on such date and promptly notified to the Facility Agent.

(d) In the event that a termination payment is paid by a Hedge Counterparty to the Borrower, that termination payment shall either be paid directly to the replacement counterparty who is entering into the replacement Hedge Transaction, if any, or to the Facility Account to be applied on the next Payment Date or such other date as may be applicable in accordance with Section 2.08.

Section 2.13 Increased Costs; Capital Adequacy.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Affected Party (except any such reserve requirement reflected in the Adjusted Libor Rate);

(ii) impose on any Affected Party or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Affected Party; or

(iii) subject any Affected Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Affected Party of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Affected Party hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Affected Party, as the case may be, such additional amount or amounts as will compensate such Lender or such other Affected Party, as the case may be, for such additional costs incurred or reduction suffered as shall be reasonably determined by such Lender.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered as shall be reasonably determined by such Lender.

(c) A certificate of a Lender certifying (i) the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 and (ii) the basis for the calculation of such amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within five (5) Borrower Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.13 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then such 180 day period shall be extended to include any period of retroactive effect of such Change in Law.

Section 2.14 Break Funding Payments.  In the event of (a) the payment of any principal of any Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, continue or prepay any Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of profit) as shall be reasonably determined by such Lender.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the basis therefor and setting forth the manner in which such amount or amounts were determined shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within five (5) Borrower Business Days after receipt thereof.

Section 2.15 Illegality.  If it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to make or maintain any (or any portion of any) Loans, then: (a) such Lender shall promptly (upon becoming aware of that event) notify the Facility Agent and the Borrower; (b) at such Lender’s option, on notice and demand thereof by such Lender to the Borrower (with a copy to the Facility Agent), such Lender’s Commitment shall be immediately cancelled; and (c) the Borrower shall prepay in full such Lender’s Loans on the date specified in such notice, which date shall be no earlier than the last day such Lender may lawfully continue to maintain such Loans (including any applicable grace period permitted by law); provided that another Lender (by notifying the Facility Agent, who shall inform the affected Lender and the Borrower) may elect to fund such prepayment and assume the affected Lender’s Commitment, if applicable, its Loans and its other obligations in respect thereof.  Upon any such prepayment, the Borrower or such other Lender, as the case may be, shall also pay all accrued interest on the principal amount so prepaid.

Section 2.16 Taxes

(a) Payments Free of Taxes.  Any and all payments of Obligations by or on account of the Borrower hereunder or under any other Credit Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Affected Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Facility Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments.  As soon as practicable after any payment of Taxes by or on behalf of the Borrower to a Governmental Authority pursuant to this Section 2.16 or otherwise pursuant to the Credit Documents, including in respect of any Royalties-related Taxes, the Borrower shall deliver to the Facility Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to each Affected Party.

(d) Indemnification by the Borrower.  The Borrower shall indemnify each Affected Party, within ten (10) Borrower Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Affected Party or required to be withheld or deducted from a payment to such recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability shall be delivered to the Borrower by a Lender (with a copy to the Facility Agent), or by the Facility Agent on its own behalf or on behalf of any other Affected Party,  in connection with any such demand and shall be conclusive absent manifest error.

(e) Indemnification by the Lenders.  Each Lender shall severally indemnify the Facility Agent, within ten (10) Borrower Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Facility Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07(h) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Facility Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Facility Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Facility Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Facility Agent to such Lender from any other source against any amount due to the Facility Agent under this paragraph (e).

(f) Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Facility Agent, at the time or times reasonably requested by the Borrower or the Facility Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Facility Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Facility Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Facility Agent as will enable the Borrower or the Facility Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Facility Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Lender that is not a U.S. Person (such Lender, a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the Affected Party) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the Affected Party) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Facility Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Facility Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Facility Agent as may be necessary for the Borrower and the Facility Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Facility Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds and Recoveries.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of, or otherwise recovered from the relevant Governmental Authority, any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out of pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival.  Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Facility Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Credit Documents.

(i) Defined Terms.  For purposes of this Section 2.16, the term “Applicable Law” includes FATCA.

Section 2.17 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous (as reasonably determined by the Lender) to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.13, if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Facility Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.07, all its interests, rights (other than its existing rights to payments pursuant to Section 2.13 or 2.16) and obligations under this Agreement and other Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder or under any other Credit Document, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments, (iii) such assignment otherwise complies with the requirements of Section 9.07 and (iv) such assignment does not conflict with Applicable Law.  Such assignment and delegation shall be made without recourse except if caused by a default of any Lender to fund its Loans, in which case such Lender will remain jointly and severally liable for all of the obligations which default caused the assignment and delegation, strictly to the extent of such default, until such date as the assigning Lender or the assignee may fully comply with such defaulted obligations.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.18 Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) the Commitment and Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.01); provided, that, except as otherwise provided in Section 9.01, this clause (a) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(b) any amount payable to a Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Facility Agent in a segregated non-interest bearing account and, to the fullest extent permitted by law, be applied at such time or times as may be determined by the Facility Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Facility Agent hereunder, and (ii) after payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct; and

(c) the rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to other rights and remedies which the Borrower, the Facility Agent or any other Lender may have against such Defaulting Lender.

Section 2.19 Returned Payment; Continuation; Reinstatement.  If at any time: (a) one or more of the conditions or events set forth in Section 7.01(h) or (i) shall occur or (b) after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through enforcement of any security interest or exercise of a right of setoff), the Facility Agent, the Collateral Agent or any Secured Party is for any reason compelled to surrender all or any part of such payment or proceeds to any Person or all or any part of such payment or proceeds are set aside, defeased, rescinded or reduced in any amount because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Facility Agent, the Collateral Agent or such Secured Party in its discretion), then the Obligations or part thereof intended to be satisfied, this Agreement, the Security Documents and all Liens, rights and remedies therefor or related thereto shall remain and continue in full force and effect or shall be automatically revived and reinstated and continue, as the case may be, as if such payment or proceeds had not been received by the Facility Agent, the Collateral Agent or such Secured Party; provided, that, subject to and as limited by the terms of the proviso set forth in Section 7.02 of the Seller Security Agreement, the foregoing shall be without prejudice to any termination of the Seller’s obligations pursuant to and in accordance with Section 6.01(d)(ii) of the Seller Security Agreement.  The provisions of this Section 2.19 shall be and remain effective notwithstanding any contrary action which may have been taken by the Facility Agent, the Collateral Agent or any Secured Party in reliance upon such payment or application of proceeds.  The provisions of this Section 2.19 shall survive the termination of this Agreement.

ARTICLE 3
CONDITIONS TO CLOSING AND FUNDING

Section 3.01 Conditions Precedent to Effectiveness.  The Commitments of the Initial Lenders shall be effective on the Borrower Business Day on which all of the following conditions are satisfied (the “Effective Date”):

(a) Credit Documents. The Facility Agent shall have received this Agreement and each of the other Credit Documents (other than the Israeli Security Agreement, the Security Agreement, the Seller Security Agreement, Royalties Deed C, Royalties Deed D, the Borrower Registration, the Collateral Agent Registration, the filing and registration in the Israeli Pledges Registry of the Collateral Agent’s Security Interest in the Collateral, the Hedge Agreements with respect to the Initial Series, the Royalties Payment Instruction, the Subscription Agreement, the Account Control Agreement, the UCC Financing Statements and the Notes), in each case originally executed and delivered by Authorized Officer(s) of each party hereto and thereto.

(b) No Material Adverse Effect. Since December 31, 2012, there shall not have been any event, change, occurrence, circumstance, development, effect or fact that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(c) Organizational Documents; Incumbency; Documents.  The Facility Agent shall have received for each of the Borrower, the Seller, N.M.A. Energy Resources Ltd., in its capacity as the Manager and the Servicer, and, solely with respect to the Royalties Payment Instruction, the Project Company:

(i) copies of its Organizational Documents:  (A) certified as of the Effective Date or a recent date prior thereto by the appropriate governmental official and (B) certified by its secretary or another of its Authorized Officers with the knowledge and authorization to provide such certification as of the Effective Date, in each case as being correct, complete and in full force and effect without modification or amendment;

(ii) signature and incumbency certificates of its Authorized Officers executing the Credit Documents to which it is a party (and, in the case of the Manager, which it has executed on behalf of the Borrower), certified as of the Effective Date by its secretary or another of its Authorized Officers with the knowledge and authorization to provide such certification;

(iii) resolutions of its Board of Directors or similar governing body (or, in the case of the Borrower, of the Board of Directors or similar governing body of the Manager, on behalf of the Borrower) approving and authorizing its execution, delivery and performance of the Credit Documents to which it is a party or by which it or its assets may be bound as of the Effective Date, certified as of the Effective Date by its secretary or another of its Authorized Officers with the knowledge and authorization to provide such certification (or, in the case of the Borrower, the secretary of the Manager or another of the Manager’s Authorized Officers with the knowledge and authorization to provide such certification, on behalf of the Borrower) as being in correct, complete and in full force and effect without modification or amendment;

(iv) if applicable, a good standing certificate (or the substantive equivalent) from the applicable Governmental Authority of each its jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Effective Date; and

(v) copies of the executed Royalties Transfer Agreements to which the Borrower is not a party, certified by the Seller’s secretary or another of its Authorized Officers with the knowledge and authorization to provide such certification, as of the Effective Date or a recent date prior thereto, in each case as being correct, complete and in full force and effect without modification or amendment.

(d) Financial Model.  The Facility Agent and the Arranger shall have received the Financial Model, from the Servicer, on behalf of the Borrower, and such Financial Model (and the assumptions therein) shall have been approved by the Arranger.  The Financial Model shall include a certification, dated the Effective Date, of the Servicer’s secretary or another of its Authorized Officers with the knowledge and authorization to provide such certification, to the effect that the Financial Model is consistent with the Project Company Forecast Model in effect as of the Effective Date or a recent date prior thereto; provided that the Facility Agent, Arranger and Lenders hereby acknowledge and agree that the Borrower shall not assume any liability for errors or omissions of the Project Company Forecast Model, and that the Borrower is not making any representations as to the truth, accuracy or completeness of the Project Company Forecast Model.

(e) [Reserved.]

(f) [Reserved.]

(g) Patriot Act, Etc.  The Facility Agent and each Initial Lender shall have received, to the extent requested by the Facility Agent or any of the Initial Lenders at least five (5) days prior to the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti money laundering rules and regulations, including the Patriot Act, for the Borrower and each other applicable party to this Agreement, any other Credit Document or the Intercompany Loan Agreement.

(h) Officer’s Certificate.  The Facility Agent shall have received certificates, signed by a duly Authorized Officer of:

(i) the Seller, certifying that: (A) all of its representations and warranties in the Credit Documents to which it is a party are true and correct, in each case, as of the Effective Date, (B) no Default or Event of Default, default, event of default or similar event under any Credit Document to which the Seller is a party has occurred and is continuing, in each case resulting from, or could reasonably be expected in each case to result from: (1) its execution and delivery of any of the Credit Documents to which it is a party, (2) the performance, or failure to perform, of any of its obligations under any of the Credit Documents to which it is a party, or (3) the consummation of the transactions contemplated thereby, and (C) to its knowledge, no other Default, Event of Default, default, event of default or other similar event under any Credit Document has occurred and is continuing or could reasonably be expected to result from the execution, delivery or performance of any of the Credit Documents to which it is a party or the consummation of the transactions contemplated thereby;

(ii) the Borrower, certifying that: (A) all of its representations and warranties in the Credit Documents to which it is a party are true and correct, in each case, as of the Effective Date, and (B) no Default, Event of Default, Early Amortization Event, default, event of default, acceleration or similar event under any Credit Document has occurred and is continuing, in each case resulting from, or could reasonably be expected to result from:  (1) the execution, delivery or performance of any of the Credit Documents to which it is a party or (2) the consummation of the transactions contemplated hereby or thereby; and

(iii) N.M.A. Energy Resources Ltd., certifying that: (A) all of its representations and warranties contained in the Credit Documents to which it is a party are true and correct, in each case, as of the Effective Date and (B) no Default, Event of Default, default, event of default or similar event under any Credit Document to which it is a party has occurred and is continuing, in each case resulting from, or could reasonably be expected in each case to result from: (1) its execution or delivery of any of the Credit Documents to which it is a party, (2) the performance, or failure to perform, of any of its obligations under the Credit Documents to which it is a party, or (3) the consummation of any of the transactions contemplated thereby.

(i) Service of Process.  The Facility Agent shall have received a copy of the executed agreements evidencing that each of the Servicer (on its own behalf, as Servicer) and the Manager (on behalf of the Borrower) has appointed an agent for the purpose of service of process with respect to the Credit Documents to which it is a party (in each such capacity) and that such agent has accepted such appointment in writing, which appointment and acceptance includes the agreement of such agent to give the Facility Agent notice of any resignation of such agent or other termination of its agency relationship with the Servicer (on its own behalf, as Servicer) or the Manager (on behalf of the Borrower).  The Facility Agent shall have received a copy of the executed agreements evidencing that the Project Company has appointed an agent for the purpose of service of process with respect to the Royalties Payment Instruction and that such agent has accepted such appointment in writing, which appointment and acceptance includes the agreement of such agent to give the Facility Agent notice of any resignation of such agent or other termination of its agency relationship with the Project Company.

(j) Independent Manager.  The Facility Agent shall have received evidence that the Borrower has appointed the Independent Manager.

(k) No Adverse Rule or Regulation.  No statute, rule, regulation, order or other legal or regulatory developments shall be applicable in the reasonable judgment of the Facility Agent or any Initial Lender that would: (i) make any of the transactions contemplated by any of the Credit Documents illegal, (ii) otherwise prevent, restrain or impose any materially adverse conditions on or result in the material impairment of any of the transactions contemplated by any of the Credit Documents; or (iii) restrain, prevent or impose any materially adverse conditions upon the ability of any Initial Lender to make its Loans as contemplated hereunder.

(l) [Reserved.]

(m) [Reserved.]

(n) [Reserved.]

(o) Due Diligence.  Each Initial Lender and the Arranger shall have completed its due diligence of the Borrower, the Servicer, the Financial Model, the Collateral and matters relating thereto, and the results of such investigation shall be satisfactory to each such Initial Lender and the Arranger.

Section 3.02 Conditions Precedent to Funding.  The obligation of each applicable Lender to make a Loan on the Funding Date for a Series shall be subject to the satisfaction of the following conditions on the date of the Notice of Borrowing for such Series (and each of the giving of such Notice of Borrowing and the acceptance by the Borrower of the Loans on the such Funding Date shall constitute a representation and warranty by the Borrower that on the date thereof such statements are true as of such date):

(a) Officer’s Certificate. The Facility Agent shall have received a certificate dated the date of the Notice of Borrowing, signed by a duly Authorized Officer of:

(i) the Seller, certifying that, in each case, before and after giving effect to the funding of such Loans and the application of the proceeds thereof: (A) all of its representations and warranties in the Credit Documents to which it is a party are true and correct, (B) no Default or Event of Default, default, event of default or similar event under any Credit Document to which the Seller is a party has occurred and is continuing, in each case resulting from, or could reasonably be expected in each case to result from: (1) its execution and delivery of any of the Credit Documents to which it is a party, (2) the performance, or failure to perform, of any of its obligations under any of the Credit Documents to which it is a party, or (3) the consummation of the transactions contemplated thereby, and (C) to its knowledge, no other Default, Event of Default, default, event of default or other similar event under any Credit Document has occurred and is continuing or could reasonably be expected to result from the execution, delivery or performance of any of the Credit Documents to which it is a party or the consummation of the transactions contemplated thereby;

(ii) the Borrower, certifying that, in each case, before and after giving effect to the funding of such Loans and the application of the proceeds thereof: (A) all of its representations and warranties in the Credit Documents to which it is a party are true and correct and (B) no Default, Event of Default, Early Amortization Event, default, event of default, acceleration or similar event under any Credit Document has occurred and is continuing, in each case resulting from, and or could reasonably be expected to result from:  (1) the execution, delivery or performance of any of the Credit Documents to which it is a party or (2) the consummation of the transactions contemplated hereby or thereby; and

(iii) N.M.A. Energy Resources Ltd., certifying that, in each case, before and after giving effect to the funding of such Loans and the application of the proceeds thereof: (A) all of its representations and warranties contained in the Credit Documents to which it is a party are true and correct and (B) no Default, Event of Default, default, event of default or similar event under any Credit Document to which it is a party has occurred and is continuing, in each case resulting from, or could reasonably be expected in each case to result from: (1) its execution or delivery of any of the Credit Documents to which it is a party, (2) the performance, or failure to perform, of any of its obligations under the Credit Documents to which it is a party, or (3) the consummation of any of the transactions contemplated thereby.

(b) No Material Adverse Effect. Since the Effective Date, there has not been any event, change, occurrence, circumstance, development, effect or fact that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(c) Notice of Borrowing. The Facility Agent shall have received a duly executed Notice of Borrowing by no later than 1:00 p.m. (New York City time) on the third (3rd) Borrower Business Day prior to the requested date of such loans.

(d) Collateral.  The Collateral Agent and the Facility Agent shall have received:

(i) evidence satisfactory to the Collateral Agent of: (A) the approval of the Petroleum Commissioner to the transfer of the Royalties from the Project Company to the Seller; (B) the registration in the Petroleum Register of the Seller’s rights in the Royalties, (C) the approval of the Petroleum Commissioner to the transfer of the Royalties from the Seller to the Borrower, (D) the registration in the Petroleum Register of the Borrower’s rights in the Royalties, (E) the approval of the Petroleum Commissioner to the Security Interest of the Collateral Agent (for the benefit of the secured parties) in the Royalties, and (F) the registration in the Petroleum Register of the Security Interest of the Collateral Agent (for the benefit of the secured parties) in the Royalties, in each case, such approval or registration to be in substance satisfactory to the Facility Agent;

(ii) evidence satisfactory to the Collateral Agent of the filing in the appropriate filing office in the State of Delaware, of UCC financing statements in the forms attached as Schedule 3 (the “UCC Financing Statements”): (A) with respect to the Sale and Contribution of the Royalties Receivables, naming the Seller, as the debtor, the Borrower as the secured party and the Collateral Agent, for the benefit of the Secured Parties, as the assignee, (B) with respect to the Collateral, naming the Borrower, as the debtor and the Collateral Agent, for the benefit of the Secured Parties, as the secured party and (C) with respect to the Seller Collateral, naming the Seller as the debtor and the Collateral Agent, for the benefit of the Secured Parties, as the secured party;

(iii) evidence satisfactory to the Collateral Agent of the filing and registration in the Israeli Pledges Registry, in proper form, of the Collateral Agent’s security interest in the Collateral on behalf of secured parties;

(iv) evidence satisfactory to the Collateral Agent that all other instruments or documents necessary to be filed, registered or recorded under the UCC or any Applicable Law of any applicable jurisdictions (in each case in proper form for such filing, registering or recording) in order to create and perfect in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable Lien on the Collateral and the Seller Collateral, prior and superior in right to any other Lien have been so filed, registered or recorded;

(v) search reports as of the date of the Notice of Borrowing or a recent date prior thereto listing all effective UCC financing statements that name any of the Project Company, the Seller or the Borrower as debtor and that are filed, in the case of the Project Company, in the District of Columbia, or in the case of the Seller or the Borrower, the State of Delaware and in such other jurisdictions that any Lender shall reasonably request, together with copies of such UCC financing statements (none of which shall cover any Collateral unless the Collateral Agent is the designated Secured Party thereunder);

(vi) extracts from the Israeli Pledges Registry, as of the date of the Notice of Borrowing or a recent date prior thereto, verifying that there are no effective filings or registrations in the Israeli Pledges Registry of any Lien on any of the Royalties, the Royalties Receivables or the Collateral other than those in favor of the Collateral Agent, for the benefit of the secured parties; and

(vii) extracts from the Petroleum Register, as of the date of the Notice of Borrowing or a recent date prior thereto, verifying that there are no effective filings or registrations in the Petroleum Register of (A) any transfer of any Royalties, Royalties Receivables or Collateral other than the transfers by the Project Company to the Seller and by the Seller to the Borrower, or (B) any Lien on any of the Royalties, Royalties Receivables or Collateral in favor of any Person other than the Collateral Agent, for the benefit of the secured parties.

(e) Credit Documents. The Facility Agent shall have received (i) the Israeli Security Agreement, the Security Agreement, the Seller Security Agreement, Royalties Deed C, Royalties Deed D, the Borrower Registration, the Collateral Agent Registration, the filing and registration in the Israeli Pledges Registry of the Collateral Agent’s Security Interest in the Collateral, the Hedge Agreements with respect to the Initial Series, the Royalties Payment Instruction, the Account Control Agreement, the UCC Financing Statements and the Notes in respect of the Initial Series, in each case originally executed and delivered by Authorized Officer(s) of each party thereto and (ii) an accurate and complete copy the Intercompany Loan Agreement, executed by Authorized Officer(s) of each party thereto.

(f) Legal Opinions.  The Facility Agent and the Collateral Agent shall have received a favorable written opinion of: (i) Freshfields Bruckhaus Deringer US LLP, as New York counsel: (A) dated the date of the Notice of Borrowing, (B) addressed to the Facility Agent, the Collateral Agent, the Arranger and each of the Initial Lenders and (C) in form and substance reasonably satisfactory to the Facility Agent, the Collateral Agent, the Arranger and each of the Initial Lenders; (ii) Gornitzky & Co., as local Israeli counsel: (A) dated the date of the Notice of Borrowing, (B) addressed to the Facility Agent, the Collateral Agent, the Arranger and each of the Initial Lenders and (C) in form and substance reasonably satisfactory to the Facility Agent, the Collateral Agent, the Arranger and each of the Initial Lenders; (iii) Herzog Fox & Neeman, as local Israeli counsel: (A) dated the date of the Notice of Borrowing, (B) addressed to the Facility Agent, Collateral Agent, the Arranger and each of the Initial Lenders and (C) in form and substance reasonably satisfactory to the Facility Agent, Collateral Agent, the Arranger and each of the Initial Lenders; (iv) the Seller’s and the Borrower’s in-house counsel: (A) dated the date of the Notice of Borrowing, (B) addressed to the Facility Agent, Collateral Agent, the Arranger and each of the Initial Lenders and (C) in form and substance reasonably satisfactory to the Facility Agent, Collateral Agent, the Arranger and each of the Initial Lenders; and (v) the Project Company’s, the Manager’s and the Servicer’s in-house counsel: (A) dated the date of the Notice of Borrowing, (B) addressed to the Facility Agent, Collateral Agent, the Arranger and each of the Initial Lenders and (C) in form and substance reasonably satisfactory to the Facility Agent, Collateral Agent, the Arranger and each of the Initial Lenders.

(g) No New Information; Due Diligence.  Other than changes occurring in the ordinary course of business, no information or materials have become available after the Effective Date (or should have been available prior to the Effective Date but were not provided) that are materially inconsistent with the information or material previously provided to the Arranger, the Facility Agent and/or the Lenders for their due diligence review.

(h) No Adverse Rule or Regulation. No statute, rule, regulation, order or other legal or regulatory developments shall be applicable in the reasonable judgment of the Facility Agent, the Arranger or any Lender that would restrain, prevent or impose any materially adverse conditions upon the ability of any Lender to make its Loans on the Funding Date.

(i) Solvency Certificate.  The Facility Agent shall have received a Solvency Certificate duly executed by an Authorized Officer of the Seller dated as of the Notice Date for the Initial Series and addressed to each Lender.

(j) Hedge Transaction.  The Facility Agent shall have received evidence reasonably satisfactory to it that the Hedge Transactions required under Section 2.12 are satisfied.

(k) Other Credit Documents.  The Facility Agent shall have received evidence reasonably satisfactory to it that all conditions precedent in the other Credit Documents shall have been satisfied.

(l) Governmental and Other Consents.  The Facility Agent shall have received copies, certified by an Authorized Officer of the Borrower as of the Notice Date for the Initial Series or a recent date prior thereto, of all governmental and third party consents, filings, notices, registrations and approvals necessary or advisable in connection with the Credit Documents and the transactions contemplated thereby (without the imposition of any conditions that are not acceptable to the Facility Agent), and all such consents, filings, notices, registrations and approvals shall remain in full force and effect and shall be listed on Schedule 2.

(m) Effective Date.  The Effective Date shall have occurred.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Borrower.  In order to induce the Facility Agent, the Collateral Agent and the Lenders to enter into this Agreement and to make each Loan to be made hereunder, the Borrower represents and warrants to the Facility Agent, the Collateral Agent and each Lender on (1) the Effective Date or, solely with respect to a statement, representation and warranty or portion thereof relating to a Credit Document dated on or about the Notice Date for the Initial Series, on such Notice Date, and (2) each Notice Date, each Funding Date and each other day until the Final Payout Date, that the following statements are true and correct; provided, however, that if any such statement or portion thereof is specified as relating to a particular date or dates, then instead of the foregoing, then the Borrower’s representation and warranty with respect to such statement or portion thereof is made on the date or dates so specified and each other day thereafter until the Final Payment Date; provided, further, however, that with respect to the Borrower's representation and warranty under (x) Section 4.01(e), such representation is to be made on each Notice Date and each Funding Date and (y) Section 4.01(p), such representation is to be made on the Effective Date, each Notice Date and each Funding Date:

(a) Organization; Powers.  The Borrower: (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware as a limited liability company, (ii) has all requisite power and authority to own and operate its properties, to carry on its business and operations as now conducted or proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, (iii) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where its assets are located and wherever necessary or advisable to carry out its business and operations as now conducted or proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, (iv) does not operate or do business under any assumed, trade or fictitious name and (v) has no Subsidiaries.

(b) Authorization; Enforceability.  The execution, delivery and performance of the Credit Documents to which it is a party are within the Borrower’s powers and have been duly authorized by all necessary actions of the Borrower and, if required, the owners of its membership interests.  Each Credit Document to which it is a party has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) No Conflicts.  The execution, delivery and performance by the Borrower of the Credit Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not: (i) violate any Governmental Approval or any provision of any law or any governmental rule or regulation applicable to the Borrower, any of its Organizational Documents, or any order, judgment or decree of any court or other Governmental Authority binding on it; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Governmental Approval or any indenture, material agreement or other material instrument (each a “Contractual Obligation”) binding upon the Borrower or any of its properties or assets, or give rise to a right thereunder to require any payment to be made by the Borrower; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower (other than the Lien on the Collateral created under the Security Documents in favor of the Collateral Agent, on behalf of Secured Parties); or (iv) require any approval or consent of any Person (other than the Seller) under any Contractual Obligation of the Borrower.

(d) Governmental Approvals.  The execution, delivery and performance by the Borrower of the Credit Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for (i) the Governmental Approvals and (ii) any other filings, registrations, notices, approvals and recordings with respect to the Collateral, which in each case in clauses (i) and (ii), will have been made or obtained, as required, on or prior to the Notice Date for the Initial Series and will thereafter be in full force and effect.

(e) No Material Adverse Change.  As of the Notice Date for each Series and the Funding Date for each Series, no event, change or condition has occurred that has had, or could reasonably be expected to have, alone or in the aggregate, a Material Adverse Effect, since the Effective Date.

(f) Taxes.  (i) All Tax returns and reports of the Borrower required to be filed by it have been timely filed, and all Taxes due and payable and all assessments, fees and other governmental charges upon the Borrower and upon its properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been set aside on its books in accordance with GAAP.  No Tax liens have been filed and no claims are being asserted with respect to any such Taxes.

(ii) Under Applicable Law and the Israeli Tax Ruling, upon the Sale or other disposition of Collateral pursuant to the Security Agreement or the Israeli Security Agreement, the Seller (and not the Borrower, the Collateral Agent or any Secured Party, including directly from the proceeds of such Sale or other disposition) will be required pay all related Taxes (other than value added taxes) to the applicable tax authority to whom such Taxes are due.

(g) No Indebtedness.  The Borrower has no Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of this Agreement or otherwise permitted hereunder.

(h) Title to Assets.  The Borrower has no fee, leasehold or other property interests in any real property assets. The Borrower owns and has good and valid title to all of its assets, including, as of the Initial Funding Date and each date thereafter, all of the Collateral, free and clear of all Liens except the Lien in favor of the Collateral Agent contemplated by the Security Documents.  Without limiting the foregoing, as of the Notice Date for the Initial Series and on each date thereafter, all other filings, recordings, registrations or other actions required in any applicable jurisdiction in order to perfect and protect the Borrower’s interest in and sole ownership of the Collateral as against the interest of any other Person (other than recipients, assignees or transferees of the Project Company's rights pursuant to a Forced Transfer) have been duly made or taken; provided, that the Borrower will not have any rights against third-party purchasers in respect of after-extracted oil or gas that such third-party purchases directly from the Project Company.

(i) No Litigation.  No action, suit, investigation, litigation or proceeding, by or before any court, arbitrator or Governmental Authority are pending or, to the knowledge of the Borrower, threatened against or affecting it or any of the Collateral or that involve any of the Credit Documents or the transactions contemplated thereby exists.

(j) Compliance with Laws and Agreements.  The Borrower is in compliance in all material respects with: (i) all applicable statutes, laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject, and all applicable restrictions imposed by, all Governmental Authorities, (ii) all Contractual Obligations binding upon it or any of its properties or assets, including the Credit Documents and (iii) its Organizational Documents.

(k) No Default.  No Default, Event of Default, default, event of default, acceleration or any similar event under any Credit Document has occurred and is continuing, or could reasonably be expected to result from the execution, delivery or performance of any of the Credit Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, including the funding of the Loans on each Funding Date and the application of the proceeds thereof.

(l) Investment Company Status.  The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

(m) ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The Borrower and each ERISA Affiliate does not maintain or contribute to, and has never maintained or contributed to, any Plan.

(n) Margin Stock.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System.

(o) Ownership.  The Seller is the legal and beneficial owner of 100% of the membership interests of the Borrower, and all of such membership interests have been duly authorized and validly issued and are fully paid and are owned by the Seller free and clear of all warrants, options, rights to purchase and any other Liens, other than, on and after the Notice Date for the Initial Series, the Security Interest of the Collateral Agent under the Seller Security Agreement.

(p) Solvency; Fraudulent Conveyance.  Prior to and upon the incurrence of any Loans hereunder and on the Effective Date, the Notice Date for each Series and the Funding Date for each Series, the Borrower is and will be Solvent.  On the Initial Funding Date, the Borrower has given fair consideration and reasonably equivalent value in exchange for the sale and contribution of the Royalties Receivables by the Seller under the Royalties Sale and Contribution Agreement, and such sale and contribution has not been made for or on account of an antecedent debt owed by the Seller to the Borrower.

(q) Information.  The Borrower disclosed to the Facility Agent and the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No written information, exhibit or report (other than any projections and other information of a general economic or general industry nature included therein) furnished by the Borrower to the Facility Agent, the Arranger or any Lender pursuant to the terms of this Agreement, nor any of the information contained herein, when taken as a whole, on the date so provided, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein and herein not misleading in light of the circumstances under which they were made; provided, however, (i) the Borrower is not making any representations as to the truth, accuracy or completeness of information provided to it by the Project Company and (ii) to the extent such information, exhibit or report furnished by the Borrower to the Facility Agent, the Arranger or any Lender is based on information provided it by the Project Company, the Borrower is not making any representations as to the truth, accuracy or completeness of information provided to it by the Project Company that is the basis for such information, exhibit or report furnished by the Borrower to the Facility Agent, the Arranger or any Lender.

(r) Anti-Corruption.  On a continuing basis, the Borrower and its members, directors, officers, employees, and agents have conducted their business in compliance with Anti-Corruption Laws and to the extent required have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(s) OFAC.  On a continuing basis, none of the Borrower or any of its members or managers acting or benefiting in any capacity in connection with the Credit Documents: (i) is a Designated Person; (ii) is a Person that is owned or controlled by a Designated Person; or (iii) is located, organized or resident in a Sanctioned Country.

(t) Compliance with Sanctions.  The Borrower is in compliance with all Sanctions.

(u) Royalties Receivables.  The Royalties Sale and Contribution Agreement will have created, on the Initial Funding Date, a valid sale, transfer, contribution and assignment to the Borrower of all right, title and interest of the Seller in and to all Royalties Receivables purportedly conveyed to the Borrower thereunder, and the Borrower will have thereby purchased, accepted and acquired valid and properly perfected sole title to and is, on such date and each date thereafter, the sole record and beneficial owner of such Royalties Receivables free and clear of any Liens other than the Lien of the Collateral Agent contemplated by the Security Documents. Without limiting the foregoing, as of the Notice Date for the Initial Series and on each date thereafter, all other filings, recordings, registrations or other actions required in any applicable jurisdiction in order to perfect and protect the Borrower’s sole title to, interest in and ownership of the Royalties Receivables as against the interest of any other Person, including any purchasers from or, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, creditors  of the Seller or the Project Company (other than recipients, assignees or transferees of the Project Company’s rights pursuant to a Forced Transfer) have been duly made or taken; provided, that the Borrower will not have any rights against third-party purchasers in respect of after-extracted oil or gas that such third-party purchases directly from the Project Company.

(v) Security.  The provisions of the Security Agreement, the Account Control Agreement and the UCC Financing Statements described in Section 3.02(d)(ii) and filed in the State of Delaware on or prior to the Notice Date for the Initial Series, together create a valid, continuing and, as of the Initial Funding Date and on each date thereafter, perfected security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, which security interest is, as of the Initial Funding Date and on each date thereafter, prior and superior to all other Liens, and is enforceable as such against purchasers from and, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, creditors of the Borrower, the Seller or the Project Company (other than recipients, assignees or transferees of the Project Company’s rights pursuant to a Forced Transfer); provided, that the Collateral Agent will not have any rights against third-party purchasers in respect of after-extracted oil or gas that such third-party purchases directly from the Project Company.  Without limiting the foregoing, as of the Notice Date for the Initial Series, the filing and registration of the Collateral Agent Registration and the filing and registration in the Israeli Pledges Register described in Section 3.02(d)(iii) and, as of the Initial Funding Date, all other filings, recordings, registrations or other actions required in any applicable jurisdiction, including the State of Israel, in order to create, perfect and protect the Collateral Agent’s Security Interest in the Collateral as prior and superior in right to any other Lien, including as against any purchasers from or, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, creditors of the Borrower, the Seller or the Project Company (other than recipients, assignees or transferees of the Project Company’s rights pursuant to a Forced Transfer), have been duly made or taken; provided, that the Collateral Agent will not have any rights against third-party purchasers in respect of after-extracted oil or gas that such third-party purchases directly from the Project Company.

(w) Registration; Filing.  No registration of ownership or security, financing statement or other instrument similar in effect covering any of the Collateral is on file in any registration, filing or recording office of any applicable jurisdiction except: (i) the Seller Registration; (ii) as of the Funding Date for the Initial Series and on each date thereafter, the UCC Financing Statements described in Section 3.02(d)(ii) and (iii) as of the Notice Date for the Initial Series and on each date thereafter, the Borrower Registration, the filing and registration in the Israeli Pledges Registry described in Section 3.02(d)(iii), and the Collateral Agent Registration.

(x) Nonconsolidation.  The statements and factual assumptions contained in the opinion of Freshfields Bruckhaus Deringer US LLP regarding true sale and substantive consolidation matters to be delivered to the Facility Agent on the Notice Date for the Initial Series are, in each case, true and correct.

(y) Business Activities.  Since the date of its formation, the Borrower has not conducted any business other than that contemplated or permitted by its Organizational Documents and the Credit Documents.

(z) Israeli Tax Ruling.                                All representations, declarations and statements made by, or directed by the Borrower to be made on behalf of, the Borrower to the Israeli Tax Authority or their agents in connection with the Israeli Tax Ruling, including in any applications therefore, were, on the date when made, true and correct and all representations, declarations and statements in Section 1 of the Israeli Tax Ruling are true and correct.

ARTICLE 5
COVENANTS OF THE BORROWER

Section 5.01 Affirmative Covenants.  Until the Final Payout Date, the Borrower agrees that it will perform (or cause to be performed) and observe the following covenants and agreements:

(a) Reporting Requirements.  Unless otherwise provided below, the Borrower or its designee will deliver to the Facility Agent and each Lender:

(i) Annual Financial Reporting.  as soon as available and in any event within 120 days after the close of each of its fiscal years, the audited consolidated financial statements for the Seller and its Subsidiaries (including the Borrower) for such fiscal year prepared in accordance with GAAP and accompanied by an opinion, which opinion shall be prepared in accordance with GAAP and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, of the Seller’s accountants (the “Accountants”), who shall be MaloneBailey LLP or such other internationally recognized independent registered certified public accounting firm acceptable to the Facility Agent (at the written direction of the Required Lenders);

(ii) Quarterly Reporting.  within 45 days after the close of each quarterly period of each of its fiscal years, balance sheets for the Seller and the Borrower as at the close of each such period and statements of income and retained earnings and a statement of cash flows for the Seller and the Borrower for the period from the beginning of such fiscal year to the end of such quarter, all prepared in accordance with GAAP (subject to normal year-end adjustments and without footnotes) and certified by such Person’s president, chief executive officer or chief financial officer;

(iii) Compliance Certificate.  together with the annual financial statements required under subclause (i) above, a Compliance Certificate signed by an Authorized Officer of the Seller and dated the date of such annual financial statement;

(iv) ERISA.  promptly after the filing or receiving thereof, copies of all reports and notices with respect to any “Reportable Event” as defined in Section 4043 of ERISA which the Borrower or any ERISA Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U. S. Department of Labor or which the Borrower or any ERISA Affiliate receives from any such Person;

(v) Notices.  promptly upon (and in any event within two (2) Borrower Business Days after) the Borrower’s receipt, copies of:

(A) any notice of or request for cancellation, termination, consent, direction, approval, extension, waiver, default, action, breach, grant of indulgence, amendment, supplement or other modification of any Credit Document;

(B) any invoice or other request for payment from or on behalf of the Servicer, the Independent Manager, the Manager, the Collateral Agent, the Account Bank or any Hedge Counterparty; or

(C) any other material notice, financial statement, certification, report or other material communication from any Person under or in connection with any Credit Document (other than the Facility Agent);

(vi) Collateral/Payment/DSCR/Loan Life Coverage Ratio Reports  and Certificates.

(A) a quarterly report, certified by an Authorized Officer of the Borrower, on the tenth (10th) Business Day of each Interest Period, which shall include the following (each, a “Quarterly Report”):

(1)           an updated Financial Model and the results thereof reflecting all information through the end of the immediately preceding Interest Period, and if the Project Company Forecast Model has been updated and not previously provided to the Facility Agent and each Lender, the updated Project Company Forecast Model;

(2)           the amount of Royalties Receivables accrued during the immediately preceding Interest Period together with detailed calculations thereof and supporting evidence therefor, including with respect to the sales of oil and gas giving rise thereto;

(3)           details of each withholding or deduction from the Royalties Receivables or payments in respect thereof during the immediately preceding Interest Period, including the amount and detailed calculation thereof and supporting evidence therefor;

(4)           the amount on deposit in each of the Facility Account, the Reserve Account and the Royalties Tax Account on such date;

(5)           details and evidence of each Royalties Related Tax and each other amount of tax applicable to the Borrower or in respect of the Collateral paid on or prior to such date (in each case without duplication of item (3) above) or due or estimated to be due during the then current tax year, including: the date each such amount was paid or was or is due for payment, the detailed calculations of each such amount (for each such date), the effective rate of tax or levy applicable to each such amount (for each such date), and the applicable tax authority to whom each such amount was paid or was or is due to be paid (for each such date); and

(6)           any other material information regarding all or any portion of the Collateral not previously provided to the Facility Agent and the Lenders;

(B) a Distribution Certificate, certified by an Authorized Officer of the Borrower, on the third (3rd) Business Day prior to each Payment Date, each Maturity Date described in clause (a) of the definition thereof, and each other date on which payments or transfers are to be made as expressly set forth in this Agreement;

(C) a Supplemental Distribution Certificate Certified by an Authorized Officer of the Borrower on the third (3rd) Business Day after each Payment Date each Maturity Date described in clause (a) of the definition thereof, attaching the Coverage Ratio Certificate for such Payment Date;

(D) a Coverage Ratio Certificate within three (3) Business Days after the Payment Date and each other date that any Historic DSCR, Forecast DSCR or Loan Life Coverage Ratio is required to be calculated under this Agreement setting forth the detailed calculations of such applicable ratio or ratios and supporting evidence therefor, including, in each case if a Retention Event, Early Amortization Event or Event of Default has occurred in respect of such ratio on such Payment Date; and

(vii) Other Information.  such other information as the Facility Agent may from time to time reasonably request;

(viii) Amortization Schedules.  an amended Amortization Schedule for the applicable Series within two (2) Business Days of each optional and/or mandatory prepayment (including as a result of an Early Amortization Event) of the Loans of such Series in accordance with the terms of this Agreement;

(ix) Financial Model.  within thirty (30) days after the Project Company reports any revision or update to the Project Company Forecast Model, a revised and updated Financial Model reflecting all applicable changes to the Project Company Forecast Model; and

(x) Section 104G of the Israeli Income Tax Ordinance.  within thirty (30) days after the Initial Funding Date, a copy to the Facility Agent of the completed forms required to filed by the Seller and the Borrower under Section 104G of the Israeli Income Tax Ordinance with the Israeli Tax Assessor.

All financial statements required to be delivered in respect of the Seller pursuant to this Section 5.01(a) must be delivered on both a consolidated (with its consolidated subsidiaries) and a consolidating basis.  All financial statements required to be delivered in respect of the Borrower pursuant to this Section 5.01(a) must be delivered on a stand-alone basis presented as supplemental consolidating financial statements.  The Facility Agent, the Arranger and the Lenders hereby acknowledge and agree that (i) the Borrower shall not assume any liability for errors or omissions of the information provided it by Project Company and (ii) to the extent any information, exhibit or report furnished by the Borrower to the Facility Agent, the Arranger or any Lender is based on information provided it by the Project Company, the Borrower shall not assume any liability for errors or omissions resulting from errors or omissions of the information provided it by Project Company.

(b) Notice.  The Borrower will notify the Facility Agent (and with respect to an Event of Default as contemplated in clause (i) below, each other party hereto, the Servicer, the Independent Manager, and each Hedge Counterparty) in writing of each of the following promptly (and in any event within two (2) Borrower Business Days or such other shorter period as may be otherwise specifically required in this Agreement) after obtaining knowledge or receiving notice thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Defaults and Events of Default.  The existence of any condition or event that constitutes a Default, an Event of Default, a Retention Event, an Early Amortization Event, or a default, event of default, early amortization event, acceleration or similar event under any Credit Document or that notice has been given to the Borrower with respect thereto.

(ii) Judgment.  The entry of any judgment or decree against the Borrower.

(iii) Litigation. The institution or threat of any litigation, action, investigation, arbitration or administrative or governmental proceeding against or involving the Borrower, to which the Borrower becomes a party, or involving any of the Collateral.

(iv) Liens.  The existence or any claim of any Lien on any of the Collateral (other than the Lien in favor of the Collateral Agent) or any of the Excluded Property.

(v) Royalties Receivables Payments.  After the Initial Funding Date, the making of any payment or distribution in respect of the Royalties Receivables, or the giving of any direction or instruction to make any such payment or distribution, other than directly to the Facility Account pursuant to the terms of the Royalties Payment Instruction.

(c) Compliance with Laws, Contractual Obligations.  The Borrower will comply in all material respects with: (i) all applicable statutes, laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject, and all applicable restrictions imposed by, all Governmental Authorities, (ii) all Contractual Obligations binding upon it or any of its properties or assets, including the Credit Documents to which it is a party, (iii) its Organizational Documents and (iv) all Governmental Approvals; it being understood that such compliance by the Borrower with all Governmental Approvals shall not excuse, nullify or waive any breach by the Borrower of any of its covenants, agreements or obligations under this Agreement or any other Credit Document that may result from such compliance.

(d) Payment of Taxes.  The Borrower will pay and discharge (to the applicable tax authority to whom such amounts are due), before the same shall become delinquent all Taxes, assessments and governmental charges or levies imposed upon it or upon its property, other than those Taxes for which the Seller is responsible under the terms of this Agreement, any of the other Credit Documents, the Israeli Tax Ruling or Applicable Law; provided, no such Tax need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserves or other appropriate provisions as shall be required in conformity with GAAP have been made therefor, and (ii) such delay or failure to pay or discharge such Tax has not and could not result in a Lien against any of the Collateral or any of the Excluded Property; provided, further, that any such Taxes in respect of the Excluded Property that are required to be paid by the Borrower shall be paid first from payments or  distributions under or proceeds of the Excluded Property, including any funds in the I/C Loan Account.

(e) Preservation of Corporate Existence, Etc.  The Borrower will at all times preserve and keep in full force and effect its company existence and all rights, rights and franchises, licenses and permits material to its business, to its performance of its obligations under the Credit Documents and to its exercise of its rights and remedies under the Royalties Transfer Agreements.

(f) Audit Rights.  The Borrower will permit or cause to be permitted, as applicable, the Facility Agent, the Collateral Agent or their authorized agents or representatives to visit and inspect any of the properties of the Borrower or the Servicer, at any time and from time to time upon reasonable advance notice and during normal working hours, to: (i) inspect, copy and take extracts from its records, including its financial and accounting records and its records relating to the Collateral, and to discuss the Borrower’s affairs, finances and accounts, the Collateral and the Credit Documents and the transactions contemplated thereby with any officers, directors, managers, members or employees of the Borrower or the Servicer and the Borrower’s independent public accountants and (ii) verify the compliance by the Borrower and the Servicer  with this Agreement, the other Credit Documents and the Borrower’s Operating Agreement.  The Borrower will bear the reasonable costs and expenses of the Facility Agent, the Collateral Agent and/or their agents or representatives for one such visit and inspection per year and any additional visits or inspections in the same year shall be at the expense of the Facility Agent or the Collateral Agent, as the case may be, unless such agent shall have been requested to conduct such visit and inspection by the Required Lenders, in which case such visit and inspection shall be at the expense of the Lenders; provided, that, if a Default or an Event of Default shall have occurred, all such visits and inspections shall be at the cost and expense of the Borrower.

(g) Keeping and Marking of Records and Books.

(i) The Borrower will keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower in accordance with GAAP.

(ii) The Borrower will, and to the extent applicable will cause the Servicer to, maintain and implement administrative and operating procedures (including the ability to recreate all records relating to the Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable in light of industry practice for the acquisition, maintenance, perfection, protection and enforcement of the Collateral (including, without limitation, records adequate to permit the immediate identification of the Royalties Receivables and all other Collateral and all profits, proceeds and payments thereof), in each case on and after the Initial Funding Date with respect to the Royalties Receivables and other Collateral acquired by the Borrower on such date.  The Borrower will give the Collateral Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(iii) The Borrower will, and to the extent applicable will cause the Servicer to: (A) on or prior to the Initial Funding Date, mark its master data processing records and all other files, accounts and records relating to the Royalties Receivables and all other Collateral with a legend clearly and unambiguously describing the Lien of the Collateral Agent thereon and (B) upon the request of the Collateral Agent following the occurrence of any Default or Event of Default, to the extent it is permitted to do so, deliver to the Collateral Agent or its designee all Royalties Transfer Agreements and all records, files, accounts, invoices and documents in its possession or under its control relating thereto and to all other  Collateral.

(h) Use of Proceeds.  The Borrower will use the proceeds of the Loans solely to: (i) pay fees and costs relating to (A) the transactions contemplated by this Agreement, the other Credit Documents and the Intercompany Loan Agreement, (ii) make the Intercompany Loan to the Seller pursuant to the terms of the Intercompany Loan Agreement, (iii) fund the Reserve Account in an amount equal to the Required Reserve Amount and (iv) transact other business as permitted under the Borrower’s Organizational Documents, the Credit Documents and the Israeli Tax Ruling.

(i) [Reserved.]

(j) Sale and Contribution of Royalties Receivables. With respect to the Royalties Receivables that are acquired by the Borrower pursuant to the Royalties Sale and Contribution Agreement and the related Royalties Transfer Agreements, the Borrower shall:

(i) acquire and accept by way of contribution and cause such acquisition and acceptance to be effected on the Initial Funding Date and to thereafter be maintained under, and in compliance with the terms thereof, including the terms relating to the issuance of membership interests to be made to the Seller in respect of the purchase price for such Royalties Receivables and all Applicable Laws, and

(ii) commencing on the Initial Funding Date, take (or cause to be taken) all actions necessary, in addition to those required to be taken prior to such date as described in the representations and warranties in Section 4.01, to transfer and vest, perfect, maintain, protect, more fully evidence and defend the Borrower’s legal and equitable title to and sole ownership of such Royalties Receivables pursuant to and in accordance with the Royalties Sale and Contribution Agreement and the related Royalties Transfer Agreements and all Applicable Laws, including: (A) the giving of all notices and the filing of all financing statements or other similar instruments or documents reasonably necessary under the UCC of all appropriate jurisdictions and the executing,  delivering, registering or filing of such other instruments, documents or notices as may be necessary or appropriate under any other Applicable Law to perfect, maintain, protect and defend the Borrower’s sole ownership of such Royalties Receivables as against any purchasers from, or creditors of, the Seller, the Project Company or any other Person (other than recipients, assignees or transferees of the Project Company’s rights pursuant to a Forced Transfer); provided, that the Borrower will not have any rights against third-party purchasers in respect of after-extracted oil or gas that such third-party purchases directly from the Project Company, (B) the registration (and maintenance of such registration) in the Petroleum Register of the sole ownership of and rights to the Royalties in the name of the Borrower, and (C) such other actions as the Facility Agent or the Collateral Agent may reasonably request.

(k) Security Interest.  Commencing on the Initial Funding Date, the Borrower shall take (or cause to be taken) all necessary actions, in addition to those required to be taken prior to such date as described in the representations and warranties in Section 4.01, to create, maintain, protect and defend a valid, enforceable and perfected Security Interest in the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, prior and superior in right to all other Liens and enforceable as such against purchasers from and, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, creditors of the Borrower, the Seller or the Project Company or any other Person (other than recipients, assignees or transferees of the Project Company’s rights pursuant to a Forced Transfer), including:

(i) the giving of all notices, the filing of all financing statements and the filing of all registrations or other similar instruments or documents reasonably necessary under the UCC, the laws of the State of Israel, or any other Applicable Laws of all appropriate jurisdictions and the executing, delivering, registering or filing of such other instruments, documents or notices as may be necessary or appropriator under any other Applicable Law,

(ii) the registration (and maintenance of such registration) in the Petroleum Register of the Collateral Agent’s Security Interest, for the benefit of the secured parties, in the Royalties,

(iii) the registration (and maintenance of such registration) in the Israeli Pledges Register of the Collateral Agent’s Security Interest, for the benefit of the secured parties, in the Collateral, and

(iv) such other actions as the Facility Agent or the Collateral Agent may reasonably request;

provided, that the Collateral Agent will not have any rights against third-party purchasers in respect of after-extracted oil or gas that such third-party purchases directly from the Project Company.

(l) Performance and Enforcement of Documents.  The Borrower will, and will direct the Seller to: (i) maintain each Credit Document to which it is a party in full force and effect, (ii) timely and fully perform, observe and comply with all of the provisions, covenants and other terms required to be performed or observed by it under each Credit Document to which it is a party in accordance with its terms, and (iii) on and after the Initial Funding Date, take any action required or permitted to be taken by it in respect of the Royalties Receivables under any Royalties Transfer Agreement or otherwise in respect of the Royalties Receivables, solely as reasonably directed by the Collateral Agent, including: (A) making claims to which it may be entitled under any indemnity reimbursement or similar provision contained therein, (B) enforcing its rights and remedies (and the rights and remedies of the Collateral Agent, as assignee of the Borrower) thereunder, including any audit and inspection rights thereunder, (C) making demands or requests for information or reports or for action from any other party thereto, or (D) approving or denying any request for any consent, direction, approval, extension, waiver, grant of indulgence, amendment, supplement, modification, cancellation or termination of or under any Royalties Transfer Agreement in respect of the Royalties Receivables or otherwise in respect of the Royalties Receivables.

(m) True Sale.  The Borrower shall take (or shall cause to be taken) all such actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion of Freshfields Bruckhaus Deringer US LLP, counsel for the Borrower, to be dated the Notice Date for the Initial Series under this Agreement and relating to true sale issues under the Royalties Sale and Contribution Agreement, and in the certificates accompanying such opinion, remain true and correct at all times.

(n) Payments.  On and after the Initial Funding Date, the Borrower shall and shall direct the Seller, the Servicer and any other applicable Person, to: (i) remit all amounts in respect of the Collateral, including the Royalties Receivables, directly to the Facility Account and (ii) direct the Project Company and any other applicable Person to (A) remit all amounts in respect of the Collateral, including the Royalties Receivables, directly to the Facility Account and (B) direct the Project Account Bank and any other applicable Person to remit all amounts in respect of the Collateral, including the Royalties Receivables, directly to the Facility Account.  On and after the Initial Funding Date, the Borrower shall, and shall direct the Seller, the Servicer and any other applicable Person, to cause any amounts received by it in respect of the Collateral to be remitted directly to the Facility Account as soon as practicable and in any event within one (1) Borrower Business Day of its receipt of the same, and, at all times prior to such remittance, to hold such amounts in trust, for the exclusive benefit of the Collateral Agent on behalf of the Secured Parties.

(o) Accounts.  The Borrower will use commercially reasonable efforts (and will cause the Servicer to use commercially reasonable efforts) not to permit any cash, checks or other funds to be deposited into the Facility Account on or after the Initial Funding Date other than amounts in respect of the Collateral.  To the extent any funds other than amounts in respect of the Collateral are deposited into the Facility Account on or after the Initial Funding Date, the Borrower shall (or shall direct the Account Bank to) promptly (and in any event within one (1) Borrower Business Day) identify any such funds and notify the Facility Agent of the same in writing and direct the Facility Agent to remit such funds to the Person entitled thereto; provided, however, that the Facility Agent may request the consent of the Required Lenders prior to making any such transfer.  The Facility Agent may, at any time following the occurrence of an Event of Default, direct the Borrower to, and the Borrower thereupon promptly shall and shall direct the Servicer, the Seller and any other applicable Person to: (i) remit all payments with respect to the Collateral to a new account specified by the Facility Agent (which new account shall, if so directed by the Facility Agent, be established in the Facility Agent’s own name) and (ii) direct the Project Company and any other applicable Person to (A) remit all payments in respect of the Collateral directly to such new account and (B) direct the Project Account Bank and any other applicable Person remit all payments in respect of the Collateral directly to such new account.

(p) Indemnity.

(i) The Borrower shall cause to be maintained in full force and effect the Indemnity Agreement.

(ii) In the event the Borrower receives any payment in respect of the Indemnity Agreement, the Borrower shall, as soon as practicable and in any event within two (2) Borrower Business Days of its receipt of the same, deposit the amount of such payment into the Facility Account (and at all times prior to such deposit, hold such amounts in trust for the exclusive benefit of the Collateral Agent on behalf of the Secured Parties), and such amount shall be applied in accordance with the terms hereof.

(iii) No provision of this clause (p) shall diminish or relieve the Borrower, the Manager or the Servicer from its duties and obligations as set forth in this Agreement or any other Credit Document, as applicable.

(q) Removal and Replacement of Independent Manager.  The Borrower will notify the Facility Agent in writing prior to the: (i) removal of any Independent Manager of the Borrower, such notice to contain the representation of an Authorized Officer of the Borrower that the removal of such Independent Manager is permitted hereunder and under its Organizational Documents and (ii) the appointment of a new Person as the “Independent Manager” of the Borrower, such notice to contain the representation of an Authorized Officer of the Borrower that such Person satisfies the criteria set forth herein and in its Organizational Documents for an “Independent Manager”, and any such  replacement of such Independent Manager will be permitted only with the Facility Agent’s written consent thereto.

(r) Anti-Corruption; Sanctions.  The Borrower will:

(i) insure that no part of the proceeds of any Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended to the date hereof and from time to time hereafter, and any successor statute;

(ii) not use the proceeds of any Loans to fund or finance any transaction involving a Designated Person or Sanctioned Country; and

(iii) will: (A) conduct its business in compliance with Anti-Corruption Laws and Sanctions; (B) maintain policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws and Sanctions; and (C) have appropriate controls and safeguards in place designed to prevent any proceeds of any Loans from being used contrary to the representations and undertakings set forth herein.

(s) Further Assurances.  At any time or from time to time upon the request of the Facility Agent or the Collateral Agent, the Borrower will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Facility Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including providing the Facility Agent or the Collateral Agent with any information reasonably requested.  In furtherance and not in limitation of the foregoing, the Borrower shall take such actions as the Facility Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are secured by the Collateral.

(t) Seller Security Agreement.  The Borrower will (i) be bound by the terms of the Seller Security Agreement relating to the Seller Collateral, including the Equity Interests (as such term is defined in the Seller Security Agreement) and the Excluded Property, and comply with such terms insofar as such terms are applicable to it or the Seller Collateral, including Sections 4.01(c), 5.02(a) and Article 6 of the Seller Security Agreement and (ii) notify the Collateral Agent promptly in writing of the occurrence of any of the events described in the proviso of Section 5.02(a) of the Seller Security Agreement.

Section 5.02 Negative Covenants.  Until the Final Payout Date, the Borrower agrees that it will perform (or cause to be performed) and observe the following covenants and agreements:

(a) Indebtedness.  The Borrower will not directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except the Obligations and operating expenses in the ordinary course of its business as contemplated under this Agreement.

(b) Sales, Liens, Etc.  The Borrower will not directly or indirectly sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create, incur, assume or permit to exist any Lien upon or with respect to any Collateral or any other properties or assets of the Borrower of any kind (including any of the Excluded Property), whether now owned or hereafter acquired, or any income, proceeds or profits therefrom, or assign any right in respect thereof, except Liens in the Collateral in favor of the Collateral Agent for the benefit of Secured Parties pursuant to the Security Documents.  The Borrower shall defend its right, title and interest and the right, title and interest of the Collateral Agent and the Secured Parties in, to and under the Collateral, against all claims of third parties.

(c) Mergers; Acquisitions, Etc.  The Borrower will not merge or consolidate, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than the acquisition of the Royalties Receivables or Permitted Investments in the Facility Account and the Reserve Account in the ordinary course of business) the business, property or assets of, or stock or other evidence of beneficial ownership of, any Person.

(d) Name Change, Offices, Records and Books of Accounts; Jurisdiction of Organization.  The Borrower will not change its name, identity, Federal Taxpayer Identification Number, or company structure or relocate its chief executive office or jurisdiction of organization or any office where its records are kept, without the prior written consent of the Facility Agent.

(e) Limitations on Distributions or Dividends.  The Borrower will not declare or pay any Distributions (as such term is defined in the Seller Security Agreement) or other dividends or distributions to its members, except that the Borrower (i) may enter into the Intercompany Loan Agreement and make the Intercompany Loan pursuant thereto and in accordance herewith and therewith and (ii) may make distributions to its members from and to the extent of funds paid to it under Section 2.08, but only if, both before and after such payment (A) the Borrower will be Solvent, (B) no Default or Event of Default is or will be continuing or would result therefrom, (C) such distribution is permitted by or in compliance with the terms of the Israeli Tax Ruling and the Seller Security Agreement, and (D) no Taxes are then, or will be prior to the next Payment Date, due and payable by the Borrower unless sufficient funds to pay such amounts are retained in the Controlled Deposit Account or, solely with respect to Royalties-related U.S. Taxes, in the Royalties Tax Account, or solely with respect to Taxes in respect of Excluded Property, in the I/C Loan Account, after giving effect to such Distribution, dividend or other distribution.

(f) Hedging.  The Borrower will not, except as expressly provided in Section 2.12, enter into or assume any hedging, swap or other derivatives transactions of any kind without the prior written consent of the Facility Agent.

(g) Tax Treatment. The Borrower will not elect to be treated as a corporation or take any other action which would result in the Borrower failing to be disregarded as an entity separate from the Seller for tax purposes.

(h) Agreements; Amendments.  The Borrower will not, without the prior written consent of the Facility Agent unless otherwise expressly permitted under this Agreement: (i) enter into any Contractual Obligation with any Person other than the Intercompany Loan, the Intercompany Loan Agreement and the Credit Documents to which it is a party, (ii) (A) cancel or terminate, (B) give any consent, waiver, direction or approval under, (C) waive any default, action, omission or breach, or otherwise grant any indulgence, under, or (D) amend, restate, supplement or otherwise modify any of the material terms of, any Royalties Transfer Agreement to which it is a party or with respect to which it has the power to take such action, (iii) direct the Seller, the Servicer or the Project Company to take, or consent to their taking, any of the actions in clause (ii) hereof with respect to the Royalties Receivables, including under any Royalties Transfer Agreement to which they are a party, (iv) amend, restate, supplement, modify or waive any material provision of, or permit any material amendment, restatement, supplement, modification or waiver of any provision of, the Servicing Agreement, the Indemnity Agreement or any of its Organizational Documents, or (v) amend, restate, supplement, modify or waive all or any material provision of, or consent to or permit any assignment or transfer of or any material amendment, restatement, supplement, modification or waiver of all or any provision of the Intercompany Loan or the Intercompany Loan Agreement.

(i) Subsidiaries.  The Borrower will not form, create, organize, incorporate or otherwise have any Subsidiaries.

(j) Investments.  The Borrower will not, directly or indirectly, make or own any investment in any Person, including without limitation any joint venture, except investments in cash and the Permitted Investments in the Facility Account, the Reserve Account, the Royalties Tax Account and, to the extent then existing, the Controlled Deposit Account, and neither the Intercompany Loan nor the Intercompany Loan Agreement shall constitute an investment in or joint venture with the Seller or any other Person.

(k) Conduct of Business.  Without the prior written consent of the Facility Agent, the Borrower will not engage in any business or activity of any kind or enter into any transaction other than those contemplated and authorized by the Credit Documents, including, to the extent in compliance with the terms hereof and of the other Credit Documents, the Intercompany Loan and Intercompany Loan Agreement.

(l) Servicer.  The Borrower will not, without the Facility Agent’s prior written consent: (i) terminate or replace the Servicer or the Manager or (ii) subcontract, or allow the Servicer or the Manager to subcontract, out any portion of the management of the Borrower or permit third party management.

(m) ERISA.  The Borrower will not: (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) fail or permit any ERISA Affiliate to fail to satisfy the “minimum funding standard,” as described in Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, with respect to any Plan other than a Multiemployer Plan; (iii) fail or permit any ERISA Affiliate to fail to make any payments to any Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate or permit any ERISA Affiliate to terminate any Plan so as to result in any liability in excess of $25,000; or (v) permit to exist with respect to the Borrower or any ERISA Affiliate any occurrence of any reportable event described in Section 4043 of ERISA which represents a material risk of a liability in excess of $25,000.

(n) Independent Manager Requirements.  The Borrower will not fail at any time to have at least one independent manager (an "Independent Manager") who:

(i) is provided by a nationally recognized provider of independent directors or members (it being understood and agreed that the initial Independent Manager satisfies this requirement);

(ii) is not, and has not been within the five (5) years immediately prior to such individual’s appointment as an independent member or manager, an officer, director, shareholder, partner, manager, member, employee, attorney or counsel of, the Borrower, the Servicer, the Project Company or the Seller or any of their respective Affiliates within the five years immediately prior to such individual’s appointment as an independent manager;

(iii) is not, and has not been within the five (5) years immediately prior to such individual’s appointment as an independent manager, a customer or creditor of, or supplier to, the Borrower, the Servicer, the Project Company or the Seller or any of their respective Affiliates who derives any of its purchases or revenue from its activities with the Borrower, the Servicer, the Project Company or the Seller or any of their respective Affiliates (other than a de minimis amount);

(iv) is not, and has not been within the five (5) years immediately prior to such individual’s appointment as an independent manager, a person who controls or is under common control with any Person described by clause (ii) or (iii) above;

(v) does not have, and has not had within the five (5) years immediately prior to such individual’s appointment as an independent manager, a personal services contract with the Borrower, the Servicer, the Project Company or the Seller or any of their respective Affiliates, from which fees and other compensation received by the person pursuant to such personal services contract would exceed 5.0% of his or her gross revenues during the preceding calendar year;

(vi) is not affiliated with a tax-exempt entity that receives, or has received within the five (5) years prior to such appointment as an independent manager, contributions from the Borrower, the Servicer, the Project Company or the Seller or any of their respective Affiliates, in excess of the lesser of (A) 3% of the consolidated gross revenues of the Borrower during such fiscal year and (B) 5% of the contributions received by the tax-exempt entity during such fiscal year;

(vii) is not a member of the immediate family of any Person described by clause (ii) through (vi) above;

(viii) is not, and was not within the five (5) years prior to such appointment as an independent manager, a financial institution to which the Borrower, the Servicer, the Project Company or the Seller or any of their respective Affiliates owes outstanding Indebtedness for borrowed money;

(ix) has prior experience as an independent director, member or manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors, members or managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and

(x) has at least three (3) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

(o) Removal of Independent Manager.  The Borrower will not remove or permit the removal of any Independent Manager, except: (i) for cause, (ii) in the event the Independent Manager ceases to be employed by the service provider which was his or her employer on the date such Person was appointed as the Independent Manager or (iii) with the prior written consent of the Facility Agent.

(p) Membership interests.  The Borrower will not issue or agree to issue any membership interests or units other than those pledged under the Seller Security Agreement without the prior written consent of (i) the Facility Agent (acting at the direction of the Required Lenders) and (ii) the head of the Mergers and Spinoffs Division in the Professional Department of the Israeli Tax Authority.

Section 5.03 [Reserved.]

Section 5.04 Separateness Covenants.  The Borrower acknowledges that the Lenders are entering into this Agreement and making the Loans in reliance upon the Borrower's identity as a legal entity that is separate from the Seller and all other Persons.  Therefore, from and after the date of this Agreement, the Borrower shall take all reasonable steps, including without limitation, all steps that the Facility Agent may from time to time reasonably request, to maintain the Borrower's identity as a separate legal entity and to make it manifest to third parties that the Borrower is a separate legal entity.  Without limiting the generality of the foregoing, and in addition to its other undertakings and agreements hereunder, the Borrower agrees that it shall not:

(a) engage in any business or activity other than the Intercompany Loan, the Intercompany Loan Agreement and those contemplated under the Credit Documents to which it is a party, and activities incidental thereto, including, to the extent in compliance with the terms hereof and of the other Credit Documents, the Intercompany Loan and Intercompany Loan Agreement;

(b) acquire or own any material asset other than: (i) the Collateral, (ii) cash and Permitted Investments owned by the Borrower from time to time in accordance with this Agreement and (iii) such other incidental personal property as may be necessary to conduct its business as contemplated in clause (a) above;

(c) commingle its assets with the assets of any of its members, Affiliates, principals or any other Person;

(d) fail to remain Solvent;

(e) fail to maintain its records, books of account and bank accounts separate and apart from those of its members, principals and Affiliates or the Affiliates of any of its members or any other Person;

(f) enter into any Contractual Obligation with any of its members, principals or Affiliates or the Affiliates of any of its members, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties;

(g) fail to prepare and maintain separate financial statements from those of its members, principals and Affiliates or the Affiliates of any of its members or any other Person; provided, however, the Borrower’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of the Seller, provided that such consolidated financial statements contain detailed notes clearly stating that the Borrower is the owner of the Royalties Receivables, is a separate legal entity and that its assets (other than the Excluded Property) will be available first and foremost to satisfy the claims of the creditors of the Borrower;

(h) fail to correct any known misunderstandings regarding the separate identity of the Borrower or any member, as the case may be;

(i) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(j) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge or grant a Lien on any of its assets for the benefit of any other Person, extend credit to or hold out its credit as being available to satisfy the obligations of any other Person, in each case other than as provided under the terms of this Agreement; provided, that the Borrower may extend credit to the Seller in the form of the Intercompany Loan in compliance with the terms hereof and the Intercompany Loan Agreement.

(k) incur any Indebtedness, secured or unsecured, direct or contingent, other than the Obligations;

(l) fail to either file its own tax returns or file a consolidated federal income tax return with another Person (unless prohibited or required, as the case may be, by Applicable Law);

(m) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or Person or to conduct its business solely in its own name in order not to mislead others as to the identity with which such other party is transacting business;

(n) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(o) seek the dissolution or winding up in whole, or in part, of the Borrower or file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(p) share any common logo with or hold itself out as or be considered as a department or division of any general partner, principal, member or Affiliate of the Borrower or any other Person or entity;

(q) fail to allocate fairly and reasonably shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

(r) other than the Intercompany Loan and Intercompany Loan Agreement, acquire obligations or securities of its members, principals or Affiliates or the Affiliates of any of its members or any other Person;

(s) violate or cause to be violated the assumptions made with respect to the Borrower in any opinion letter pertaining to substantive consolidation delivered to the Facility Agent in connection with the Credit Documents;

(t) fail at any time to have at least one Independent Manager;

(u) fail to hold regular meetings, or action by unanimous written consent in lieu of a meeting, as appropriate, to conduct its business and observe all limited liability company formalities and record keeping;

(v) account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Royalties Sale and Contribution Agreement in any manner other than the sale and contribution of the Royalties Receivables to the Borrower or in any other respect account for or treat the transactions contemplated therein in any manner other than as a sale and contribution of the Royalties Receivables; and

(w) fail to cause its members, managers, directors, officers, agents and other representatives to act at all times with respect to the Borrower consistently and in furtherance of the foregoing;

provided, that, in the event of any inconsistency between the covenants set forth in this Section 5.04 and the other covenants set forth in this Agreement or any other Credit Document or Organizational Document of the Borrower, so long as it will not result in a breach of any provision of this Agreement or any other Credit Agreement or Organizational Documents of the Borrower, the covenant that poses the greatest restriction or obligation shall control.

Section 5.05 Project Company Charge.  For the avoidance of doubt: (a) the representations, warranties and covenants set forth in Sections 4.01(u), (v) and (w) and 5.01(j) and (k) of this Agreement are subject to the fact that the Project Company has previously charged all of its rights to the Lease and the Project; provided, that the Royalties and the other Collateral are not subject to such charge, and the foregoing statement shall not in any way limit the Borrower’s representations, warranties and covenants with respect to such Royalties or other Collateral, including the ownership thereof or Security Interest therein, and (b) the Project Company is liable to pay Statutory Royalties as a first and prior payment from its revenues from the Project, and such amounts do not constitute Royalties.

Section 5.06 Project Company Forecast Model; Mandatory Prepayment.

(a) If the Project Company is privatized, delisted or for any other reason otherwise ceases to be required to publicly report or disclose the Project Company Forecast Model, any portion thereof or any of the component information therein, then the Borrower shall: (i) procure from the Project Company and deliver to the Facility Agent, on a semi-annual basis (commencing within six (6) months of the last publicly reported Project Company Forecast Model), a forecast model in form and substance consistent with the Project Company Forecast Model, and (ii) ensure that the Facility Agent shall have the right to obtain, or procure on the Facility Agent’s behalf, independent audits of such forecast models and validations of the assumptions used therein by Netherland, Sewell & Associates, Inc. (or such other firm acceptable to the Facility Agent), and one such audit and valuation per year shall be at the sole cost and expense of the Borrower.

(b) If the Borrower shall fail to comply with all or any portion of clause (a) above, then within two (2) Borrower Business Days after the earlier of (i) the Borrower becoming aware of such failure and (ii) the Facility Agent, the Servicer or any Lender notifying the Borrower in writing of such failure, the Borrower shall prepay the outstanding principal of all Loans in full, together with all accrued and unpaid interest thereon and all other amounts due under this Agreement and/or any of the other Credit Documents in connection therewith, in accordance with the terms of this Section 5.06, Sections 2.09, 2.11 and 2.14 and otherwise in accordance with the terms of this Agreement.

ARTICLE 6
RETENTION EVENTS; EARLY AMORTIZATION EVENTS

Section 6.01 Retention Event.  If on any Payment Date the Historic DSCR is less than 1.3:1.0 for either the three (3) month or the twelve (12) month Calculation Period ending on such Payment Date, then a retention event (a “Retention Event”) shall occur.  On the fifth (5th) Business Day after such Payment Date and on the fifth (5th) Business Day after each Payment Date thereafter on which a Retention Event is continuing (and notwithstanding anything to the contrary in the Supplemental Distribution Certificate for any such date), the Facility Agent, on behalf of the Collateral Agent, shall direct the Account Bank to transfer all funds in the Facility Account that would have been applied in accordance with Section 2.08(b)(ii)(B)(2), had no Retention Event been continuing, to the Reserve Account and such funds shall be retained in the Reserve Account until paid in accordance with Section 2.08(d).  A Retention Event shall be continuing until the Historic DSCR for a Payment Date is at least 1.3:1.0 for both the three (3) month and the twelve (12) month Calculation Period ending on such Payment Date, and the Facility Agent shall have received certification thereof from the Borrower, including detailed calculations of the Historic DSCR for each such period and supporting evidence therefor.

Section 6.02 Early Amortization Event.  If any one or more of the following conditions or events shall have occurred:

(a) a Forced Transfer occurs or the Project Company otherwise sells, assigns or transfers all or any portion of the Lease, the property that is the subject of the Lease or its rights under the Lease and, in any such case, and the Project Company's obligations with respect to the Royalties are not assumed in full at the time thereof by the purchaser, assignee or transferee, as the case may be, which assumption shall include the entry into a legal, valid, binding, and enforceable agreement substantially similar to the Royalties Payment Instruction obligating such purchaser, assignee or transferee to pay the Royalties directly to the Facility Account; or

(b) (i)           any money judgment, writ or warrant of attachment or similar process involving (A) in any individual case an amount in excess of $25,000,000 (or the equivalent in any other currency) or (B) in the aggregate at any time an amount in excess of $25,000,000 (or the equivalent in any other currency), in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, shall be entered or filed against the Project Company or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days; or

(ii) any order, judgment or decree shall be entered against the Project Company decreeing the dissolution or split up of the Project Company, and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days; provided that no Early Amortization Event shall occur under this subclause (ii) if, within such period, the Lease, the property that is the subject of the Lease, and the Project Company’s rights under the Lease are sold, assigned or transferred to a purchaser, assignee or transferee that assumes the Project Company’s obligations with respect to the Royalties in full at the time thereof, which assumption shall include the entry into a legal, valid, binding, and enforceable agreement substantially similar to the Royalties Payment Instruction obligating such purchaser, assignee or transferee to pay the Royalties directly to the Facility Account; or

(c) any action, event or circumstance:

(i) has the direct or indirect effect of materially hindering, limiting or restricting the convertibility of New Israeli Shekels into Dollars or the transfer of Dollars from the jurisdiction of Israel to the United States (including, without limitation, by way of any delays, increased costs or discriminatory rates of exchange); or

(ii) results in the unavailability of Dollars in the interbank foreign exchange market located in Israel in accordance with normal commercial practice existing as of the Closing Date;

and such action, event or circumstance, in the opinion of the Facility Agent, has had or could reasonably be expected to have a Material Adverse Effect; or

(d) any Governmental Authority shall have taken, authorized or ratified any action or series of actions: (i) for the appropriation, requisition, confiscation, expropriation, seizure or nationalization (including by intervention, condemnation or other form of taking, whether with or without compensation) of the Project or any of the legal or beneficial interests, ownership or control of any property of the Project Company that is the subject of the Lease; (ii) to replace the management of the Project Company or limit its authority in the conduct of its business; (iii) to curtail all or any material part of the Project Company’s business or the Project; or (iv) for the declaration of a moratorium on the payment by the Project Company of any of its Indebtedness, in each case to the extent that the foregoing could reasonably be expected to have a Material Adverse Effect; or

(e) any Event of Default shall have occurred and be continuing;

then the Facility Agent shall, acting solely at the request of the Required Lenders, declare an Early Amortization Event (an “Early Amortization Event”) to exist by providing written notice thereof to the Borrower.  If an Early Amortization Event occurs or is continuing on any Payment Date or Maturity Date described in clause (a) of the definition thereto, then on the fifth (5th) Business Day after such Payment Date or Maturity Date (and notwithstanding anything to the contrary in the Supplemental Distribution Certificate for any such date) the Facility Agent shall, on behalf of the Collateral Agent, direct the Account Bank to transfer all funds in the Reserve Account to the Facility Account to pay such funds in accordance with Section 2.08(b)(ii)(A).  An Early Amortization Event shall be continuing until the earlier of: (i) the payment in full of the outstanding principal of all Loans and all other Obligations and (ii) the waiver of such Early Amortization Event in accordance with Section 9.01.

ARTICLE 7
EVENTS OF DEFAULT

Section 7.01 Events of Default.  If any one or more of the following conditions or events (each an “Event of Default”) shall have occurred and be continuing:

(a) the Borrower shall fail to pay: (i) any principal of any Loan when and as the same shall become due and payable, whether on the Payment Date therefor, on the optional prepayment date set forth in respect thereof in a Notice of Prepayment, on the date required in respect of any mandatory prepayment thereof pursuant to Section 5.06, upon acceleration thereof, at maturity or otherwise or (ii) any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (i)) payable under this Agreement or any other Credit Document, when and as the same shall become due and payable (which shall include each applicable optional prepayment date set forth in a Notice of Prepayment and the date required in respect of any mandatory prepayment pursuant to Section 5.06), and such failure shall continue unremedied for a period of two (2) Borrower Business Days; or

(b) any representation, warranty, certification or other statement made or deemed made by the Borrower or the Seller in any Credit Document or in any statement or certificate at any time given by it in writing pursuant hereto or thereto or in connection herewith or therewith shall prove to have been incorrect in any material respect (or any representation or warranty which is already qualified as to materiality or by reference to a Material Adverse Effect shall prove to have been incorrect in any respect) when made or deemed made; or

(c) (i) the Borrower shall fail to perform or observe any term, covenant, undertaking or agreement set forth herein in Sections 2.07, 2.08, 5.01(a)(vi), (a)(vii), (b)(i), (b)(iv), (b)(v), (c)(i), (d), (e), (h), (j), (k), (n), (q) or (r), 5.02 or 5.04; or (ii) unless otherwise addressed in this Section 7.01 (in which case such other provision shall apply), the Borrower shall fail to perform or observe any other term, covenant or agreement set forth herein or in any other Credit Document and, if capable of being remedied, such failure shall remain unremedied for fifteen (15) days after the earlier of: (A) written notice thereof shall have been given to the Borrower by the Facility Agent or any Lender or (B) the Borrower shall have otherwise become aware of such breach; or

(d) (i) a default, event of default, acceleration or any similar event shall have occurred under the Seller Security Agreement or any other Credit Document to which the Borrower is a party (other than this Agreement) as a result of a breach by the Borrower, the Manager, the Indemnity Provider, the Seller or the Servicer of any of its obligations thereunder, (ii) if a Credit Document does not specify such events, any breach or failure to perform or observe any material term, covenant, undertaking or agreement set forth therein by the Borrower, the Manager, the Indemnity Provider, the Seller or the Servicer shall have occurred or (iii) either a default, event of default, acceleration or any similar condition or event shall have occurred under any Hedge Agreement as a result of a breach or default by or with respect to the applicable Hedge Counterparty (or the applicable Hedge Counterparty is otherwise determined to be the “defaulting party”) or a termination event shall have occurred under any Hedge Agreement and, in either case, the effect of such default, event or condition is to terminate or permit the termination of the transaction under such Hedge Agreement and the Borrower shall have not entered into a replacement Hedge Agreement that satisfies the requirements of this Agreement within ten (10) Business Days of the occurrence of such default, event or condition; or

(e) this Agreement, any other Credit Document to which the Borrower is a party, the Indemnity Agreement, the Seller Security Agreement or any material provision of any of the foregoing shall cease to be in full force and effect, shall be declared null and void, the enforceability thereof shall be impaired in any material respect, or any party thereto shall repudiate its obligations thereunder or shall contest the validity or enforceability thereof; or

(f) on or after the Initial Funding Date, the Borrower shall not have beneficial and legal title to or shall not own the Collateral free and clear of all Liens other than the Lien in favor of the Collateral Agent for the benefit of the Secured Parties; or

(g) on or after the Initial Funding Date, the Collateral Agent shall not have a valid, perfected and enforceable Lien on all of the Collateral and the Seller Collateral prior and superior to the rights of any other Person; or

(h) (i)           a court of competent jurisdiction shall enter a decree or order for relief in respect of the Borrower in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law of any applicable jurisdiction now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law or any other Applicable Law of any applicable jurisdiction; or (ii) an involuntary case shall be commenced against the Borrower under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in any applicable jurisdiction; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, administrator, custodian or other officer having similar powers over the Borrower in any applicable jurisdiction, or over all or a substantial part of its respective property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee, administrator or other custodian of the Borrower for all or a substantial part of its respective property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Borrower, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(i) the Borrower shall: (i) have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in any applicable jurisdiction, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, administrator, liquidator or other custodian for all or a substantial part of its respective property; (ii) make any assignment for the benefit of creditors; (iii) be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or (iv) or the board of directors (or similar governing body) of the Manager, on behalf of the Borrower shall, adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.01(h) with respect to the Borrower; or

(j) (i)           any money judgment, writ or warrant of attachment or similar process (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against the Borrower or its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or

(ii)           any order, judgment or decree shall be entered against the Borrower decreeing the dissolution or split up of the Borrower and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(k) (i) there shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect during the term hereof or result in a Lien being imposed on the Collateral, or (ii) the Borrower or any ERISA Affiliate shall establish or contribute to any Plan; or

(l) the Borrower become subject to any federal or state statute or regulation which may render all or any portion of the Obligations unenforceable, becomes a "registered investment company" or becomes a company "controlled" by a "registered investment company"  as such terms are defined in the Investment Company Act of 1940; or

(m) a Change of Control shall have occurred; or

(n) following the execution and delivery by the Borrower of the Royalties Payment Instruction, any payment or distribution in respect of the Royalties Receivables shall be made, or any direction or instruction shall be given to make any payment or distribution, other than directly to the Facility Account pursuant to the terms of the Royalties Payment Instruction and such failure is not remedied within two (2) Borrower Business Days following the earlier of the Borrower or the Servicer becoming aware thereof or receiving notice from the Facility Agent or any Lender thereof; or

(o) on any Calculation Date, the Loan Life Coverage Ratio is less than 1.1:1.0; or

(p) on any Calculation Date the Historic DSCR is less than 1.0:1.0 for both the six (6) month and the twelve (12) month Calculation Period ending on each such Calculation Date; or

(q) any other condition or event shall have occurred that has a Material Adverse Effect; or

(r) (i)           the Project Company shall fail to pay any principal of or premium or interest on any Indebtedness that is outstanding in a principal or notional amount of at least $10,000,000 (or the equivalent in any other currency) in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness such that (other than in the case of any non-payment at schedule maturity) the payment or maturity of such Indebtedness is accelerated or capable of acceleration; or

(ii)           any other default, event of default or similar condition or event shall occur or exist under any agreement or instrument relating to any Indebtedness of the Project Company that is outstanding in a principal or notional amount of at least $10,000,000 (or the equivalent in any other currency) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the payment or maturity of such Indebtedness; or

(s) (i)           a court of competent jurisdiction shall enter a decree or order for relief in respect of the Project Company in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law of any applicable jurisdiction now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law or any other Applicable Law of any applicable jurisdiction; or

(ii)           an involuntary case shall be commenced against the Project Company under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in any applicable jurisdiction; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, administrator, custodian or other officer having similar powers over the Project Company in any applicable jurisdiction, over all or any portion of the Lease, the property that is the subject of the Lease or its rights under the Lease, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee, administrator or other custodian of the Project Company for all or any portion of the Lease, the property that is the subject of the Lease or its rights under the Lease; or a warrant of attachment, execution or similar process shall have been issued against any over all or any portion of the Lease, the property that is the subject of the Lease or its rights under the Lease, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(t) the Project Company shall: (i) have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in any applicable jurisdiction, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, administrator, liquidator or other custodian for over all or any portion of the Lease, the property that is the subject of the Lease or its rights under the Lease; (ii) make any assignment for the benefit of creditors with respect to over all or any portion of the Lease, the property that is the subject of the Lease or its rights under the Lease; (iii) be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or (iv) or the board of directors (or similar governing body) of the Project Company (or any committee thereof) shall, adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 6.02(d);

then, and in any such event, the Facility Agent shall, at the request of the Required Lenders, take any or all of the following actions: (1) upon notice to the Borrower, terminate the Commitments, if any, of each Lender, (2) upon notice to the Borrower, declare the unpaid principal amount of and accrued interest on the Loans and all other Obligations immediately due and payable, whereupon all such amounts shall be immediately due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower, (3) enforce, or direct the Collateral Agent to enforce, any and all Liens and security interests created pursuant to the Credit Documents, (4) exercise, or direct the Collateral Agent to exercise, in respect of the Collateral, all other rights and remedies of a secured party under the UCC (whether or not the UCC applies to the Collateral) or under any other Applicable Law,  (5) apply, or direct the Collateral Agent to apply to the Israeli Petroleum Commissioner and, if applicable, the Israeli courts for the appointment of a receiver to sell all or any part of the Collateral and use the proceeds thereof to repay the Loans and other Obligations, and (6) take, or direct the Collateral Agent to take, any and all other actions and exercise any and all other rights and remedies of the Facility Agent or the Lenders under the Credit Documents or otherwise available under any Applicable Law; provided that upon the occurrence of any Event of Default described in Section 7.01(h) or 7.01(i), the unpaid principal amount of and accrued interest on the Loans and all other Obligations shall immediately become due and payable, and the Commitments shall automatically and immediately terminate, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower; provided further that the rights, powers and remedies of the Collateral Agent or any Secured Party in respect of the Seller Collateral hereunder or under any other Credit Document shall be subject to Section 7.02.

Section 7.02 Exercise of Remedies Related to Seller Collateral. The exercise of the Collateral Agent’s rights and remedies (or those of any Secured Party) hereunder and under the other Credit Documents shall be, solely in respect of the Seller Collateral, subject to the limitations set forth in Section 6.01 of the Seller Security Agreement, including any termination of the Seller’s obligations thereunder pursuant to and in accordance with Section 6.01(d)(ii) of the Seller Security Agreement.

Section 7.03 Payment.  Should the payment or due date of the Obligations or any part thereof not yet have fallen due at the time of the enforcement of any Collateral or Seller Collateral or should any of the Obligations be due on a contingent basis only, then, subject solely with respect to the Seller Collateral to Section 6.01 of the Seller Security Agreement, the Collateral Agent shall be entitled to recover out of the proceeds of such enforcement an amount sufficient to cover the Obligations (or such part thereof) that are not yet due or that are contingent, based on its commercially reasonable estimate thereof, and the amount so recovered and yet to be appropriated shall be held by the Collateral Agent as Collateral or Seller Collateral, as the case may be, subject solely with respect to the Seller Collateral to Section 6.01 of the Seller Security Agreement, as security for and until the indefeasible payment and discharge in full of all Obligations; provided that the Seller or Borrower shall have the right to request, and the Collateral Agent shall provide upon such request, reasonable information as to the amounts so recovered that are being held by it as security.

ARTICLE 8
THE FACILITY AGENT; COLLATERAL AGENT

Section 8.01 Appointment and Authority.  (a)  Each of the Lenders hereby irrevocably appoints Deutsche Bank Trust Company Americas to act on its behalf as the Facility Agent and each of the Secured Parties hereby irrevocably appoints Deutsche Bank Trust Company Americas to act on its behalf as the Collateral Agent, in each case hereunder and under the other Credit Documents, and each such party authorizes the Facility Agent and the Collateral Agent, as applicable, to take such actions on its behalf and to exercise such powers as are delegated to the Facility Agent or the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The Facility Agent and the Collateral Agent are hereby authorized to enter into each of the Credit Documents to which it is a party. The provisions of this Article 8 are solely for the benefit of the Facility Agent, the Collateral Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. For the purposes of this Article 8, unless otherwise specified, all references to the term “Facility Agent” shall be deemed to refer collectively to the Facility Agent and the Collateral Agent, who shall each be entitled to all of the rights, privileges, protections and indemnities hereunder.

(b)           The Facility Agent shall promptly (and in any event within two (2) Business Days unless a shorter period is otherwise specified herein) forward to the Arranger and each Lender a copy of all documents, information, notices, requests, reports, certificates and any other correspondence received by the Facility Agent from or on behalf of the Borrower, the Servicer, the Seller, the Project Company, the Collateral Agent, the Account Bank or from any other Person if such correspondence relates to the Credit Documents or any of the transactions contemplated thereby.

(c)           If an officer of the Facility Agent with direct responsibility for the administration of the Credit Documents to which the Facility Agent is a party has actual knowledge of any Default or Event of Default, Retention Event, Early Amortization Event or default, event of default, acceleration or similar event under any Credit Document or if notice thereof has been delivered to the Facility Agent in compliance with Section 9.02 from the Borrower, the Servicer, the Seller, or any Lender, the Facility Agent shall promptly (and in any event within one (1) Business Day) notify each Lender thereof.

Section 8.02 Rights as a Lender.  The Person serving as the Facility Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Facility Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Facility Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Facility Agent hereunder and without any duty to account therefor to the Lenders.  In the event that Deutsche Bank Trust Company Americas or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by the Borrower, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any obligation of the Borrower hereunder or under any other Credit Document by or on behalf of Deutsche Bank Trust Company Americas in its capacity as the Facility Agent for the benefit of any Lender under this Agreement or any Note and which is applied in accordance with this Agreement shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

Section 8.03 Exculpatory Provisions.  (a)  The Facility Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents.  Without limiting the generality of the foregoing, the Facility Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers  (by consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Facility Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Facility Agent), except discretionary actions, rights and powers expressly contemplated hereby or by the other Credit Documents that the Facility Agent chooses to exercise or is required to exercise as directed in writing by (1) the Required Lenders or (2) if expressly provided for herein or in the other Credit Documents, the Arranger or other specified number or percentage of the Lenders; provided, that if the Facility Agent chooses not to exercise its own discretion, then it shall be required to request written instruction from the Lenders or the Arranger, as applicable, with respect to any such discretionary action or exercise of any such discretionary rights or powers; it being understood that in all cases the Facility Agent shall be fully justified in failing or refusing to take any such discretionary action if it shall not have thereafter received such written instruction, advice or concurrence of (1) the Required Lenders or (2) if expressly provided for herein or in the other Credit Documents, the Arranger or other specified number or percentage of the Lenders; provided, further, that the Facility Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Facility Agent to liability or that is contrary to any Credit Document or Applicable Law; and provided, further, that in respect of any discretionary action or exercise of any discretionary rights or powers by the Collateral Agent, unless otherwise expressly provided herein or in another Credit Document, if the Collateral Agent chooses not to exercise its own discretion, then it shall act as directed by the Facility Agent in accordance with the preceding terms of this clause (ii);

(iii) shall, if it chooses not to exercise its own discretion with respect to any discretionary actions, rights or powers contemplated in: (i) the definitions of “Eligible Hedge Counterparty”, “Financial Model”, “Notional Hedge Amount Requirement”, “Hedge Agreement”, “Hedge Transaction” or (ii) the provisions set forth in Section 2.12(a)(ii), Section 3.01(b) and (j), Section 3.02(b), (d) and (j), Section 5.01(q), and Section 5.02(f), take, subject to the provisos in clause (ii) above, such discretionary action or exercise such discretionary rights and powers as directed in writing by the Arranger or, if the Arranger shall have notified the Facility Agent that the Arranger is deferring to the Lenders, the Required Lenders; and

(iv) shall not, except as expressly set forth herein or in any other Credit Document, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Facility Agent or any of its Affiliates in any capacity.

(b) The Facility Agent shall not be liable for any action taken or not taken by it with the consent or at the request of (i) the Required Lenders or (ii) if expressly provided for herein (including in Sections 7.01 and 9.01) or in the other Credit Documents, the Arranger or other specified number or percentage of the Lenders, in the absence of the Facility Agent’s own gross negligence or willful misconduct.  Except as expressly provided herein, the Facility Agent shall be deemed not to have knowledge of any Default, Event of Default, Retention Event or Early Amortization Event unless and until notice describing such Default, Event of Default, Retention Event or Early Amortization Event is given to the Facility Agent, in the manner and at its address or facsimile number set forth in Section 9.02, by the Borrower, the Servicer, the Manager, the Seller, the Arranger or a Lender.

(c) The Facility Agent shall not be responsible for or have any duty to ascertain or inquire into: (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) except as expressly provided herein or in any other Credit Document, the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) except as expressly provided herein, the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Facility Agent.

(d) The Facility Agent shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Liens.  For the avoidance of doubt, nothing herein or any Credit Document shall require the Facility Agent to file financing statements or continuation statements, except at the written direction of Arranger or the Required Lenders, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Credit Document) and such responsibility shall be that of the Borrower or the Seller, as applicable.

(e) The Facility Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(f) The Facility Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any other Credit Document.

(g) In no event shall the Facility Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether it has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 8.04 Reliance by Facility Agent The Facility Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person in the form and manner required by this Agreement.  The Facility Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon unless such statement is required to be made in writing pursuant to the terms of this Agreement.  In determining compliance with any condition hereunder to the making of a Commitment or a Loan, that by its terms must be fulfilled to the satisfaction of the Arranger or a Lender, the Facility Agent may presume that such condition is satisfactory to such Lender unless the Facility Agent shall have received notice to the contrary from the Arranger or such Lender prior to the making of such Commitment or Loan.  In determining whether any condition precedent to the making of a Commitment or a Loan is otherwise in form or substance satisfactory, the Facility Agent may seek the instructions of, or consult with, the Required Lenders or the Arranger as to the form and substance of such condition precedent.  The Facility Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, including in determining satisfaction of the conditions precedent to the making of a Commitment or the making of a Loan hereunder and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05 Delegation of Duties.  The Facility Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub agents appointed by the Facility Agent and shall not be responsible for the misconduct or negligence of any such agent appointed with due care.  The Facility Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  The exculpatory provisions of this Article 8 shall apply to any such sub agent and to the Affiliates of the Facility Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Facility Agent.

Section 8.06 Resignation of Facility Agent.  (a)           The Facility Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), such approval not to be unreasonably withheld or delayed, to appoint a successor; provided that such Person is incorporated or otherwise organized in a country with diplomatic relations with the State of Israel.

(b)           If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Facility Agent gives notice of its resignation, then the Borrower (so long as no Event of Default has occurred and is continuing) may appoint a successor agent, which successor may be replaced by the Required Lenders; provided that such replacement is a Person incorporated or otherwise organized in a country with diplomatic relations with the State of Israel and, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.

(c)           If no successor shall have been so appointed by the Required Lenders or the Borrower within sixty (60) days after the retiring Facility Agent gives notice of its resignation, then the retiring Facility Agent may on behalf of the Lenders, appoint a successor Facility Agent that is a Person incorporated or otherwise organized in a country with diplomatic relations with the State of Israel; provided that if the Facility Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Facility Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of collateral security, if any, held by the Facility Agent on behalf of the Lenders under any of the Credit Documents, the retiring Facility Agent shall continue to hold such collateral security until such time as a successor Facility Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Facility Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Facility Agent as provided for above in this Section 8.06.

(d)           Upon the acceptance of a successor’s appointment as Facility Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Facility Agent, and the retiring Facility Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Facility Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Facility Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article 8 and Section 8.04 shall continue in effect for the benefit of such retiring Facility Agent, its sub agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Facility Agent was acting as Facility Agent.

(e)           The obligations of the Facility Agent hereunder shall terminate upon the termination of this Agreement and each of the other Credit Documents to which it is a party or the resignation or removal of the Facility Agent in accordance with this Section 9.08.

Section 8.07 Non-Reliance on Facility Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Facility Agent or any other Lender or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Facility Agent or any other Lender or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08 No Reliance on Facility Agent’s Customer Identification Program.

  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Facility Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121, or any Sanctions, including any programs involving any of the following items relating to or in connection with the Borrower, its Affiliates or its agents, the Credit Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any recordkeeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the Patriot Act or the regulations thereunder or such other Sanctions.

Section 8.09 Indemnification.

(a) The Lenders agree to indemnify the Facility Agent, its Affiliates and their respective officers, partners, directors, trustees, employees and agents (each, an "Indemnitee Agent Party"), to the extent that such Indemnitee Agent Party shall not have been reimbursed by the Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party (i) in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or (ii) otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Credit Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable order.  If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

(b) In addition to the payment of expenses pursuant to Section 9.04, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to defend, indemnify, pay and hold harmless, each Affected Party, their Affiliates and their respective officers, partners, directors, trustees, employees and agents (each, an "Indemnitee"), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE excluding any amounts not otherwise payable by the Borrower under Section 2.16(d); provided that the Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnitee.  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 8.09 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(c) To the extent permitted by Applicable Law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Affected Party or the Facility Agent and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and the Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 8.10 No Other Duties, etc.  Any Person designated as “Arranger” listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except (a) as expressly set forth therein, or (b) in its capacity, as and the extent applicable, as a Lender hereunder.

Section 8.11 Secured Parties.  Each Secured Party that is not a party to this Agreement who obtains the benefit hereof and/or of the Security Documents shall be deemed to have acknowledged and accepted the terms hereof and thereof, including the appointment and the rights, benefits and immunities of the Facility Agent and the Collateral Agent that affect such Secured Party.

ARTICLE 9
MISCELLANEOUS

Section 9.01 Amendments, Consents and Waivers.

(a) Required Lenders’ and Facility Agent’s Consent.  Subject to Sections 9.01(b), 9.01(c) and 9.01(d), no amendment, modification, termination or waiver of any provision of this Agreement or any other Credit Document to which the Borrower is a party, or consent to any departure by the Borrower or any other party therefrom, shall in any event be effective without the written concurrence of the Borrower, the Facility Agent, the Required Lenders and, solely with respect to amendments to Section 8.03(a)(ii) and 8.03(a)(iii) or any other provision that affects the rights or obligations of the Arranger, the Arranger; provided that the foregoing shall not apply to any amendment, supplement or modification of any of the Royalties Transfer Agreements or the Borrower’s Organizational Documents that is otherwise expressly permitted pursuant to Section 5.02(h).  No amendment, modification, waiver or consent shall, unless in writing and signed by the Facility Agent or the Collateral Agent, as applicable, affect the rights or duties of the Facility Agent or the Collateral Agent under this Agreement or any other Credit Document.

(b) Affected Lenders’ Consent.  Notwithstanding anything to the contrary herein or in any other Credit Document, without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, waiver or consent of or under any of the Credit Documents shall be effective if the effect thereof would:

(i) extend or increase the Commitment of any Lender or reinstate any such Commitment that was previously terminated;

(ii) extend the scheduled final maturity of any Loan;

(iii) waive, reduce or postpone any scheduled repayment;

(iv) reduce the rate of interest on any Loan or any fee payable hereunder;

(v) extend the time for payment of any such interest or fees;

(vi) reduce the principal amount of any Loan;

(vii) amend, modify, terminate or waive any provision of Section 2.05, Section 2.06, Section 2.08, Section 3.01, Section 3.02, this Section 9.01(b), Section 9.01(c), Section 9.01(d), Section 9.07, Section 9.09, Section 9.11, or Section 9.13, or amend the definition of any defined term used in any of such Sections if such amendment, modification, termination or waiver would have a material effect on any of such Sections;

(viii) amend the definition of “Required Lender” or any definition used therein;

(ix) amend or otherwise modify Section 8.03(a)(iii) to expand the rights of the Arranger thereunder;

(x) release all or substantially all of the Collateral or the Seller Collateral except as expressly provided in the Credit Documents;

(xi) amend, modify, terminate or waive any of the terms of the Collateral or the Seller Collateral; or

(xii) consent to the assignment or transfer by the Borrower of any of its respective rights and obligations under any Credit Document;

it being agreed that each Lender will be affected by any (A) waiver, amendment, modification, termination or other consent with respect to any provision of Section 2.05, Section 3.01 and/or Section 3.02 or (B) release of Collateral or Seller Collateral.

(c) Additional Lenders’ Consent.  Notwithstanding anything to the contrary herein or in any other Credit Document, without the written consent of the Lenders, excluding any Defaulting Lenders, having or holding more than 80% of the sum of: (i) the aggregate amount of all outstanding and undrawn Commitments of all Lenders (excluding Commitments of any Defaulting Lenders) and (ii) the aggregate outstanding principal amount of all Loans (excluding the Loans of any Defaulting Lenders), no amendment, modification, termination, waiver or consent of or under any of the Credit Documents shall be effective if the effect thereof would amend, modify, terminate or waive any provision of Section 2.03, Section 2.12, Section 5.02(f), Section 6.01, or Section 6.02, or amend the definition of any defined term used in any of such Sections if such amendment, modification, termination, or waiver would have a material effect on such Sections.

(d) Execution of Amendments, etc.  The Facility Agent may (but shall have no obligation to), with the concurrence of the Required Lenders, execute amendments, modifications, waivers or consents on behalf of the Required Lenders.  No amendment, modification, waiver or consent shall, unless in writing and signed by the Facility Agent or the Collateral Agent, as applicable, affect the rights or duties of the Facility Agent or the Collateral Agent, as the case may be, under this Agreement or any other Credit Document. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.01 shall be binding upon each Lender and, if signed by the Borrower, on the Borrower.

Section 9.02 Notices, Etc.

(a) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to the Borrower, a Lender, the Collateral Agent or the Facility Agent shall be sent to such party at the following address:

(i) if to the Borrower:

Tamar Royalties LLC
2425 West Loop South, Suite 810,
Houston, Texas 77027
Tel:           (713) 621-6785
Fax:           (713) 621-3988
Attention: Haim Tsuff;

with a copy to:

Isramco, Inc.
2425 West Loop South, Suite 810,
Houston, Texas 77027
Tel:           (713) 621-6785
Fax:           (713) 621-3988
Attention: Edy Francis;

N.M.A. Energy Resources Ltd.
Naphtha House – 4th Floor
8 Granite Street, Petach Tikva
49002 Israel – P.O. Box 10188
Tel: +9723 9229225
Fax: +9723 9229255
Attention: Eran Saar
Noa Lendner;

(ii) if to the Arranger or the Initial Lenders:

Deutsche Bank AG, London branch
Winchester House
1 Great Winchester Street
London EC2N 2DB
Tel.: +44(20)754 58029
Fax: +44(20)754 54455
Attention: James Brown;

with copies to:

Deutsche Bank AG
Floor 15
46 Rothschild Boulevard,
Alrov Tower
Tel Aviv
Israel
Tel.: +9723 710 2010
Fax: +9723 710 2031
Attention: Ido Gonen;

Deutsche Bank AG
Winchester House
1 Great Winchester Street
London EC2N 2DB
Tel.: +44(20)754 56884
Fax: +44(113)33 61882
Attention: Dougal Wise;

(iii) if to the Initial Lenders:

Clal Pension & Provident Funds Ltd
36 Raul Valenberg St.
Atidim. 27th floor
Tel Aviv
Tel.: +9723 761 6433
Fax: +9723 625 1012]
Attention: Liat Hazut/Inbal Barel;

(iv) if to the Initial Lenders:

Mizrahi Tefahot Bank, Ltd. Los Angeles Branch
800 Wilshire Blvd. Suite 1410
Los Angeles, CA 90017
Tel.: 213-362-2999
Fax: 213-362-2998
Attention: Credit Dept.;

(v) if to the Facility Agent:

Deutsche Bank Trust Company Americas
Trust and Agency Services
60 Wall Street, 16th Floor
MS NYC60-1630
New York, New York 10005
Attention: Administrative Agency Services – Tamar Royalties LLC
Fax: (646) 961-3317;

(vi) if to the Collateral Agent:

Deutsche Bank Trust Company Americas
Trust and Agency Services
60 Wall Street, 16th Floor
Mail Stop: NYC60 – 1630
New York, NY 10005
Attention: Project Finance – Tamar Royalties LLC
Fax: 732-578-4636;

(vii) if to the Account Bank:

Deutsche Bank Trust Company Americas
[60 Wall Street, 16th Floor
Mail Stop: NYC60 – 1630
New York, NY 10005]
Attention: [Project Finance – Tamar Royalties LLC]
Fax: [732-578-4636];

(viii) if to any Lender of the Additional Series, at its address specified in the Additional Series Joinder Agreement pursuant to which it became a Lender; and

(ix) if to any other Lender, at its address specified in the Assignment and Assumption pursuant to which it became a Lender;

or, in each case, to such other address as such party shall have notified in writing to each of the other parties hereto.

(b) Each notice required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that (i) no notice to the Facility Agent shall be effective until received by such Facility Agent, (ii) any notice of a Default or Event of Default to the Borrower shall be sent by both courier and facsimile, and (iii) the Borrower may deliver, or cause to be delivered, any financial statements or reports (including the Financial Model and any coverage ratio reports) by electronic mail pursuant to procedures approved by the Facility Agent until such Facility Agent or Lender notifies the Borrower that it can no longer receive such documents using electronic mail.  Any financial statements or reports sent to an electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, if available, return electronic mail or other written acknowledgement); provided that if such document is sent after 5:00 p.m. (New York City) time, such document shall be deemed to have been sent at the opening of business on the next Business Day.

(c) The Borrower and the Lenders agree that the Facility Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrower, or any other materials or matters relating to this Agreement, any of the other Credit Documents or any of the transactions contemplated hereby or thereby (collectively, the “Communications”) available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system (the “Platform”).  The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Facility Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Facility Agent or any of its Affiliates in connection with the Platform.

Section 9.03 No Waiver; Remedies Cumulative.  No failure or delay on the part of the Facility Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to the Facility Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 9.04 Costs and Expenses.  Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (a) (i) all the Facility Agent’s and all the Arranger’s actual, reasonable and documented out-of-pocket costs and expenses of negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto, in the case of such costs and expenses relating to negotiation, preparation and execution of the Credit Documents, subject to any caps that may have separately been agreed in writing between the Seller and the Facility Agent and/or the Arranger with respect to the transactions contemplated by this Agreement, and (ii) all of the Lenders’ actual, reasonable and documented out-of-pocket costs and expenses of negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto, provided such costs and expenses arise after the Signing Date, subject to any caps that may have separately been agreed in writing by the Seller and such Lender with respect to the transactions contemplated by this Agreement; (b) all the actual, documented out-of-pocket costs and expenses of creating, perfecting and enforcing Liens in favor of the Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes and search fees; (c) subject to the terms of this Agreement, all the Facility Agent’s actual, reasonable and documented out-of-pocket costs and reasonable fees, expenses for, and disbursements of any of the Facility Agent’s, auditors, accountants, attorneys, consultants or appraisers incurred by the Facility Agent, in each case subject to any caps that may have separately been agreed in writing by the Seller and the Facility Agent with respect to the transactions contemplated by this Agreement; (d) subject to the terms of this Agreement, all the actual, reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Facility Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (e) subject in all cases to any express limitations set forth in any Credit Document and to any caps that may have separately been agreed in writing between the Seller and the Facility Agent with respect to the transactions contemplated by this Agreement, all other actual, reasonable and documented out-of-pocket costs and expenses incurred by the Facility Agent in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (f) after the occurrence of an Event of Default, all documented, out-of-pocket costs and expenses, including reasonable attorneys’ fees, and costs of settlement, incurred by the Facility Agent and/or any Lender in enforcing any Obligations of or in collecting any payments due from the Borrower hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work out" or pursuant to any insolvency or bankruptcy cases or proceedings.

Section 9.05 Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

Section 9.06 Binding Effect.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Facility Agent of written or telephonic notification of authorization of delivery thereof.

Section 9.07 Assignments and Participations.

(a) Generally.  This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and their successors and permitted assigns.  Neither the Borrower’s rights or obligations hereunder nor any interest therein may be assigned or delegated by it without the prior written consent of the Facility Agent and all Lenders.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties and Indemnitees under Section 9.09, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Facility Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register.  The Borrower, the Facility Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Loan shall be effective, in each case, unless and until an Assignment and Assumption effecting the assignment or transfer thereof shall have been delivered to and accepted by the Facility Agent and recorded in the Register as provided in Section 9.07.  Prior to such recordation, all amounts owed with respect to the applicable Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Loans.

(c) Right to Assign.  Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Loans owing to it or other Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan) to any Person constituting an Eligible Assignee; provided, however, that notwithstanding any provision herein other than Section 2.17(b), any such assignment, other than as contemplated in Section 2.17(b), shall be at such Lender’s and relevant assignee’s expense.

(d) Mechanics.  The assigning Lender and the assignee thereof shall execute and deliver to the Facility Agent an Assignment and Assumption, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Assumption may be required to deliver to the Facility Agent pursuant to Section 2.16(f). The assignee shall pay the Facility Agent a processing fee of $3,500 and provide the Facility Agent with its required “know your customer” information.

(e) Notice of Assignment.  Upon the Facility Agent’s receipt and acceptance of a duly executed and completed Assignment and Assumption, the “know your customer” information and any forms, certificates or other evidence required by this Agreement in connection therewith and the processing fee, the Facility Agent shall: (i) record the information contained in such notice in the Register, (ii) give prompt notice thereof to the Borrower, and (iii) maintain a copy of such Assignment and Assumption.

(f) Representations and Warranties of Assignee.  Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment and Assumption, as the case may be, represents and warrants as of the date hereof or as of the applicable effective date (as defined in the applicable Assignment and Assumption) that: (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the Loans; and (iii) it will make or invest in the Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 9.07, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).

(g) Effect of Assignment.  Subject to the terms and conditions of this Section 9.07, as of the "effective date" specified in the applicable Assignment and Assumption:  (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption and shall thereafter be a party hereto and a "Lender" for all purposes hereof; and (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment and Assumption, relinquish its rights (other than any rights which survive the termination hereof under Section 9.14) and be released from its obligations hereunder (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, that anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising prior to the effective date of such assignment.

(h) Participations.

(i) Each Lender shall have the right at any time to sell one or more participations to any Person in all or any part of its Loans or in any other Obligation; provided, that the holder of any such participation must be incorporated or otherwise organized in a country with diplomatic relations with the State of Israel.  The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would:

(A) extend the final scheduled maturity of any Loan in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof),

(B) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, or

(C) release all or substantially all of the Collateral under the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.

(ii) The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.13 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section; provided, that such participant (A) agrees to be subject to Section 2.17 as if it were an assignee of a Lender hereunder and (B) shall not be entitled to receive any greater payment under Section 2.13 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation, unless the sale of the participation to such participant is made with the Borrower’s prior written consent.

(iii) Each Lender that sells such a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a record in its books of the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in such participation and other obligations under the Credit Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person other than the Borrower, including the identity of any Participant or any information relating to a Participant’s interest or obligations under any Credit Document, except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary for the avoidance of doubt, the Facility Agent (in its capacity as Facility Agent) shall have no responsibility for maintaining a Participant Register.

(iv) The Borrower shall not disclose the identity of any Participant of any Lender or any information relating to such Participant's interest or obligation to any Person; provided that the Borrower may make (A) disclosures of such information to Affiliates of such Lender and to their agents and advisors; provided that such Persons are informed of the confidential nature of the information and will be instructed to keep such information confidential, and (B) disclosures required or requested by any Governmental Authority or representative thereof or pursuant to legal or judicial process or other legal proceeding; provided, that unless specifically prohibited by Applicable Law or court order, the Borrower shall make reasonable efforts to notify the applicable Lender of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of the Borrower by such Governmental Authority) for disclosure of any such non public information prior to disclosure of such information.

(i) Certain Other Assignments.  In addition to any other assignment permitted pursuant to this Section 9.07, any Lender may assign, pledge and/or grant a security interest in, all or any portion of its Loans and the other Obligations owed by or to such Lender, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

Section 9.08 Confidentiality.  The Facility Agent and the Lenders shall hold all non-public information regarding the Borrower, the Seller, the Servicer and the Project Company and its business obtained by such Lender or Facility Agent pursuant to the requirements hereof in accordance with such Lender’s or Facility Agent's customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower that, in any event, any Lender and the Facility Agent may make (a) disclosures of such information to Affiliates of such Lender or Facility Agent and to their agents, auditors, attorneys and advisors (and to other persons authorized by such Lender or Facility Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 9.08), (b) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein, (c) disclosure to any rating agency when required by it; provided that such rating agency is informed of the confidential nature of the information and will be instructed to keep such information confidential, (d) disclosure to such Lender’s financing sources, provided that prior to any disclosure, such financing source is informed of the confidential nature of the information and will be instructed to keep such information confidential, (e) disclosures required by any applicable statute, law, rule or regulation or requested by any Governmental Authority or representative thereof or by any regulatory body (or self-regulatory body) or pursuant to legal or judicial process or other legal proceeding; provided, that unless specifically prohibited by Applicable Law or court order, each Lender or the Facility Agent shall make reasonable efforts to notify the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender or the Facility Agent by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information, and (f) any other disclosure authorized in writing by the Borrower.  Notwithstanding the foregoing, (i) the foregoing shall not be construed to prohibit the disclosure of any information that is or becomes publicly known or information obtained by any Lender or the Facility Agent from sources other than the Borrower, the Seller, the Servicer or the Project Company in connection with the transactions contemplated by this Agreement, and (ii) on or after the date hereof, the Arranger may, at its own expense issue news releases and publish "tombstone" advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of the Borrower) (collectively, "Trade Announcements").  The Borrower shall not issue any Trade Announcement using the name of the Facility Agent or the Lender, or their respective Affiliates or referring to this Agreement or the other Credit Documents, or the transactions contemplated thereunder except (x) disclosures required by Applicable Law, regulation, legal process or the rules of the Securities and Exchange Commission or (y) with the prior approval of the Facility Agent (such approval not to be unreasonably withheld).  The obligations of the Facility Agent under this Section 9.08 shall terminate upon the termination of this Agreement or the resignation or removal of the Facility Agent pursuant to the terms hereof.

Section 9.09 Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York including Section 5-1401 and Section 5-1402 of the New York General Obligations Law, but otherwise without regard to the State of New York’s conflict of laws provisions that would result in the application of the laws of any other jurisdiction.

Section 9.10 Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 9.11 Jurisdiction, Etc.

(a) All judicial proceedings brought against the Borrower arising out of or relating hereto or any other Credit Document, or any of the Obligations, may be brought in any state or federal court of competent jurisdiction sitting in the borough of Manhattan in the City of New York.  By executing and delivering this Agreement, the Borrower, for itself and in connection with its properties, irrevocably (i) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts; (ii) waives any defense of forum non conveniens; (iii) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Borrower at its address provided in accordance with Section 9.02 and agrees that any such service is sufficient to confer personal jurisdiction over the Borrower in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and (iv) agrees that the Facility Agent, the Collateral Agent and each Lender retain the right to serve process in any other manner permitted by law or to bring proceedings against the Borrower in the courts of any other jurisdiction.

(b) The Borrower hereby agrees that process may be served on it by certified mail, return receipt requested, to the addresses pertaining to it as specified in Section 9.02.  Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against the Borrower if given by registered or certified mail, return receipt requested, or by any other means or mail which requires a signed receipt, postage prepaid, mailed as provided above.

Section 9.12 Patriot Act Notice.  Each Lender and the Facility Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Facility Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.  The parties to this agreement agree that they will provide to the Lenders and the Facility Agent such information as they may request, from time to time, in order for the Facility Agent to satisfy the requirements of the Patriot Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 9.13 Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THE CREDIT DOCUMENTS OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.13 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 9.14 Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements made herein shall survive the execution and delivery hereof and funding of any Loan.  Notwithstanding anything herein or implied by law to the contrary, the agreements of Borrower set forth in Sections 2.08(e), 2.13, 2.16, 2.19, 8.09, 9.04, 9.07(h)(iv) and 9.15 and the agreements of Lenders set forth in Sections 2.08(e), 2.19, 8.09, and 9.08 shall survive the payment of the Loans and/or the termination hereof.

Section 9.15 Marshalling.  Neither the Facility Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations or any other amount due hereunder.

Section 9.16 Severability.  In case any provision in or obligation hereunder or any Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 9.17 Obligations Several; Actions in Concert.  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder.  Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. Anything in this Agreement or any other Credit Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or otherwise with respect to the Obligations without first obtaining the prior written consent of the Facility Agent, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement or otherwise with respect to the Obligations shall be taken in concert and at the direction or with the consent of the Facility Agent.

Section 9.18 Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 9.19 Usury Savings Clause.  Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under Applicable Law shall not exceed the Highest Lawful Rate.  If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect.  In addition, if when the Loans made hereunder are repaid in full, the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Facility Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect.  Notwithstanding the foregoing, it is the intention of Lenders and the Borrower to conform strictly to any applicable usury laws.  Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Facility Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

Section 9.20 English Language.  Except as otherwise provided herein, all documents, instruments, reports or any other information to be delivered by any Person pursuant to the terms hereof or of any other Credit Document shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation, upon each of which the other parties hereto shall have the right to rely for all purposes under this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TAMAR ROYALTIES LLC, as the Borrower

By: N.M.A. Energy Resources Ltd., as its Manager

By: __________________________
Name: Noa Lendner
Title: General Counsel

By: __________________________
Name: Eran Saar
Title: Chief Executive Officer and Director

[Signature page to Term Loan Credit Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Facility Agent

By: Deutsche Bank National Trust Company

By:__________________________
Name:
Title:

By:__________________________
Name:
Title:

[Signature page to Term Loan Credit Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By: Deutsche Bank National Trust Company

By:__________________________
Name:
Title:

By:__________________________
Name:
Title:

[Signature page to Term Loan Credit Agreement]

DEUTSCHE BANK AG, LONDON BRANCH, as Arranger

By:__________________________
Name:
Title:

By:__________________________
Name:
Title:

[Signature page to Term Loan Credit Agreement]

INITIAL LENDERS:

Commitment	DEUTSCHE BANK AG, LONDON BRANCH, as an Initial Lender

$30,000,000.00

By:  __________________________
Name:
Title:

By:__________________________
Name:
Title:

[Signature page to Term Loan Credit Agreement]

Commitment	MIZRAHI TEFAHOT BANK LTD. LOS ANGELES BRANCH,
as an Initial Lender

$30,000,000.00

By:  __________________________
Name:
Title:

[Signature page to Term Loan Credit Agreement]

Commitment	CLAL INSURANCE COMPANY LTD.,
as an Initial Lender

$32,325,477.00

By:  __________________________
Name:
Title:

[Signature page to Term Loan Credit Agreement]

Commitment	CLAL PENSION & PROVIDENT FUNDS LTD.,
as an Initial Lender, on behalf of the funds listed on Schedule 1 to this signature page

$24,874,523.00

By:  __________________________
Name:
Title:

[Signature page to Term Loan Credit Agreement]

SCHEDULE 1
to Term Loan Credit Agreement Signature Page for
Clal Pension & Provident Funds Ltd.

Meitavit Atudot
Meitavit Atudot Clalit
Clal Hishtalmut Clali
Clal Tamar Agah Dagesh Eitan
Clal Tamar Clali
Bar

[Signature page to Term Loan Credit Agreement]

Commitment	ATUDOT PENSION FUND FOR EMPLOYEES & INDEPENDENT LTD.,
as an Initial Lender

$2,800,000.00

By:  __________________________
Name:
Title:

[Signature page to Term Loan Credit Agreement]

SCHEDULE 1

Amortization Schedule – Initial Series

[Attached]

Funding                      5/30/2015                       120,000

7/1/2015			1,200
10/1/2015			1,800
1/1/2016			1,800
4/1/2016			2,400
7/1/2016			2,400
10/1/2016			2,400
1/1/2017			2,400
4/1/2017			2,400
7/1/2017			2,400
10/1/2017			2,400
1/1/2018			2,400
4/1/2018			5,400
7/1/2018			5,400
10/1/2018			5,700
1/1/2019			5,700
4/1/2019			5,400
7/1/2019			5,400
10/1/2019			5,400
1/1/2020			5,400
4/1/2020			3,900
7/1/2020			3,900
10/1/2020			3,900
1/1/2021			3,900
4/1/2021			3,600
7/1/2021			3,600
10/1/2021			3,600
1/1/2022			3,600
4/1/2022			3,600
7/1/2022			3,600
10/1/2022			3,600
1/1/2023			3,600
4/1/2023			3,900
7/1/2023			3,900

	Total	120,000

SCHEDULE 2

Governmental Approvals

1.	The approval of the Petroleum Commissioner to the transfer of the Royalties from the Project Company to the Seller;

2.	The registration in the Petroleum Register of the Seller’s rights in the Royalties;

3.	The approval of the Petroleum Commissioner to the transfer of the Royalties from the Seller to the Borrower;

4.	The registration in the Petroleum Register of the Borrower’s rights in the Royalties;

5.	The approval of the Petroleum Commissioner to the Security Interest of the Collateral Agent (for the benefit of the secured parties) in the Royalties;

6.	The registration in the Petroleum Register of the Security Interest of the Collateral Agent (for the benefit of the secured parties) in the Royalties;

7.	The filing and registration in the Israeli Pledges Registry of the Collateral Agent’s Security Interest in the Collateral; and

8.	The Israeli Tax Ruling.

EXHIBIT A

FORM OF NOTE

$120,000,000.00	[________], 2015

New York, New York

FOR VALUE RECEIVED, TAMAR ROYALTIES LLC, a Delaware limited liability company (the "Borrower"), hereby unconditionally promises to pay to the order of [_____], (the "Lender"), in lawful money of the United States of America in immediately available funds on the Maturity Date or on such earlier date as may be required by the terms of the Credit Agreement, the aggregate unpaid principal amount of all Loans of the [Initial][Additional] Series made by the Lender to the Borrower.  Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement (as defined below).

The Borrower promises to pay to the order of the Lender, in lawful money of the United States of America in immediately available funds on the dates and at the times as set forth in the Credit Agreement, interest on the unpaid principal amount of each Loan of the [Initial][Additional] Series made by the Lender to the Borrower from the date of such Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement.

The Facility Agent shall record in the Register or make a notation on the schedule attached hereto of: (i) the date, amount, Series and interest rate of such Loan and (ii) the amount of principal paid or prepaid by the Borrower with respect to such Loan; provided that the failure of the Facility Agent to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

This Note evidences the Loans of the [Initial][Additional] Series made by the Lender under the Credit Agreement dated as of May 18, 2015 among the Borrower, the Lenders party thereto, Deutsche Bank Trust Company Americas, as Facility Agent and as Collateral Agent and Deutsche Bank AG, London Branch, as Sole Lead Arranger (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Credit Agreement") and is entitled to the benefits thereof.

The Credit Agreement provides for the acceleration of the maturity of Loans of the [Initial][Additional] Series upon the occurrence of certain events and for prepayments of the Loans of such Series upon the terms and conditions specified therein.

The Loans of the [Initial][Additional] Series are secured by the Collateral.  Reference is hereby made to the Credit Agreement and the Security Agreements for a description of the Collateral, the nature and extent of the security for the Loans of the [Initial][Additional] Series, and the rights of the Lender, the Facility Agent and the Collateral Agent in respect of such security and otherwise.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

[Form of Note]

Subject to the provisions of Section 9.07 of the Credit Agreement, this Note may be assigned by the Lender to any other Person.

Whenever in this Note reference is made to the Facility Agent, the Collateral Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns.  The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York including Section 5-1401 and Section 5-1402 of the New York General Obligations Law, but otherwise without regard to the State of New York's Conflict of Laws provisions that would result in the application of laws of any other jurisdiction.

TAMAR ROYALTIES LLC

By: N.M.A. Energy Resources Ltd., as its Manager

By: __________________________
Name: Noa Lendner
Title: General Counsel

By: __________________________
Name: Eran Saar
Title: Chief Executive Officer and Director

[Form of Note]

SCHEDULE OF LOANS AND PAYMENTS OR PREPAYMENTS

Date	Amount of Loan	Series	Interest Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

[Form of Note]

EXHIBIT B

FORM OF NOTICE OF BORROWING

Deutsche Bank Trust Company Americas,
in its capacity as Facility Agent

Trust and Agency Services
60 Wall Street, 16th Floor
MS NYC60-1630
New York, New York 10005
Attention: Administrative Agency Services – Tamar Royalties LLC

Re:  $120,000,000 Credit Agreement dated as of May 18, 2015 among the financial institutions from time to time parties thereto as lenders (the "Lenders"), Deutsche Bank Trust Company Americas, as facility agent (in such capacity together with any successor in such capacity, the "Facility Agent") and as collateral agent (in such capacity together with any successor in such capacity, the "Collateral Agent"), and Deutsche Bank AG, London Branch, as Sole Lead Arranger (in such capacity, the "Arranger") (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Credit Agreement")

Ladies and Gentlemen:

This is the Notice of Borrowing is being delivered to you pursuant to Section 2.02 of the Credit Agreement.  Capitalized terms used and not defined herein shall have the meaning given to such terms in the Credit Agreement.

We hereby give you notice that we wish to borrow Loans of the [Initial][Additional] Series on the following terms:

Series of Loans:	[Initial][Additional]
Funding Date:	[•] (the "Funding Date")
Aggregate Principal Amount:	$[•]
Required Reserve Amount:	$[•]

We represent and warrant that the conditions precedent under Section 3.02 of the Credit Agreement shall have been satisfied on and as of the date hereof.  The giving of this Notice of Borrowing and the acceptance by the Borrower of the Loans on the Funding Date shall constitute a representation and warranty by the Borrower that the conditions precedent under Section 3.02 of the Credit Agreement have been satisfied on and as of the Funding Date.

We hereby certify that (a) all of the representations and warranties in the Credit Documents to which the Borrower is a party are true and correct as of the date hereof and (b) no Default or Event of Default, Early Amortization Event or default, event of default, acceleration or similar event under any Credit Document has occurred and is continuing, or could reasonably be expected to result from the funding of such Loans, in each case, before and after giving effect to the funding of such Loans and the application of the proceeds thereof.

[Form of Notice of Borrowing]

We hereby direct the Facility Agent to pay, on the Funding Date, from the proceeds of the Loans of the [Initial][Additional] Series made on such date:

(a)
directly to the Reserve Account, an amount equal to (i) the balance on deposit in the Required Reserve Account on the Business Day immediately preceding the Funding Date less (b) the Required Reserve Amount as of the Funding Date;

(b)
directly to: (i) [Name] at [Insert Wire Details] fees and expenses due to it in the amount of $[_________], (ii) [Name] at [Insert Wire Details] fees and expenses due to it in the amount of $[_________], [Repeat as necessary]; and

(c)	directly to our account identified below, the remaining net proceeds of the Loans of the [Initial][Additional] Series made on such date:

Account number:                                [•]

ABA:[•]

Account title:                                [•]

Swift:  [•]

For further credit to account:                                                      [•]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Form of Notice of Borrowing]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing and delivered the same as of the date first written above.

TAMAR ROYALTIES LLC, as the Borrower

By: N.M.A. Energy Resources Ltd., as its Manager

By: __________________________
Name: Noa Lendner
Title: General Counsel

By: __________________________
Name: Eran Saar
Title: Chief Executive Officer and Director

[Form of Notice of Borrowing]

EXHIBIT C – 1

FORM OF US TAX CERTIFICATE

(For Foreign Lenders/Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes Claiming The Benefits Of The Exemption For Portfolio Interest Under Section 881(c) of the Internal Revenue Code)

Reference is hereby made to the Credit Agreement dated as of May 18, 2015 (as amended, supplemented or otherwise modified from time to time, in accordance with the terms thereof, the "Credit Agreement"), among Tamar Royalties LLC, as borrower (the "Borrower"), the lenders party thereto, Deutsche Bank Trust Company Americas, as facility agent (in such capacity, the "Facility Agent") and as collateral agent (in such capacity, the "Collateral Agent"), and Deutsche Bank AG, London Branch, as lead arranger (the "Sole Lead Arranger").

Pursuant to the provisions of Section 2.16(f)(ii)(B)(III) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the loan(s) (as well as any note(s) evidencing such loan(s)) in respect of which it is providing this Certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Facility Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Facility Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Facility Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER/PARTICIPANT]

By:           __________________________

Name:  ____________________

Title:  _____________________

Date:           ______________ __, 20[  ]

[Form of Tax Certificate]

EXHIBIT C – 2

FORM OF TAX CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 18, 2015 (as amended, supplemented or otherwise modified from time to time, in accordance with the terms thereof, the "Credit Agreement"), among Tamar Royalties LLC, as borrower (the "Borrower"), the lenders party thereto, Deutsche Bank Trust Company Americas, as facility agent (in such capacity, the "Facility Agent") and as collateral agent (in such capacity, the "Collateral Agent") and Deutsche Bank AG, London Branch, as lead arranger (the "Sole Lead Arranger").

Pursuant to the provisions of Section 2.16(f)(ii)(B)(IV) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on its IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:           __________________________

Name:  ____________________

Title:  _____________________

Date:           ______________ __, 20[  ]

[Form of Tax Certificate]

EXHIBIT C - 3

FORM OF US TAX CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 18, 2015 (as amended, supplemented or otherwise modified from time to time, in accordance with the terms thereof, the "Credit Agreement"), among Tamar Royalties LLC, as borrower (the "Borrower"), the lenders party thereto, Deutsche Bank Trust Company Americas, as facility agent (in such capacity, the "Facility Agent") and as collateral agent (in such capacity, the "Collateral Agent") and Deutsche Bank AG, London Branch, as lead arranger (the "Sole Lead Arranger").

Pursuant to the provisions of Section 2.16(f)(ii)(B)(IV) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a credit agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:           __________________________

Name:  ____________________

Title:  _____________________

Date:           ______________ __, 20[  ]

[Form of Tax Certificate]

EXHIBIT C – 4

FORM OF US TAX CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes And One Or More Direct Or Indirect Partners Of Such Foreign Lender Are Claiming The Portfolio Interest Exemption)

Reference is hereby made to the Credit Agreement dated as of May 18, 2015 (as amended, supplemented or otherwise modified from time to time, in accordance with the terms thereof, the "Credit Agreement"), among Tamar Royalties LLC, as borrower (the "Borrower"), the lenders party thereto, Deutsche Bank Trust Company Americas, as facility agent (in such capacity, the "Facility Agent") and as collateral agent (in such capacity, the "Collateral Agent") and Deutsche Bank AG, London Branch, as lead arranger (the "Sole Lead Arranger").

Pursuant to the provisions of Section 2.16(f)(ii)(B)(IV) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the loan(s) (as well as any note(s) evidencing such loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such loan(s) (as well as any Note(s) evidencing such loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a credit agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Facility Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Facility Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Facility Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Form of Tax Certificate]

[NAME OF LENDER]

By:           __________________________

Name:  ____________________

Title:  _____________________

Date:           ______________ __, 20[  ]

[Form of Tax Certificate]

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

 [Date]

To:	Deutsche Bank Trust Company Americas,
as Facility Agent
60 Wall Street, 16th Floor
MS NYC60-1630
New York, New York 10005
Attention: Administrative Agency Services – Tamar Royalties LLC

This Compliance Certificate is furnished pursuant to Section 5.01(a)(iv) of that certain US$120,000,000 Credit Agreement, dated as of May 18, 2015 (as amended, restated or otherwise modified from time to time in accordance with the terms thereof, the "Credit Agreement"), among Tamar Royalties LLC, as borrower (the "Borrower"), the lenders party thereto, Deutsche Bank Trust Company Americas, as facility agent (in such capacity, the "Facility Agent") and collateral (in such capacity, the "Collateral Agent"), and Deutsche Bank AG, London Branch, as lead arranger (the "Sole Lead Arranger").  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them under the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES ON BEHALF OF THE BORROWER THAT:

1.	I am a duly elected Authorized Officer of the Borrower.

2.
Attached hereto as Schedule 1 are copies for each of the Facility Agent and the Lenders, as required by Section 5.01(a)(i) of the Credit Agreement, of the audited consolidated financial statements for the Seller and its Subsidiaries (including the Borrower) for the fiscal year of [__________] ended as of [__________] prepared in accordance with GAAP and certified in a manner acceptable to the Facility Agent by MaloneBailey LLP or such other internationally recognized independent registered certified public accounting firm acceptable to the Facility Agent (at the written direction of the Required Lenders).

3.
The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a review of the transactions contemplated thereby and the condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

4.
The examinations described in paragraph 3 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default, an Event of Default, an Early Amortization Event or a Retention Event during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth in paragraph 5 below.

5.
Described below are the exceptions, if any, to paragraph 4 above, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________

________________________________________________________

________________________________________________________

[Form of Compliance Certificate]

6.
The financial statements attached hereto fairly present the financial condition of the Borrower as of the date hereof, and its results of operations for the period covered thereby, each in accordance with GAAP.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Form of Compliance Certificate]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Compliance Certificate on behalf of the Borrower as of the date first above written.

TAMAR ROYALTIES LLC, as the Borrower

By: N.M.A. Energy Resources Ltd., as its Manager

By: __________________________
Name: Noa Lendner
Title: General Counsel

By: __________________________
Name: Eran Saar
Title: Chief Executive Officer

[Form of Compliance Certificate]

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT
Date________, [20]__

Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement").  Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined.  ___________ (the "Assignor") and __________ (the "Assignee") hereby agree as follows:

1.
The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement listed in Item 4 of Annex I hereto, including, without limitation, (y) in the case of any assignment of outstanding Loans of a Series, all rights and obligations with respect to the Assigned Share of such outstanding Loans of such Series, and (z) in the case of any assignment of all or any portion of the Lender’s Commitment for such Series or such Lender’s Ratable Share of the Maximum Loan Amount for such Series, all rights and obligations with respect to the Assigned Share of such Lender's Commitment and of the outstanding Loans of such Series.  After giving effect to such sale and assignment, the Assignee’s Commitment and the amount of the outstanding Loans of a Series owing to the Assignee will be as set forth in Item 4 of Annex I hereto.

2.
The Assignor (i) represents and warrants that it is (a) the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests and (b) [not]1 a Defaulting Lender; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

3.
The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Facility Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Facility Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Facility by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches the applicable forms described in Section 2.16(f)(ii) of the Credit Agreement.

1   To be inserted as applicable.

[Form of Assignment and Assumption Agreement]

4.
Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Facility Agent.  Subject to the terms and conditions hereof and the Credit Agreement, the effective date of this Assignment and Assumption Agreement shall be (i) the date of execution hereof by the Assignor and the Assignee and the recordation by the Facility Agent of the assignment effected hereby in the Register as required by to Section 9.07(b) of the Credit Agreement or (ii) such later date as is otherwise specified in Item 5 of Annex I attached hereto (the "Settlement Date").

5.
Upon the delivery of a fully executed original hereof to the Facility Agent as of the Settlement Date and subject to the terms and conditions hereof and the Credit Agreement (including, without limitation, Section 9.07(d) of the Credit Agreement), (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

6.
It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I.  It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Facility Agent to the Assignee.  Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor incurred pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder.  The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

7.
This Assignment and Assumption Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, including Section 5-1401 and Section 5-1402 of the New York General Obligations Law, but otherwise without regard to the State of New York’s conflict of laws provisions that would result in the application of the laws of any other jurisdiction.

[Form of Assignment and Assumption Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

Accepted this _____ day                                                   [NAME OF ASSIGNOR],
of ____________, _____                                                                 as Assignor

By:           ___________________
Name:
Title:

[NAME OF ASSIGNEE],
as Assignee
By:           ___________________
Name:
Title:

Acknowledged and Accepted:
DEUTSCHE BANK TRUST
COMPANY AMERICAS,
as Facility Agent

By:           _____________________
Name:
Title:]

By:           ___________________
Name:
Title:

Acknowledged and Agreed:
TAMAR ROYALTIES LLC, as the Borrower

By: N.M.A. Energy Resources Ltd., as its Manager

By: __________________________
Name: Noa Lendner
Title: General Counsel

By: __________________________
Name: Eran Saar
Title: Chief Executive Officer

[Form of Assignment and Assumption Agreement]

ANNEX I

ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

1.	Borrower: [•].

2.
Name and Date of Credit Agreement: US$120,000,000 Credit Agreement, dated as of  May 18, 2015 (as amended, restated or otherwise modified from time to time in accordance with the terms thereof, the "Credit Agreement"), among Tamar Royalties LLC, as borrower (the "Borrower"), the lenders party thereto, Deutsche Bank Trust Company Americas, as facility agent (in such capacity, the "Facility Agent") and as collateral agent (in such capacity, the "Collateral Agent"), and Deutsche Bank AG, London Branch, as lead arranger (the "Sole Lead Arranger").

3.	Date of Assignment and Assumption Agreement:

4.	Amounts (as of date of item #3 above):

Outstanding Principal Of Loans of a Series
a.	Aggregate Amount for all Lenders	$_________
b.	Assigned Share	_________%
c.	Amount of Assigned Share	$_________

5.	Settlement Date:

6.	Rate of Interest to the Assignee:	As set forth in Section 2.09 of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)
7.	Notices:

ASSIGNOR:

____________________________

____________________________

____________________________

____________________________

Attention:
Telephone No.:
Facsimile No.:

ASSIGNEE:

____________________________

____________________________

____________________________

____________________________

[Form of Assignment and Assumption Agreement]

Attention:
Telephone No.:
Facsimile No.:

8.           Payment Instructions:

ASSIGNOR:

____________________________

____________________________

____________________________

____________________________

ABA No.:
Account No.:
Reference:
Attention:

ASSIGNEE:

____________________________

____________________________

____________________________

____________________________

ABA No.:
Account No.:
Reference:
Attention:

[Form of Assignment and Assumption Agreement]

Accepted and Agreed:

[NAME OF ASSIGNEE]                                                                      [NAME OF ASSIGNOR]

By       _______________________                                               By       ____________________

____________________                                                        ____________________
(Print Name and Title)                                                                (Print Name and Title)

[Form of Assignment and Assumption Agreement]

EXHIBIT F

FORM OF SELLER SOLVENCY CERTIFICATE

[Date]

To:	Deutsche Bank Trust Company Americas
as Facility Agent
60 Wall Street, 16th Floor
MS NYC60-1630
New York, New York 10005
Attention: Administrative Agency Services – Tamar Royalties LLC

The Lenders under the Credit Agreement

This Solvency Certificate is furnished with reference to that certain Royalties Sale and Contribution Agreement, dated as of  May 18, 2015 (as amended, restated or otherwise modified from time to time in accordance with the terms thereof, the "Royalties Sale and Contribution Agreement"), among the Borrower and Isramco, Inc., as seller (the "Seller").  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them under the Royalties Sale and Contribution Agreement.

THE UNDERSIGNED HEREBY CERTIFIES ON BEHALF OF THE SELLER THAT:

1.	The Seller is Solvent and will not be made insolvent by the Sale and Contribution of the Royalties Receivables.

2.
The Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of itself or any of its assets.

3.	The Seller is not subject to any proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law.

4.
The Sale and Contribution of the Royalties Receivables by Seller to Borrower has a legitimate business purpose and is being effected in the ordinary course of business and the Seller is not selling or contributing the Royalties Receivables with any intent to hinder, delay or defraud the Borrower or any creditors of the Seller.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Form of Solvency Certificate]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Solvency Certificate on behalf of the Seller as of the date first above written.

ISRAMCO, INC.

By:	__________________________
Name: Haim Tsuff
Title: Chairman

[Form of Solvency Certificate]

EXHIBIT G-1
FORM OF DISTRIBUTION CERTIFICATE

Deutsche Bank Trust Company Americas,
in its capacity as Facility Agent

Trust and Agency Services
60 Wall Street, 16th Floor
MS NYC60-1630
New York, New York 10005
Attention: Administrative Agency Services – Tamar Royalties LLC

Re:  $120,000,000 Credit Agreement dated as of May 18, 2015 among the financial institutions from time to time parties thereto as lenders (the "Lenders"), Deutsche Bank Trust Company Americas, as facility agent (in such capacity together with any successor in such capacity, the "Facility Agent") and as collateral agent (in such capacity together with any successor in such capacity, the "Collateral Agent"), and Deutsche Bank AG, London Branch, as Sole Lead Arranger (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Credit Agreement")

Ladies and Gentlemen:

This Distribution Certificate is being delivered to you pursuant to Section 2.08 of the Credit Agreement in connection with the [Payment Date][Maturity Date][distribution date] occurring on [___________, 201_] (the "Relevant Date").2   Capitalized terms used and not defined herein shall have the meaning given to such terms in the Credit Agreement.

The undersigned hereby certifies that (a) [no Default, Event of Default, Early Amortization Event or Retention Event has occurred or is continuing]3 [the following [Default][Event of Default][Early Amortization Event][Retention Event] has occurred or is continuing: …..]4 and (b) the funds currently in the Facility Account or the Reserve Account, as the case may be, should be applied, pursuant to and in accordance with Section 2.08 and Section 5.01(a)(vii)(B) of the Credit Agreement, on the Relevant Date as follows:

A.	Royalties Tax Account

1.
$[__________] should be transferred from the Facility Account to the Royalties Tax Account pursuant to Section 2.08(b)(i)(A) of the Credit Agreement so that the funds therein equal the Royalties-related Tax Amount, which is $[_________], as supported by the certification from [an Authorized Officer of the Seller][the Accountants] attached as Exhibit [__] hereto.

This amount consists of the following:

2  This date to be 3 Business Days after the date of this Distribution Certificate.
3  Bracketed language to be included if applicable.
4   Bracketed language to be included if applicable.

[Form of Distribution Certificate]

[to provide detailed calculation thereof and supporting evidence therefor].

B.	Fees

1.
$[_______] should be transferred from the Facility Account to the Independent Manager pursuant to Section 2.08(b)(i)(B)(1) of the Credit Agreement to pay the accrued and unpaid Independent Manager Fees currently due and owing to the Independent Manager under the Independent Manager Agreement, attached as Exhibit [__] hereto.5

Such payment should be made to [_________] at the following account:

ABA No.:
Account No.:
Reference:
Attention:

2.
$[_______] should be transferred from the Facility Account to the Facility Agent pursuant to Section 2.08(b)(i)(B)(2) of the Credit Agreement to pay the accrued and unpaid fees currently due and owing to the Facility Agent (in such capacity).

3.
$[_______] should be transferred from the Facility Account to the Collateral Agent pursuant to Section 2.08(b)(i)(B)(3) of the Credit Agreement to pay the accrued and unpaid fees currently due and owing to the Collateral Agent (in such capacity).

4.
$[_______] should be transferred from the Facility Account to the Account Bank pursuant to Section 2.08(b)(i)(B)(4) of the Credit Agreement to pay the accrued and unpaid fees currently due and owing to the Account Bank (in such capacity).

C.	Interest

$[_______] should be transferred from the Facility Account to the Facility Agent, on behalf of the Lenders and on a pari passu basis, pursuant to Section 2.08(b)(i)(C) of the Credit Agreement to pay the accrued and unpaid interest [and other Obligations (other than the principal of the Loans)]6 currently due and owing to Lenders. The interest rate used in calculating such interest is [____].

[This amount consists of the following:

[to provide detailed calculation thereof and supporting evidence therefor].]7

5   In all cases requiring detailed calculation, supporting evidence should include attaching any invoices or fee agreements to which the Facility Agent/Collateral Agent is not a party, if applicable.
6   Bracketed language to be included in Distribution Certificate if amounts under this paragraph 5 include amounts other than interest.
7   Bracketed language to be included in Distribution Certificate if amounts under this paragraph 5 include amounts other than interest.

[Form of Distribution Certificate]

D.	Principal/Hedge Payments

1.
$[_______] should be transferred from the Facility Account to the Facility Agent, on behalf of the Lenders and on a pari passu basis pursuant to Section 2.08(b)(i)(D)(1) of the Credit Agreement, to pay the aggregate principal amount of the Loans currently due and payable. [If applicable, include calculation thereof]

2.
[$[_______] should be transferred from the Facility Account to [insert name of any applicable Hedge Counterparties], as a Hedge Counterparty under the Hedge Agreement dated [_______]8 between the Borrower and such Hedge Counterparty, pursuant to Section 2.08(b)(i)(D)(2) of the Credit Agreement to pay [the net payment fees, expenses and Hedge Breakage Costs]9 currently due and owing to such Hedge Counterparty under such Hedge Agreement attached hereto as Exhibit [__].

[This amount consists of the following:

[if applicable, provide the calculation thereof and supporting evidence therefor if necessary].]10

Such payment should be made to [insert name of Hedge Counterparty] at the following account:

ABA No.:
Account No.:
Reference:
Attention:]11

E.	Costs and Expenses

1.
$[_______] should be transferred from the Facility Account to the [Independent Manager][Facility Agent][Collateral Agent][Account Bank]12 pursuant to Section 2.08(b)(i)(E) of the Credit Agreement to pay [fees (other than those described in paragraph B through C above), expenses, indemnities or other Obligations]13 currently due and owing to the [Independent Manager][Facility Agent][Collateral Agent][Account Bank]14.

[This amount consists of the following:

8     Insert as applicable.
9   Language in brackets to be revised to reflect the nature of the payment.
10   Bracketed section to be inserted if applicable.
11  This section to be repeated as necessary for each applicable Hedge Party.
12  Bracketed language to be deleted or included as appropriate.
13  Language in brackets to be revised to reflect the nature of the payment.
14  Bracketed section to be deleted or inserted if applicable.

[Form of Distribution Certificate]

[to provide detailed calculation thereof and supporting evidence therefor].]15

[Such payment should be made to [_________] at the following account:

ABA No.:
Account No.:
Reference:
Attention:]16

F.	Miscellaneous

1.
$[_______] should be transferred from the Facility Account to [insert name of party to a Credit Document not identified above and who is entitled to receive amounts under such Credit Document (other than the Servicer)] pursuant to Section 2.08(b)(i)(F) of the Credit Agreement to pay [describe nature of the other Obligations or other amounts currently due and payable to such party – include, if applicable, detailed calculation thereof and supporting evidence therefor].

Such payment should be made to [_________] at the following account:

ABA No.:
Account No.:
Reference:
Attention:

G.	[Servicer]/ [Manager]

1.
$[_______] should be transferred from the Facility Account to the [Servicer][Manager] pursuant to Section 2.08(b)(i)(G) of the Credit Agreement to pay [the accrued and unpaid fees, expenses and indemnities]17 currently due and owing to the [Servicer under the Servicing Agreement][the Manager under the Borrower’s Operating Agreement].

[This amount consists of the following:

[if applicable, provide detailed calculation thereof and supporting evidence therefor].

Such payment should be made to [_________] at the following account:

ABA No.:
Account No.:
Reference:
Attention:

H.	[Reserve Account

15  Bracketed section to be inserted if applicable.
16  Bracketed paragraph and information to be completed if costs/expenses/etc. relate to the Independent Manager.
17  Language in brackets to be revised to reflect the nature of the payment.
[Form of Distribution Certificate]

1.
$[____________] should be transferred from the Reserve Account to the Facility Account pursuant to Section 2.08(d)(i)(A) of the Credit Agreement for the application of such funds in accordance with items "A" through ["G"] of this Certificate.

This amount consists of the following:

[to provide detailed calculation thereof and supporting evidence therefor].]18

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

18  Bracketed paragraph only to be included if funds on deposit in Facility Account are insufficient to pay the amounts set forth in items "A" through "G" of this Certificate.

[Form of Distribution Certificate]

IN WITNESS WHEREOF, the undersigned has executed this Distribution Certificate and delivered the same as of the date first written above.

N.M.A. ENERGY RESOURCES LTD.,

as Servicer

By: __________________________
Name: Noa Lendner
Title: General Counsel

By: __________________________
Name: Eran Saar
Title: Chief Executive Officer

[Form of Distribution Certificate]

EXHIBIT G-2

FORM OF SUPPLEMENTAL DISTRIBUTION CERTIFICATE

Deutsche Bank Trust Company Americas,

in its capacity as Facility Agent

Trust and Agency Services
60 Wall Street, 16th Floor
MS NYC60-1630
New York, New York 10005
Attention: Administrative Agency Services – Tamar Royalties LLC

Re:  $120,000,000 Credit Agreement dated as of May 18, 2015 among the financial institutions from time to time parties thereto as lenders (the "Lenders"), Deutsche Bank Trust Company Americas, as facility agent (in such capacity together with any successor in such capacity, the "Facility Agent") and as collateral agent (in such capacity together with any successor in such capacity, the "Collateral Agent"), and Deutsche Bank AG, London Branch, as Sole Lead Arranger (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Credit Agreement")

Ladies and Gentlemen:

This Supplemental Distribution Certificate is being delivered to you pursuant to Section 2.08 of the Credit Agreement in connection with (i) the [Payment Date][Maturity Date][distribution date] that occurred on [__________, 201_] and (ii) the further distributions or disbursements that are to occur in connection therewith on [___________, 201_]19 (the "Relevant Date") pursuant to and in accordance with Section 2.08 of the Credit Agreement.  Capitalized terms used and not defined herein shall have the meaning given to such terms in the Credit Agreement.

The undersigned hereby certifies that (a) [no Default, Event of Default, Early Amortization Event or Retention Event has occurred or is continuing]20 [the following [Default][Event of Default][Early Amortization Event][Retention Event] has occurred or is continuing: …..]21 and (b) the funds currently in the Facility Account or the Reserve Account, as the case may be, should be applied, pursuant to and in accordance with Section 2.08 and Section 5.01(a)(vii)(C) of the Credit Agreement, on the Relevant Date as follows:

A.           Historic DSCR (Section 5.01(a)(vii)(D) of the Credit Agreement)

1.	The Historic DSCR for the Calculation Period ending on [_______, 201_]22 is ____ to 1.00.

[Provide detailed calculation thereof and supporting evidence therefor].

B.           Forecast DSCR (Section 5.01(a)(vii)(D) of the Credit Agreement)

1  This date to be 5 Business Days after the payment date referred to in subclause (i).
2  Bracketed language to be included if applicable.
3  Bracketed language to be included if applicable.
4  Insert date of last Payment Date.

[Form of Supplemental Distribution Certificate]

1.	The Forecast DSCRs for each of the Calculation Periods occurring from [_______, 201_]23 to (but excluding) the Latest Maturity Date is at least 1.3 to 1.00.

[Provide detailed calculation thereof and supporting evidence therefor].

C.           Loan Life Coverage Ratio (Section 5.01(a)(vii)(D) of the Credit Agreement)

1.	The Loan Life Coverage Ratio for the Calculation Period ending on [________, 201_]24 is ____ to 1.00.

[Provide detailed calculation thereof and supporting evidence therefor].

D.           [Principal Payment

1.
$[______] should be transferred from the Facility Account to the Facility Agent, on behalf of the Lenders and on a pari passu basis, to pay the outstanding principal amount of the Loans outstanding pursuant to Section 2.08 (b)(ii)(A) of the Credit Agreement.  [If applicable, include calculation thereof.]]25

E.           [Required Reserve Amount/Distribution

1.
$[_______] should be transferred from the Facility Account to the Reserve Account pursuant to Section 2.08(b)(ii)(B)(1) of the Credit Agreement so that the funds in the Reserve Account equal but do not exceed the Required Reserve Amount, which is $[_________].

This amount consists of the following:

[to provide detailed calculation thereof and supporting evidence therefor].

2.	$[_______] should be transferred from the Facility Account to [insert name of relevant party]26 at the following account pursuant to Section 2.08(b)(ii)(B)(2) of the Credit Agreement:

ABA No.:
Account No.:
Reference:
Attention:]27

F.           Reserve Account

1.
[$[_______] should be transferred from the Reserve Account to the Facility Account pursuant to Section 2.08(d)(ii)(A) of the Credit Agreement for applications of such funds in accordance with Section 2.08(b)(ii)(A) of the Credit Agreement.]28

5  Insert date of last Payment Date.
6  Insert date of last Payment Date.
7  Bracketed paragraph "D" only to be included if an Early Amortization Event has occurred and is continuing.
8  Such party to be the Borrower or as the Borrower shall direct.
9  Bracketed paragraph "E" only to be included if an Early Amortization Event has not occurred.

[Form of Supplemental Distribution Certificate]

2.
[$[_______] should be transferred from the Reserve Account to the Facility Account pursuant to Section 2.08(d)(B)(1) of the Credit Agreement so that the funds in the Reserve Account equal but do not exceed the Required Reserve Amount, which is $[______].]]

3.
$[_______] should be transferred from the Facility Account to [insert name of relevant party] at the following account pursuant to Section 2.08(d)(ii)(B)(2) and for application of such funds in accordance with Section 2.08(b)(ii)(B)(2) of the Credit Agreement:

ABA No.:
Account No.:
Reference:
Attention:]29

G.           Royalties Tax Account

1.
$[_________] should be transferred from the Royalties Tax Account to the Facility Account pursuant to Section 2.08(e)(ii) of the Credit Agreement as such funds are in excess of the Royalties-related Tax Amount identified in the Distribution Certificate delivered in connection with the last Payment Date.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

10  Bracketed subparagraph 1 under this paragraph "F" only to be included if an Early Amortization Event has occurred and is continuing.
11  Bracketed subparagraphs 2 and 3 under this paragraph "F" only to be included if no Early Amortization Event has occurred and is continuing and no Retention Event has occurred and is continuing.

[Form of Supplemental Distribution Certificate]

IN WITNESS WHEREOF, the undersigned has executed this Distribution Certificate and delivered the same as of the date first written above.

N.M.A. ENERGY RESOURCES LTD.,

as Servicer

By: __________________________
Name: Noa Lendner
Title: General Counsel

By: __________________________
Name: Eran Saar
Title: Chief Executive Officer

[Form of Supplemental Distribution Certificate]